As filed with the Securities and Exchange Commission on November 4, 2015

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REYNOLDS AMERICAN INC.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	2111	20-0546644
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

401 North Main Street

Winston-Salem, North Carolina 27101

(336) 741-2000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

McDara P. Folan, III, Esq.

Senior Vice President, Deputy General Counsel and Secretary

Reynolds American Inc.

401 North Main Street

Winston-Salem, NC 27101

(336) 741-2000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David M. Eaton, Esq.

Kilpatrick Townsend & Stockton LLP

Suite 2800, 1100 Peachtree Street

Atlanta, GA, 30309-4528

(404) 815-6500

Approximate date of commencement of proposed sale of securities to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
3.500% Senior Notes due 2016	$414,793,000	100%	$414,793,000	$41,769.66
Guarantees of 3.500% Senior Notes due 2016	—	—	—	(2)
2.300% Senior Notes due 2017	$447,092,000	100%	$447,092,000	$45,022.16
Guarantees of 2.300% Senior Notes due 2017	—	—	—	(2)
8.125% Senior Notes due 2019	$668,689,000	100%	$668,689,000	$67,336.98
Guarantees of 8.125% Senior Notes due 2019	—	—	—	(2)
6.875% Senior Notes due 2020	$641,462,000	100%	$641,462,000	$64,595.22
Guarantees of 6.875% Senior Notes due 2020	—	—	—	(2)
3.750% Senior Notes due 2023	$473,689,000	100%	$473,689,000	$47,700.48
Guarantees of 3.750% Senior Notes due 2023	—	—	—	(2)
8.125% Senior Notes due 2040	$236,748,000	100%	$236,748,000	$23,840.52
Guarantees of 8.125% Senior Notes due 2040	—	—	—	(2)
7.000% Senior Notes due 2041	$240,197,000	100%	$240,197,000	$24,187.84
Guarantees of 7.000% Senior Notes due 2041	—	—	—	(2)
Total	$3,122,670,000			$314,452.87

(1)	Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.
(2)	Pursuant to Rule 457(n), no additional registration fee is required for the guarantees of the notes registered hereby.

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices

American Snuff Company, LLC	Delaware	2111	62-1691028	5106 Tradeport Drive Memphis, TN 38141 (901) 761-2050

Conwood Holdings, Inc.	Delaware	2111	20-4771396	401 North Main Street Winston-Salem, NC 27101 (336) 741-2000

Lorillard Licensing Company LLC	North Carolina	2111	56-2169594	401 North Main Street Winston-Salem, NC 27101 (336) 741-5000

Reynolds Finance Company	Delaware	2111	51-0380116	Farmers Bank Building Suite 1402 301 N. Market Street Wilmington, DE 19801 (302) 425-3550

Reynolds Innovations Inc.	North Carolina	2111	56-1972826	401 North Main Street Winston-Salem, NC 27101 (336) 741-5700

R. J. Reynolds Global Products, Inc.	Delaware	2111	04-3625474	401 North Main Street Winston-Salem, NC 27101 (336) 741-5500

R.J. Reynolds Tobacco Co.	Delaware	2111	66-0285918	401 North Main Street Winston-Salem, NC 27101 (336) 741-5000

R. J. Reynolds Tobacco Company	North Carolina	2111	73-1695305	401 North Main Street Winston-Salem, NC 27101 (336) 741-5000

R.J. Reynolds Tobacco Holdings, Inc.	Delaware	2111	56-0950247	401 North Main Street Winston-Salem, NC 27101 (336) 741-5500

RAI Services Company	North Carolina	2111	38-3792301	401 North Main Street Winston Salem, NC 27101 (336) 741-4500

Rosswil LLC	Delaware	2111	36-4348321	401 North Main Street Winston-Salem, NC 27101 (336) 741-2000

Santa Fe Natural Tobacco Company, Inc.	New Mexico	2111	85-0394268	1 Plaza La Prensa Santa Fe, NM 87507 (505) 982-4257

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 4, 2015

PROSPECTUS

OFFERS TO EXCHANGE

All Outstanding Notes of the Series Specified Below

THE EXCHANGE OFFERS WILL EXPIRE AT          P.M., NEW YORK CITY TIME,

ON                     , 2015, UNLESS EXTENDED

Old Notes to be Exchanged	CUSIP Nos.		Outstanding Principal Amount
3.500% Senior Notes due 2016	761713 BH8	U8001F AL9	$414,793,000
2.300% Senior Notes due 2017	761713 BJ4	U8001F AM7	$447,092,000
8.125% Senior Notes due 2019	761713 BK1	U8001F AN5	$668,689,000
6.875% Senior Notes due 2020	761713 BL9	U8001F AP0	$641,462,000
3.750% Senior Notes due 2023	761713 BM7	U8001F AQ8	$473,689,000
8.125% Senior Notes due 2040	761713 BN5	U8001F AR6	$236,748,000
7.000% Senior Notes due 2041	761713 BP0	U8001F AS4	$240,197,000

We are offering to exchange any and all of each series of our outstanding notes listed above, referred to as the old notes, for a series of our newly issued notes, referred to as the new notes, having the same interest payment and maturity dates and interest rate provisions (other than with respect to certain rights to additional interest, as described herein) as the corresponding series of old notes and the related guarantees of certain of our subsidiaries described herein, referred to as an Exchange Offer and collectively, the Exchange Offers, upon the terms and conditions set forth in this prospectus. We refer to the old notes and new notes collectively as the notes. The form and terms of each series of new notes will be substantially the same as the form and terms of the corresponding series of old notes, except that the offer and sale of the new notes have been registered under the Securities Act of 1933, as amended, referred to as the Securities Act, and will not have transfer restrictions, registration rights or certain rights to additional interest that the old notes have. Each new note will be issued in the same principal amount as the old note for which it is exchanged. The new notes will be issued under the same indenture as the old notes. The old notes were issued in private offerings on July 15, 2015 in exchange for certain outstanding senior notes originally issued by Lorillard Tobacco Company LLC (f/k/a Lorillard Tobacco Company).

We may redeem the new notes in whole or in part at any time after the issuance on the terms and conditions set forth in such notes and the RAI indenture, as described herein. See “Description of the New Notes—Optional Redemption.” Like the old notes, the new notes will be our senior unsecured obligations ranking equally in right of payment with all of our other senior indebtedness from time to time outstanding.

Material Terms of the Exchange Offers

•	We will exchange all old notes validly tendered and not properly withdrawn prior to the expiration of the Exchange Offers for an equal principal amount of new notes. You may withdraw tenders of the old notes at any time prior to the expiration of the Exchange Offers.

•	The Exchange Offers are not conditioned upon any minimum principal amount of old notes being tendered for exchange. The Exchange Offers are subject to certain conditions. For more information, see “The Exchange Offers—Conditions.”

•	An exchange of old notes for new notes will not be a taxable transaction for U.S. federal income tax purposes.

•	We will not receive any cash proceeds from the Exchange Offers.

•	There is no existing market for the new notes, and we do not intend to apply for their listing on any securities exchange or arrange for them to be quoted on any quotation system. An active trading market for the new notes may not develop, which could make selling the new notes difficult.

You should carefully consider the risk factors beginning on page 19 of this prospectus before participating in the Exchange Offers.

Each broker-dealer that receives new notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2015.

No dealer, salesperson or other person has been authorized to give any information or to make any representations in connection with the Exchange Offers other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us. You should assume that the information contained or incorporated by reference in this prospectus is accurate only as of the date of this prospectus or the date of the document incorporated by reference. Neither the delivery of this prospectus nor any exchanges or sales made hereunder shall under any circumstances create an implication that there has been no change in our affairs or that of our subsidiaries since then.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates, nor does it constitute an offer to sell or the solicitation of an offer to buy such securities, in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such an offer or solicitation.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of any such information. Requests for such information should be directed to: Office of the Secretary, P.O. Box 2990, Winston-Salem, North Carolina 27102-2990; telephone number (336) 741-5162. To obtain timely delivery, you must request the information no later than five business days before the expiration of the Exchange Offers, or no later than                     , 2015.

GLOSSARY

Unless otherwise indicated, references to “RAI,” “we,” “us” and “our” refer to Reynolds American Inc., a North Carolina corporation, and not to any of its existing or future subsidiaries. In addition, references to:

•	“2019 new notes” means RAI’s 8.125% Senior Notes due 2019 to be issued in the Exchange Offer for the 2019 old notes;

•	“2019 old notes” means RAI’s outstanding 8.125% Senior Notes due 2019;

•	“2023 new notes” means RAI’s 3.750% Senior Notes due 2023 to be issued in the Exchange Offer for the 2023 old notes;

•	“2023 old notes” means RAI’s outstanding 3.750% Senior Notes due 2023;

•	“American Snuff” means the RAI reportable operating segment comprised of the primary operations of American Snuff Company, LLC, a Delaware limited liability company;

•	“asset purchase agreement” means the Asset Purchase Agreement, dated as of July 15, 2014, as amended, among RAI, Imperial Sub and Imperial;

•	“ATOP” means DTC’s Automated Tender Offer Program;

•	“B&W” means Brown & Williamson Holdings, Inc., a Delaware corporation and wholly owned subsidiary of BAT and RAI’s largest shareholder;

•	“BAT share purchase” means the subscription and purchase simultaneously with the closing of the Lorillard merger on June 12, 2015 by BAT, indirectly through its wholly owned subsidiary, Louisville Securities Limited, of approximately 77.7 million shares of RAI common stock (prior to giving effect to the two-for-one stock split of RAI’s common stock on August 31, 2015) for an aggregate purchase price of approximately $4.7 billion such that BAT, directly or indirectly through its affiliates, maintained its approximately 42% beneficial ownership interest in RAI immediately following completion of the Lorillard merger;

•	“BAT” means British American Tobacco p.l.c., a public limited company incorporated under the laws of England and Wales and B&W’s parent;

•	“Code” means the Internal Revenue Code of 1986, as amended;

•	“DTC” means The Depository Trust Company;

•	“divestiture” means the transactions contemplated by the asset purchase agreement and the transfer agreement pursuant to which the transferred assets were acquired by Imperial Sub on June 12, 2015;

•	“FDA” means the U.S. Food and Drug Administration;

•	“Imperial Sub” means ITG Brands, LLC, a Texas limited liability company and wholly owned subsidiary of Imperial (formerly known as Lignum-2, L.L.C.);

•	“Imperial” means Imperial Tobacco Group PLC, a public limited company incorporated under the laws of England and Wales;

•	“international NAS business” means the operations of Santa Fe’s NATURAL AMERICAN SPIRIT brand outside of the United States;

•	“IRI/Capstone” means SymphonyIRI Group, Inc. and Capstone Research Inc.

•	“IRS” means the U.S. Internal Revenue Service;

•	“Japan Tobacco” means Japan Tobacco Inc., a Japanese corporation (kabushiki kaisha) and the parent of JTIH;

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•	“JTIH” means JT International Holding BV, a Dutch private company with limited liability;

•	“Japan Tobacco purchase agreement” means the purchase agreement, dated as of September 28, 2015, and entered into by and among JTIH, SFNTC, R. J. Reynolds Global Products, Inc. and R. J. Reynolds Tobacco B.V, and, for certain provisions of the agreement and as guarantors, Japan Tobacco and RAI, related to the proposed sale to JTIH;

•	“Lorillard” means Lorillard, LLC (f/k/a Lorillard, Inc.), a Delaware limited liability company, and its successors;

•	“Lorillard merger” means the merger of merger sub with and into Lorillard on June 12, 2015, with Lorillard surviving as a wholly owned subsidiary of RAI, pursuant to the merger agreement;

•	“Lorillard Tobacco” means Lorillard Tobacco Company LLC (f/k/a Lorillard Tobacco Company), a Delaware limited liability company, and its successors (including RJR Tobacco pursuant to the Lorillard Tobacco merger);

•	“Lorillard Tobacco indenture” means the indenture, dated June 23, 2009, as supplemented, pursuant to which the Lorillard Tobacco notes were issued; references to provisions of the Lorillard Tobacco indenture shall be deemed to include references to the supplemental indentures to the Lorillard Tobacco indenture, including those pursuant to which individual series of Lorillard Tobacco notes were established;

•	“Lorillard Tobacco merger” means the merger of Lorillard Tobacco with and into RJR Tobacco, with RJR Tobacco surviving as a direct, wholly owned subsidiary of RJR, which occurred shortly after the completion of the Lorillard merger;

•	“Lorillard Tobacco notes” means the seven series of senior unsecured notes originally issued by Lorillard Tobacco, guaranteed by Lorillard, in the aggregate outstanding principal amount of $3.5 billion that were subject to the private exchange offers;

•	“Lorillard transactions” means the Lorillard merger and the other transactions contemplated by the merger agreement, including the divestiture and the BAT share purchase, which closed on June 12, 2015;

•	“Lorillard transferred assets” means certain assets that were owned by Lorillard subsidiaries immediately prior to the Lorillard transactions, related to the electronic cigarette brands blu eCIGS and SKYCIG and the cigarette brand MAVERICK, as well as Lorillard’s owned and leased real property, including its manufacturing, research and development facilities and headquarters in Greensboro, North Carolina and the tobacco receiving and storage facilities in Danville, Virginia, and certain transferred employees;

•	“master settlement agreement” means the Master Settlement Agreement, dated as of November 23, 1998, among 46 U.S. states, the District of Columbia and five U.S. territories and various tobacco manufacturers, including RJR Tobacco, B&W and Lorillard Tobacco, resolving various state health-care cost recovery claims;

•	“merger agreement” means the Agreement and Plan of Merger, dated as of July 15, 2014, among RAI, Lorillard and merger sub;

•	“merger consideration” means the consideration, per share of Lorillard common stock, paid by RAI to the Lorillard shareholders in the Lorillard merger, consisting of:

•	0.2909 of a fully paid and nonassessable share of RAI common stock (prior to giving effect to the two-for-one stock split of RAI’s common stock on August 31, 2015), plus

•	$50.50 in cash;

•	“merger sub” means RAI’s direct, wholly owned subsidiary, Lantern Acquisition Co., a Delaware corporation, that merged with and into Lorillard pursuant to the Lorillard merger;

•	“MSAi” means Management Science Associates, Inc.

•	“Moody’s” means Moody’s Investors Service Inc., and any successor to its credit ratings business;

•	“private exchange offers” means the prior exchange offers and consent solicitations commenced by RAI in a private offering exempt from the registration and prospectus delivery requirements of the Securities Act on June 11, 2015 that expired on July 10, 2015. Upon settlement of the exchange offers on July 15, 2015, RAI issued $3,122,670,000 aggregate principal amount of old notes in exchange for Lorillard Tobacco notes;

•	“proposed sale to JTIH” means the proposed sale of the international NAS business to JTIH pursuant to the Japan Tobacco purchase agreement;

•	“RAI indenture” means RAI’s indenture dated May 31, 2006, as supplemented, pursuant to which the new notes offered hereby will be issued, and pursuant to which RAI’s existing notes, including the old notes, have been issued;

•	“RAI transferred assets” means certain assets owned by RAI subsidiaries immediately prior to the Lorillard transactions related to the cigarette brands WINSTON, KOOL and SALEM;

•	“registration rights agreement” means the registration rights agreement, dated as of July 15, 2015, by and among RAI, certain of RAI’s subsidiaries that guarantee the old notes and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, who served as dealer managers for the private exchange offers;

•	“revolving credit facility” means the Credit Agreement, dated as of December 18, 2014, among RAI, JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A., as Syndication Agent, and the various Documentation Agents, Joint Lead Arrangers, Joint Bookrunners and lending institutions party thereto, as amended, providing for a six-year, $2.0 billion unsecured senior revolving credit facility;

•	“RJR Tobacco” means RAI’s indirect, wholly owned subsidiary, R. J. Reynolds Tobacco Company, a North Carolina corporation, or, from time to time as the context requires, the RAI reportable operating segment that consists principally of the primary operations of R. J. Reynolds Tobacco Company;

•	“RJR” means RAI’s direct, wholly owned subsidiary, R.J. Reynolds Tobacco Holdings, Inc., a Delaware corporation;

•	“S&P” means Standard & Poor’s Ratings Services, a division of Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor to its credit ratings business;

•	“Santa Fe” means the RAI reportable operating segment comprised of the domestic operations of SFNTC.

•	“SFNTC” means Santa Fe Natural Tobacco Company, Inc., a New Mexico corporation;

•	“SEC” means the U.S. Securities and Exchange Commission;

•	“Securities Act” means the U.S. Securities Act of 1933, as amended;

•	“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended;

•	“state settlement agreements” means (1) the master settlement agreement and (2) the other settlement agreements entered into prior to the master settlement agreement between major U.S. cigarette manufacturers and the states of Mississippi, Florida, Texas and Minnesota, resolving various state health-care cost recovery claims;

•	“subscription agreement” means the subscription and support agreement, dated as of July 15, 2014, among BAT, RAI and B&W, as amended;

•	“transfer agreement” means the transfer agreement, dated as of July 15, 2014, between Lorillard and Imperial Sub, as amended;

•	“transferred assets” means the RAI transferred assets and the Lorillard transferred assets; and

•	“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

Other terms used herein and not included in the above glossary are defined elsewhere in this prospectus.

SUMMARY

The following summary may not contain all the information that may be important to you. You should read this entire prospectus and the documents incorporated by reference into this prospectus before deciding to participate in any Exchange Offer.

Reynolds American Inc.

General

RAI is a North Carolina corporation and a holding company whose reportable operating segments include the primary operations of RJR Tobacco, the second largest tobacco company in the United States; American Snuff, the second largest smokeless tobacco products manufacturer in the United States; and Santa Fe, the manufacturer of the leading super-premium cigarette brand. R. J. Reynolds Vapor Company, a manufacturer and marketer of digital vapor cigarettes in the United States, Niconovum AB and Niconovum USA, Inc., marketers of nicotine replacement therapy products in Sweden and the United States, respectively, under the ZONNIC brand name, SFR Tobacco International GmbH and various foreign affiliated subsidiaries, which distribute Santa Fe’s NATURAL AMERICAN SPIRIT brand outside of the United States, among other RAI subsidiaries, are included in the All Other segment. As described below, if the proposed sale to JTIH is completed, the operations of Santa Fe’s NATURAL AMERICAN SPIRIT brand outside of the United States will be sold to JTIH.

BAT, directly or indirectly through one or more of its subsidiaries or affiliates, owns approximately 42% of RAI’s outstanding common stock. RAI’s principal executive offices are located at 401 North Main Street, Winston-Salem, North Carolina 27101, and its telephone number is (336) 741-2000.

RJR Tobacco’s brands include three of the best-selling cigarettes in the United States: NEWPORT, CAMEL and PALL MALL. These brands, and its other brands, including DORAL, MISTY, and CAPRI, are manufactured in a variety of styles and marketed in the United States. RJR Tobacco’s portfolio also includes a smoke-free tobacco product, CAMEL Snus, which is heat-treated tobacco in individual pouches that provide convenient tobacco consumption. RJR Tobacco manages contract manufacturing of cigarette and tobacco products through arrangements with BAT affiliates, and manages the export of tobacco products to certain U.S. territories, U.S. duty-free shops and U.S. overseas military bases. RJR Tobacco also manages the super-premium cigarette brands, DUNHILL and STATE EXPRESS 555, which are licensed from BAT. RJR Tobacco had an approximate 26.5% share of the U.S. cigarette market in 2014 based on data collected by IRI/Capstone and processed and managed by MSAi.

On August 31, 2015, RAI effected a two-for-one stock split of RAI’s common stock, in the form of a special 100% stock dividend, for shareholders of record of RAI on August 17, 2015. Except as otherwise noted, share numbers in this prospectus related to periods before the stock split have been retrospectively adjusted to reflect the split.

The Lorillard Transactions

The Lorillard Merger

On June 12, 2015, pursuant to the merger agreement, RAI acquired Lorillard in the Lorillard merger, whereby merger sub merged with and into Lorillard, with Lorillard surviving as a wholly owned subsidiary of RAI, for cash and stock consideration of approximately $25.8 billion.

Prior to the completion of the Lorillard merger, Lorillard, including its subsidiaries and affiliates, was the third largest manufacturer of cigarettes in the United States. NEWPORT, Lorillard’s flagship premium cigarette brand, was the top selling menthol and second largest selling cigarette brand overall in the United States based on domestic shipment volume data from MSAi for 2014. The NEWPORT brand, which includes both menthol and non-menthol product offerings, accounted for approximately 86.5% of Lorillard’s consolidated net sales for the fiscal year ended December 31, 2014.

Upon completion of the Lorillard merger, each share of Lorillard common stock (other than treasury shares held by Lorillard and any shares of Lorillard common stock owned by any Lorillard subsidiary, RAI or merger sub) was automatically converted into the right to receive (1) 0.2909 of a fully paid and nonassessable share of RAI common stock (prior to giving effect to the two-for-one stock split of RAI’s common stock on August 31, 2015), plus (2) $50.50 in cash.

The Divestiture

In connection with entry into the merger agreement, on July 15, 2014, RAI entered into the asset purchase agreement and Lorillard entered into the transfer agreement, in each case with Imperial Sub, and, for certain limited purposes of the asset purchase agreement, Imperial, pursuant to which, in connection with the closing of the Lorillard merger, Imperial Sub acquired (1) the RAI transferred assets, consisting of certain assets previously owned by RAI subsidiaries or affiliates, related to RJR Tobacco’s former cigarette brands WINSTON, KOOL and SALEM, and (2) the Lorillard transferred assets, consisting of certain assets previously owned by Lorillard subsidiaries or affiliates, related to Lorillard’s former electronic cigarette brands blu eCIGS and SKYCIG and its former cigarette brand MAVERICK, as well as Lorillard’s previously owned and leased real property, including its manufacturing, research and development facilities and headquarters in Greensboro, North Carolina and tobacco receiving and storage facilities in Danville, Virginia, and certain transferred employees, together with certain associated liabilities.

Pursuant to the transfer agreement, certain Lorillard transferred assets, including Lorillard’s Greensboro facility, Lorillard’s Danville facility, collective bargaining agreements that Lorillard was a party to and the related pension plan and certain liabilities, were transferred by Lorillard subsidiaries to Imperial Sub immediately prior to the closing of the Lorillard merger. The remaining transferred assets, including all of the RAI transferred assets, and certain related assumed liabilities, were transferred to Imperial Sub by RAI subsidiaries or affiliates immediately after the closing of the Lorillard merger. The proceeds from the divestiture, approximately $7.1 billion, were used to fund, in part, the cash portion of the merger consideration and fees and expenses in connection with the transactions contemplated by the merger agreement.

The BAT Share Purchase

In connection with the merger agreement and asset purchase agreement, BAT, RAI’s largest shareholder, and RAI entered into the subscription agreement on July 15, 2014, pursuant to which, prior to giving effect to the two-for-one stock split of RAI’s common stock on August 31, 2015, BAT, indirectly through its wholly owned subsidiary, Louisville Securities Limited, subscribed for and purchased simultaneously with the closing of the Lorillard merger, approximately 77.7 million shares of RAI common stock for an aggregate purchase price of approximately $4.7 billion, based on a price of $60.16 per share. As a result of the BAT share purchase, BAT and its subsidiaries collectively maintained their approximately 42% ownership interest in RAI immediately following completion of the Lorillard merger. The proceeds from the BAT share purchase were used to fund, in part, the cash portion of the Lorillard merger consideration and fees and expenses in connection with the transactions contemplated by the merger agreement.

The Lorillard Tobacco Notes, the Lorillard Tobacco Merger and the Private Exchange Offers

Immediately prior to the Lorillard merger, Lorillard Tobacco had outstanding an aggregate of $3.5 billion in principal amount of the Lorillard Tobacco notes, all of which were guaranteed by Lorillard. In connection with the Lorillard Tobacco merger—pursuant to which Lorillard Tobacco merged with and into RJR Tobacco, with RJR Tobacco surviving as a direct, wholly owned subsidiary of RJR—RJR Tobacco assumed Lorillard Tobacco’s obligations under the Lorillard Tobacco notes and the Lorillard Tobacco indenture, and RJR assumed Lorillard’s obligations as guarantor under the Lorillard Tobacco notes and the Lorillard Tobacco indenture.

On June 11, 2015, RAI commenced (1) private offers to exchange any and all (to the extent held by eligible holders) of the Lorillard Tobacco notes for the old notes having the same interest payment and maturity dates and interest rate provisions as the corresponding series of Lorillard Tobacco notes, and (2) related consent solicitations of the eligible holders of each series of Lorillard Tobacco notes to amend the Lorillard Tobacco indenture.

The private exchange offers expired on July 10, 2015. Eligible holders who validly tendered, and did not validly withdraw, their Lorillard Tobacco notes in the private exchange offers (and thereby gave, and did not validly revoke, their consents to the indenture amendments) received, upon settlement of the private exchange offers on July 15, 2015, old notes in the same principal amount as the Lorillard Tobacco notes tendered therefor plus a consent payment of $2.50 per $1,000 principal amount of Lorillard Tobacco notes tendered. Of the $3.5 billion aggregate principal amount of Lorillard Tobacco Notes previously outstanding, approximately $3.12 billion, or 89.2%, were exchanged for old notes. RJR Tobacco remains the principal obligor of the approximately $377.3 million of Lorillard Tobacco notes that were not tendered in the private exchange offers. Subsequent to the completion of the private exchange offers, RAI guaranteed RJR Tobacco’s obligations under such Lorillard Tobacco notes and the Lorillard Tobacco indenture, and currently RAI and RJR are the only guarantors of such notes.

The old notes are the principal obligations of RAI and are guaranteed by the same guarantors as RAI’s other outstanding senior notes and the same guarantors of the revolving credit facility. The old notes were issued in a private offering exempt from, or not subject to, the registration requirements of the federal securities laws.

In connection with the private exchange offers, RAI and certain guarantors of the old notes entered into a registration rights agreement with the dealer managers for the private exchange offers, pursuant to which RAI and the guarantors agreed, among other things, to complete an exchange offer registered under the Securities Act for the old notes within 210 days following their issuance. The offering of new notes pursuant to this prospectus is being made in fulfillment of that agreement.

Proposed Sale to JTIH

On September 28, 2015, SFNTC, R. J. Reynolds Global Products, Inc., R. J. Reynolds Tobacco B.V., JTIH and, for certain provisions of the agreement and as guarantors, Japan Tobacco and RAI, entered into the Japan Tobacco purchase agreement providing for the proposed sale to JTIH, pursuant to which RAI agreed to sell to JTIH, subject to the terms and conditions therein, the operations of Santa Fe’s NATURAL AMERICAN SPIRIT brand outside of the United States, referred to as the international NAS business, for $5.0 billion in cash (subject to customary adjustments for closing date levels of cash, debt and working capital). In connection with the proposed sale to JTIH, JTIH would acquire (1) SFNTC’s intellectual property relating to the international NAS business and (2) RAI subsidiaries in Belgium, France, Germany, Italy, Japan, the Netherlands, Spain, Switzerland and the United Kingdom through which the international NAS business is conducted.

In the Japan Tobacco purchase agreement, RAI has agreed not to, and agreed to cause its controlled affiliates not to, engage in the business of producing, selling, distributing and developing natural, organic and additive-free combustible tobacco cigarettes and roll-your-own or make-your-own tobacco products outside of the United States, and Japan Tobacco has agreed not to compete with RAI’s conduct of such business in the United States, in each case, for five years following the closing of the proposed sale to JTIH.

Pursuant to the Japan Tobacco purchase agreement, concurrently with the closing of the proposed sale to JTIH, certain of RAI’s subsidiaries party to the agreement and JTIH, and/or their respective affiliates, will enter into various ancillary agreements, including, among others:

•	a brand and product integrity agreement, in which SFNTC and JTIH will agree, for a limited period, to (1) certain restrictions on use of the NATURAL AMERICAN SPIRIT brand and related trademarks; (2) quality standards for specified products sold under the NATURAL AMERICAN SPIRIT brand; and (3) a process for collaboration to maintain and enhance the equity and goodwill of the NATURAL AMERICAN SPIRIT brand;

•	a leaf supply agreement, in which SFNTC will agree to supply JTIH with its requirements for specified tobacco leaf for a limited period and on a non-exclusive basis;

•	a contract manufacturing agreement, in which SFNTC will agree to manufacture specified products sold under the NATURAL AMERICAN SPIRIT brand for JTIH;

•	an intellectual property transfer and license agreement, which will provide for:

•	the sale to JTIH of all of SFNTC’s rights to the non-U.S. trademarks and other intellectual property and goodwill associated with the international NAS business;

•	the assignment of certain trademark and co-existence agreements to JTIH; and

•	the grant of licenses to JTIH to use other intellectual property relating to the international NAS business; and

•	a transition services agreement, in which the parties will agree to provide each other with various services related to the international NAS business for a limited period to facilitate an orderly transition of ownership of the assets and properties relating to the international NAS business to JTIH.

The obligation of each party to consummate the proposed sale to JTIH is subject to customary closing conditions, including, among other things, the absence of legal restraints in effect that would prohibit the proposed sale to JTIH and obtaining certain required antitrust approvals related to the proposed sale to JTIH. The obligation of JTIH to consummate the proposed sale to JTIH is also subject to, among other things, the non-occurrence of a material adverse effect relating to the international NAS business.

The Japan Tobacco purchase agreement contains certain termination rights for each of RAI and Japan Tobacco, including the right of either party to terminate the Japan Tobacco purchase agreement if:

•	the proposed sale to JTIH has not been consummated by February 29, 2016, referred to as the end date, subject to an automatic three-month extension if, on the end date, the proposed sale to JTIH has not yet been granted certain required antitrust approvals (but all other closing conditions have been satisfied), or

•	a final and nonappealable governmental order has been issued that prohibits the proposed sale to JTIH.

In addition, pursuant to the Japan Tobacco purchase agreement, RAI will be entitled to receive a termination fee of $175 million in the event that the Japan Tobacco purchase agreement is terminated by either RAI or Japan Tobacco because:

•	a governmental authority has issued a final and non-appealable order that prohibits the proposed sale to JTIH on antitrust grounds or

•	the end date (including any extension) has passed and,

in either case, the condition to closing that relates to obtaining the required antitrust approvals is the only condition to closing that has not been satisfied or waived.

Organizational Structure

The following is a summary organizational chart of RAI and its subsidiaries. Certain of RAI’s domestic subsidiaries, including its material domestic subsidiaries, guarantee the old notes and will guarantee the new notes offered hereby as shown in the chart below. Each guarantor is wholly owned by its parent. The guarantors of the notes also guarantee RAI’s obligations under its approximately $17.2 billion aggregate outstanding principal amount of existing notes, including the approximately $3.12 billion aggregate outstanding principal amount of old notes, and any RAI obligations under its $2.0 billion revolving credit facility.

(1)	Also guarantor of the Lorillard Tobacco notes.
(2)	Also principal obligor with respect to the Lorillard Tobacco notes.

The Exchange Offers

Background

On July 15, 2015, RAI issued approximately $3.12 billion aggregate principal amount of old notes pursuant to the private exchange offers. In connection with the private exchange offers, RAI and certain guarantors of the old notes entered into a registration rights agreement with the dealer managers for the private exchange offers, pursuant to which RAI and the guarantors agreed, among other things, to complete an exchange offer registered under the Securities Act for the old notes within 210 days following their issuance.

See “The Exchange Offers—Purpose and Effect of the Exchange Offers.”

Exchange Offers

In order to satisfy the obligations of RAI and the guarantors under the registration rights agreement, RAI is hereby offering to exchange, upon the terms and conditions set forth in this prospectus, up to the aggregate principal amount of the series of old notes listed on the cover of this prospectus for an equal principal amount of corresponding series of new notes described in this prospectus. See “The Exchange Offers—Terms of the Exchange Offers.”

If the Exchange Offers are not completed by February 10, 2016, then we will pay additional interest to the holders of the old notes until the Exchange Offers are completed.

Expiration	Each Exchange Offer will expire at p.m., New York City time, on , 2015, or a later date and time to which RAI extends any Exchange Offer. RAI does not currently intend to extend the expiration date of any Exchange Offer, although we reserve the right to do so. See “The Exchange Offers—Expiration Date; Extensions; Amendment; Termination.”

Procedures for Participating in the Exchange Offers

If your old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those old notes, you should contact the registered holder promptly and instruct the registered holder to tender your old notes on your behalf by the expiration of the Exchange Offers.

If you hold old notes through DTC in the form of book-entry interests, and wish to participate in one or more Exchange Offers, then by the expiration of the Exchange Offers, you must cause the book-entry transfer of your old notes to the exchange agent’s account at DTC, and the exchange agent must receive:

•       a confirmation of book-entry transfer and

•       either:

•    an original or facsimile of the accompanying letter of transmittal, completed, signed and dated in accordance with the instructions contained in this prospectus and the letter of transmittal; or

•    an agent’s message transmitted pursuant to ATOP, by which each tendering holder will agree to be bound by, and to make the representations, warranties and agreements in, the letter of transmittal;

and any other required documentation.

RAI understands that the old notes are held solely through DTC; however, if old notes are subsequently issued in certificated form registered in the name of an individual noteholder, such holder wishing to participate in an Exchange Offer should send its certificated old notes with a properly completed and validly executed letter of transmittal (and any other required documentation) to the exchange agent by the expiration of the Exchange Offers.

In any event, tendering holders of old notes should allow sufficient time to permit the procedures for tendering to be completed in advance of the expiration of the Exchange Offers.

See “The Exchange Offers—Procedures for Tendering Old Notes.”

Certain Representations

By executing or agreeing to be bound by the letter of transmittal, you will represent to us and agree that, among other things:

•       the new notes to be acquired pursuant to the Exchange Offers are being acquired in the ordinary course of business for you or any beneficial owner of the old notes tendered by such letter of transmittal;

•       neither you nor any beneficial owner of the old notes tendered by such letter of transmittal is engaged in, intends to engage in, or has any arrangement or understanding with any person or entity to participate in, a “distribution” of the new notes within the meaning of the Securities Act;

•       neither you nor any beneficial owner of the old notes tendered by such letter of transmittal is an “affiliate” of any of RAI or the guarantors within the meaning of Rule 405 promulgated under the Securities Act;

•       if you or any beneficial owner of the old notes tendered by such letter of transmittal is a broker-dealer, neither you nor any such beneficial owner purchased the old notes directly from RAI for resale pursuant to an exemption from registration under the Securities Act;

•       if you or any beneficial owner of the old notes tendered by such letter of transmittal is a broker-dealer, you further represent that you or such other beneficial owner (1) acquired the old notes as a result of market-making or other trading activities

(and not directly from RAI for resale), (2) may be considered a statutory “underwriter” under the Securities Act and (3) will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of new notes received in the Exchange Offers; provided, however, that, by acknowledging that you or such beneficial owner, as such a broker-dealer, will deliver, and by delivering, a prospectus meeting the requirements of the Securities Act in connection with any resale of new notes, you or such beneficial owner will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act; and

•      you are not acting on behalf of any person or entity that could not truthfully make the foregoing representations, warranties and agreements.

See “The Exchange Offers—Procedures for Tendering Old Notes” and
“—Resale of the New Notes.”

Resale of the New Notes

Based on interpretations by the staff of the SEC as set forth in no-action letters issued to third parties unrelated to us, we believe that the new notes may be offered for sale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that you can make the representations that appear above under “—Certain Representations.” Any holder of old notes who cannot make these representations may not rely on the staff’s interpretations discussed above or participate in the Exchange Offers and must comply with the registration and prospectus delivery requirements of the Securities Act in order to resell the old notes.

If you are a broker-dealer that will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making or other trading activities, you must represent and agree in the letter of transmittal that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes. Such a broker-dealer may use this prospectus to resell the new notes. We have agreed to allow participating broker-dealers to use this prospectus in connection with the resale of the new notes, subject to RAI’s and the guarantors’ right to suspend use of the prospectus under the conditions described in “The Exchange Offers—Shelf Registration.” RAI and the guarantors have also agreed to amend or supplement this prospectus for a period ending upon the earlier of (1) 180 days after the completion of the Exchange Offers and (2) the first day after the completion of the Exchange Offers when participating broker-dealers no longer have a prospectus delivery obligation, if requested by one or more participating broker-dealers, in order to expedite or facilitate the disposition of any new note by participating broker-dealers consistent with the positions of the SEC staff described herein.

The SEC has not considered the Exchange Offers in the context of a no-action letter, and we cannot be sure that the staff of the SEC would make a similar determination with respect to the Exchange Offers as it did in the no-action letters to the unrelated persons upon which we are relying. See “The Exchange Offers—Resale of the New Notes.”

Withdrawal	You may withdraw your tender of old notes pursuant to the Exchange Offers at any time prior to the expiration of the Exchange Offers by complying with the procedures for withdrawal described in “The Exchange Offers—Withdrawal of Tenders.”

Minimum Tender Amounts	Each series of old notes may be tendered only in minimum principal amounts equal to minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. See “The Exchange Offers—Terms of the Exchange Offers.”

Delivery of the New Notes	The new notes issued in exchange for old notes will be delivered promptly following the expiration of the Exchange Offers.

Conditions of the Exchange Offers	The Exchange Offers are not conditioned upon any minimum principal amount of old notes being tendered for exchange. The Exchange Offers are subject to certain conditions. See “The Exchange Offers—Conditions.”

Guaranteed Delivery Procedures	If you wish to tender your old notes and your old notes are not immediately available or you cannot deliver your old notes, the applicable letter of transmittal or any other required documents, or you cannot comply with the procedures for transfer of book-entry interests prior to the expiration of the Exchange Offers, you may tender your old notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offers—Guaranteed Delivery Procedures.”

Acceptance of Old Notes and Delivery of New Notes

Subject to the satisfaction or waiver of the conditions to the Exchange Offers as discussed above, RAI will accept for exchange any and all old notes validly tendered and not properly withdrawn prior to the expiration of the Exchange Offers. The new notes issued pursuant to the Exchange Offers will be issued and delivered promptly following the expiration of the Exchange Offers. We will return to you any old notes not accepted for exchange for any reason without expense to you promptly after the expiration of the Exchange Offer. See “The Exchange Offers—Acceptance of Tendered Old Notes.”

Federal Income Tax Considerations	The exchange of old notes for new notes in the Exchange Offers will not be a taxable event for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences.”

Consequences of Not Exchanging Old Notes

If you are eligible to participate in the Exchange Offers and you do not tender your old notes, or your tendered old notes are not accepted for exchange, following the completion of the Exchange Offers your old notes will remain outstanding and continue to accrue interest in accordance with their terms, but will not retain any rights under the registration rights agreement and will continue to be subject to the existing restrictions on transfer. In general, the old notes may not be offered or sold unless registered under the Securities Act, or pursuant to an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. Except under limited circumstances as described in “The Exchange Offers—Shelf Registration,” upon completion of the Exchange Offers, RAI will have no further obligation to provide for the registration under the Securities Act of the old notes. In addition, the trading market for the old notes will become more limited to the extent holders of old notes participate in the Exchange Offers.

Use of Proceeds	We will not receive any cash proceeds from the Exchange Offers. We will bear the expenses of the Exchange Offers.

Exchange Agent	The Bank of New York Mellon Trust Company, N.A. is serving as exchange agent for the Exchange Offers. The address and the facsimile and telephone numbers of the exchange agent are provided in this prospectus under “The Exchange Offers—Exchange Agent” and in the letter of transmittal.

The New Notes

Issuer	Reynolds American Inc.

Notes Offered

The new notes will be the direct obligations of RAI and will consist of up to:

•       $414,793,000 initial principal amount of new 3.500% Senior Notes due 2016;

•       $447,092,000 initial principal amount of new 2.300% Senior Notes due 2017;

•       $668,689,000 initial principal amount of new 8.125% Senior Notes due 2019;

•       $641,462,000 initial principal amount of new 6.875% Senior Notes due 2020;

•       $473,689,000 initial principal amount of new 3.750% Senior Notes due 2023;

•       $236,748,000 initial principal amount of new 8.125% Senior Notes due 2040; and

•       $240,197,000 initial principal amount of new 7.000% Senior Notes due 2041.

The form and terms of each series of new notes will be the same as the form and terms of the corresponding series of old notes, except that the offer and sale of the new notes have been registered under the Securities Act and the new notes will not have transfer restrictions, registration rights or certain rights to additional interest that the old notes have. The new notes will be issued under the RAI indenture, the indenture under which the old notes were issued. See “Description of the New Notes” for a full description of the new notes.

Maturity and Interest

Each series of new notes to be issued in the Exchange Offers will have the same interest rate provisions, maturity dates and interest payment dates as the corresponding series of old notes for which they are being offered in exchange.

Generally, each series of new notes will bear interest from the most recent interest payment date on which interest has been paid on the corresponding series of old notes and such interest will be paid on the next interest payment date for such series of new notes succeeding the settlement of the Exchange Offers. If no interest has been paid on an old note, then the corresponding new note will bear interest from the most recent date on which interest was paid on the Lorillard Tobacco note tendered in exchange for an old note. Generally, holders of old notes whose old notes are accepted for exchange will be deemed to have waived the right to receive any payment of interest accrued from the date of the last interest payment in respect of their old notes until the settlement of the Exchange Offers.

Interest Rates and Maturity Dates	Interest Payment Dates

3.500% Senior Notes due August 4, 2016

2.300% Senior Notes due August 21, 2017

8.125% Senior Notes due June 23, 2019 6.875% Senior Notes due May 1, 2020 3.750% Senior Notes due May 20, 2023 8.125% Senior Notes due May 1, 2040 7.000% Senior Notes due August 4, 2041

February 4 and August 4 February 21 and August 21 June 23 and December 23 May 1 and November 1 May 20 and November 20 May 1 and November 1 February 4 and August 4

See “Description of New Notes—Maturity and Interest.”

Interest Rate Adjustment on the 2019 New Notes

The interest rate on the 2019 new notes will be subject to adjustment for certain credit rating agency activity as described under “Description of New Notes—Interest Rate Adjustment on the 2019 New Notes.”

Guarantees

Upon issuance, payment of principal and interest on the new notes will be jointly, severally, fully and unconditionally guaranteed on a senior unsecured basis by certain direct and indirect domestic subsidiaries of RAI, including RAI’s material domestic subsidiaries. These same entities guarantee RAI obligations under its existing notes in the current aggregate outstanding principal amount of approximately $17.2 billion and any RAI obligations under its revolving credit facility (under which there are no outstanding borrowings, and $8 million of letters of credit outstanding as of the date hereof).

Each subsidiary of RAI that, in the future, guarantees RAI’s obligations under its revolving credit facility (or any replacement or refinancing thereof) will guarantee RAI’s obligations under the debt securities issued under the RAI indenture, including the new notes offered hereby and RAI’s existing notes. Any guarantor that is released from its guarantee under RAI’s revolving credit facility (or any replacement or refinancing thereof) also will be released automatically from its guarantee of the debt securities issued under the RAI indenture, including the new notes offered hereby and RAI’s existing notes.

See “Description of the New Notes—The Guarantees.”

Ranking

The new notes will be the senior unsecured obligations of RAI and will:

•       rank equally in right of payment with RAI’s existing and future senior obligations, including RAI’s guarantee of the obligations of RJR Tobacco (as successor to Lorillard Tobacco) under the Lorillard Tobacco notes that were not exchanged for the old notes in the private exchange offers. As of September 30, 2015, RAI had senior obligations (including current liabilities and excluding long-term retirement benefits and intercompany obligations) of approximately $18.4 billion;

•       rank senior in right of payment to any existing and future obligations from time to time of RAI that are, by their terms, expressly subordinated in right of payment to the new notes. As of September 30, 2015, RAI had no such expressly subordinated obligations;

•       be structurally subordinated to the obligations of any non-guarantor subsidiaries of RAI. As of September 30, 2015, RAI’s non-guarantor subsidiaries had obligations (including current liabilities and excluding long-term retirement benefits and intercompany obligations) of approximately $14 million; and

•       be effectively subordinated to all of our future secured indebtedness, if any, to the extent of the value of the assets securing that indebtedness. As of September 30, 2015, RAI had no such secured obligations.

Similarly, the guarantees related to the new notes will be the senior unsecured obligations of the guarantors and will:

•       rank equally in right of payment with the existing and future senior obligations of the guarantors, including, in the case of RJR Tobacco (as successor to Lorillard Tobacco), the Lorillard Tobacco notes that were not exchanged for the old notes in the private exchange offers, and in the case of RJR (as successor guarantor to Lorillard), its guarantee of the unexchanged Lorillard Tobacco notes. As of September 30, 2015, the guarantors had senior obligations (including guaranteed RAI debt obligations, and excluding long-term retirement benefits, deferred income taxes and intercompany obligations) of approximately $21.7 billion;

•       rank senior in right of payment to any existing and future obligations from time to time of the guarantors that are, by their terms, expressly subordinated in right of payment to the new notes. As of September 30, 2015, the guarantors had no such expressly subordinated obligations;

•       be structurally subordinated to the obligations of any non-guarantor subsidiaries of the guarantors; and

•       be effectively subordinated to all of the guarantors’ future secured indebtedness, if any, to the extent of the value of the assets securing that indebtedness. As of September 30, 2015, the guarantors had no such secured obligations.

See “Description of the New Notes—Ranking.”

Change of Control Repurchase Event	Upon a change of control, as defined in the new notes, of RAI that is accompanied or followed by a downgrading by each of Moody’s and S&P from an investment grade rating to a non-investment grade rating of any series of new notes within a specified period after public notice of an arrangement that could result in a change of control, RAI is required to offer to purchase such series of new notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase. See “Description of New Notes—Change of Control Repurchase Event.”

Registration Rights

In connection with the private exchange offers, RAI, the guarantors of the old notes and the dealer managers for the private exchange offers entered into a registration rights agreement for the benefit of the holders of the old notes obligating RAI and such guarantors to use their reasonable best efforts to file a registration statement with the SEC so that holders of the old notes (and related guarantees) can exchange such unregistered notes for SEC-registered RAI notes (referred to in this prospectus as the “new notes”) having substantially similar terms as the applicable series of unregistered old notes (and related guarantees) and evidencing the same indebtedness as the applicable series of unregistered old notes (and related guarantees). RAI also agreed to file a shelf registration statement for the resale of the old notes (and related guarantees) if RAI cannot complete the Exchange Offers within the time period listed below and in certain other circumstances. See “The Exchange Offers—Shelf Registration.”

In the event the Exchange Offers for new notes are not completed within 210 days after the issue date of the old notes, or in the event RAI does not comply with certain of its other obligations under the registration rights agreement, holders of the old notes will be entitled to additional interest on the old notes as described in “The Exchange Offers—Shelf Registration.”

Redemption

At our option, we may redeem any series of new notes, other than the 2023 new notes, in whole at any time or in part from time to time, at any time after their issuance, at a redemption price equal to the greater of:

•      100% of the principal amount of the applicable series of new notes being redeemed, and

•      the sum of the present values of the remaining scheduled payments of principal and interest on the applicable series of new notes being redeemed discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a yield equal to (1) the applicable Treasury Rate (as defined herein), plus (2) 10 basis points, plus accrued and unpaid interest on the principal amount of the series of new notes being redeemed to the redemption date.

At our option, we may redeem the 2023 new notes, in whole at any time or in part from time to time, at any time after their issuance and prior to February 20, 2023, at a redemption price equal to the greater of:

•      100% of the principal amount of the 2023 new notes being redeemed, and

•       the sum of the present values of the remaining scheduled payments of principal and interest on the 2023 new notes being redeemed discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a yield equal to (1) the applicable Treasury Rate, plus (2) 10 basis points, plus accrued and unpaid interest on the principal amount of the 2023 new notes being redeemed to the redemption date.

In addition, on and after February 20, 2023, the 2023 new notes are redeemable at our option, at any time or from time to time, either in whole or in part, at a redemption price equal to 100% of the principal amount of the 2023 new notes being redeemed, plus accrued and unpaid interest on such principal amount to the redemption date.

See “Description of the New Notes—Optional Redemption.”

Covenants

We will issue the new notes under the RAI indenture, which contains covenants that, with certain exceptions, restrict the ability of RAI and certain of its subsidiaries to:

•       mortgage or pledge certain of their assets to secure indebtedness;

•       engage in sale/leaseback transactions; or

•       consolidate, merge or transfer all or substantially all of their property and assets.

Governing Law	The RAI indenture and the new notes will be governed by and construed in accordance with the laws of the State of New York.

Trustee	The trustee for the RAI indenture is The Bank of New York Mellon Trust Company, N.A.

Risk Factors	See “Risk Factors” for a discussion of some of the risks you should carefully consider, along with the other information in this prospectus, before deciding to participate in the Exchange Offers.

Absence of Market for the New Notes	The new notes generally will be fully transferable but will be new securities for which there is no existing trading market. We do not intend to apply for listing of the new notes on any securities exchange or to arrange for any quotation system to quote them. An active trading market for the new notes may not develop, or if it does, it may not be liquid or it may not continue.

Summary Historical Financial Data of RAI and its Subsidiaries

The summary historical consolidated financial data of RAI and its subsidiaries set forth below are derived from RAI’s consolidated financial statements and accompanying notes. The results of Lorillard and its subsidiaries are included in the data below subsequent to the closing of the Lorillard transactions on June 12, 2015. You should read the summary historical financial data in conjunction with the consolidated financial statements and notes thereto and other financial information of RAI and its subsidiaries incorporated by reference in this prospectus. All dollar amounts are in millions.

	For the Year Ended December 31,					For the Nine Months Ended September 30,
	2010	2011	2012	2013	2014	2014	2015
						(Unaudited)
Results of Operations:
Net sales (1)	$8,551	$8,541	$8,304	$8,236	$8,471	$6,337	$7,621
Cost of products sold (1)(2)(3)(4)	4,544	4,464	4,321	3,678	4,058	2,923	3,338
Selling, general and administrative expenses	1,480	1,606	1,470	1,389	1,871	1,168	1,415
Gain on divestiture	—	—	—	—	—	—	(3,506)
Amortization expense	25	24	21	5	11	8	12
Asset impairment and exit charges	38	—	—	—	—	—	99
Trademark and other intangible asset impairment charges	6	48	129	32	—	—	—
Goodwill impairment charges	26	—	—	—	—	—	—
Restructuring charge	—	—	149	—	—	—	—

Operating income	2,432	2,399	2,214	3,132	2,531	2,238	6,263
Interest and debt expense	232	221	234	259	286	197	385
Interest income	(12)	(11)	(7)	(5)	(3)	(3)	(4)
Other (income) expense, net	7	3	34	137	(14)	(9)	8

Income from continuing operations before income taxes	2,205	2,186	1,953	2,741	2,262	2,053	5,874
Provision for income taxes	868	780	681	1,023	817	756	2,900

Income from continuing operations	1,337	1,406	1,272	1,718	1,445	1,297	2,974
Income (losses) from discontinued operations, net of tax	(216)	—	—	—	25	25	—

Net income	$1,121	$1,406	$1,272	$1,718	$1,470	$1,322	2,974

	As of December 31,					As of September 30,
	2010	2011	2012	2013	2014	2014	2015
						(Unaudited)
Balance Sheet Data:
Cash and cash equivalents and short-term investments	$2,195	$1,956	$2,502	$1,500	$966	$1,289	$2,920
Total current assets	4,802	4,307	4,812	3,655	3,323	3,456	6,423
Property, plant and equipment, net	1,002	1,070	1,037	1,074	1,203	1,198	1,218
Trademarks and other intangibles, net	2,675	2,602	2,455	2,417	2,421	2,424	29,473
Goodwill	8,010	8,010	8,011	8,011	8,016	8,017	16,223
Total assets	17,078	16,254	16,557	15,402	15,196	15,332	53,774
Tobacco settlement and related accruals	2,589	2,530	2,489	1,727	1,819	1,703	2,687
Current maturities of long-term debt	400	457	60	—	450	—	958
Total current liabilities	4,372	4,276	3,769	3,076	3,544	3,286	5,678
Long-term debt, less current maturities	3,701	3,206	5,035	5,099	4,633	5,087	16,972
Total liabilities	10,568	10,003	11,300	10,235	10,674	10,339	35,297
Shareholders’ equity	6,510	6,251	5,257	5,167	4,522	4,993	18,477

	Year Ended December 31,					Nine Months Ended September 30,
	2010	2011	2012	2013	2014	2014	2015
						(Unaudited)
Cash Flow Data:
Net cash from operating activities	$1,265	$1,420	$1,568	$1,308	$1,623	$1,124	$(469)
Net cash from (used in) investing activities	(126)	60	(54)	(113)	(205)	(175)	(10,043)
Net cash used in financing activities	(1,349)	(1,714)	(971)	(2,207)	(1,918)	(1,135)	12,488

(1)	Net sales and cost of products sold exclude excise taxes of $4.340 billion, $4.107 billion, $3.923 billion, $3.730 billion and $3.625 billion for the years ended December 31, 2010, 2011, 2012, 2013 and 2014, respectively, and $2.735 billion and $3.047 billion for the nine months ended September 30, 2014 and 2015, respectively.

(2)	Cost of products sold includes state settlement expense of $2.496 billion, $2.435 billion, $2.370 billion, $1.819 billion and $1.917 billion for the years ended December 31, 2010, 2011, 2012, 2013 and 2014, respectively, and $1.436 billion and $1.720 billion for the nine months ended September 30, 2014 and 2015, respectively. Cost of products sold includes federal tobacco buyout expense of $243 million, $229 million, $218 million, $209 million and $163 million for the years ended December 31, 2010, 2011, 2012, 2013 and 2014, respectively, and $158 million and $0 for the nine months ended September 30, 2014 and 2015, respectively. Cost of products sold includes FDA user fees of $75 million, $120 million, $122 million, $127 million and $135 million for the years ended December 31, 2010, 2011, 2012, 2013 and 2014, respectively, and $99 million and $125 million for the nine months ended September 30, 2014 and 2015, respectively. For more information on federal tobacco buyout expense, see note 12 to the consolidated financial statements included in RAI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and note 13 to the condensed consolidated financial statements (unaudited) included in RAI’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015, in each case under the heading “—Tobacco Buyout Legislation.”

(3)	Includes NPM adjustment credits of $483 million and $345 million for the years ended December 31, 2013 and 2014, respectively, and $270 million and $211 million for the nine months ended September 30, 2014 and 2015, respectively. As to RAI, its affiliates and subsidiaries, “NPM adjustment” refers to the availability of a downward adjustment to the annual master settlement agreement payment obligation of RJR Tobacco, SFNTC and other participating manufacturers in the master settlement agreement. These NPM adjustment credits arise from a settlement, among RJR Tobacco, SFNTC and certain other participating manufacturers and certain settling states under the master settlement agreement, relating to NPM adjustment claims for market years 2003-2014. For more information on the NPM adjustment settlement, see note 12 to the audited consolidated financial statements included in RAI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and note 13 to the condensed consolidated financial statements (unaudited) included in RAI’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015, in each case under the heading “—Litigation Affecting the Cigarette Industry—State Settlement Agreements—Enforcement and Validity; Adjustments.”

(4)	On September 11, 2013, an arbitration panel ruled six states had not diligently enforced their qualifying statutes in 2003 related to the NPM adjustment. Based on the status of the various challenges filed by the non-diligent states to certain rulings of the arbitration panel related to the 2003 NPM adjustment claim, as of September 30, 2015, two of the non-diligent states are no longer challenging the findings of non-diligence entered against them by the arbitration panel. As a result, a certain portion of the NPM adjustment claim for 2003 from these two states is now certain and can be estimated. Consequently, RJR Tobacco and SFNTC, collectively, recognized $70 million as a reduction of cost of products sold for the nine months ended September 30, 2015. For additional information related to the 2003 NPM adjustment claim, see note 13 to the condensed consolidated financial statements (unaudited) included in RAI’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015, under the heading “—Litigation Affecting the Cigarette Industry—State Settlement Agreements—Enforcement and Validity; Adjustments.”

Summary RAI Unaudited Pro Forma Condensed Combined Results of Operations Data

The following summary pro forma results of operations data are based on the unaudited pro forma condensed combined statements of income and accompanying notes included in this prospectus. The pro forma results of operations data give effect to the Lorillard transactions and the financing thereof as described in this prospectus as if those transactions occurred on January 1, 2014. The Lorillard transactions were in fact completed on June 12, 2015.

You should read the pro forma results of operations data in conjunction with the information in this prospectus under the heading “Pro Forma Condensed Combined Statements of Income.” The pro forma information is provided for illustrative purposes only and is not necessarily indicative of what the results of operations of RAI and its subsidiaries would have been if the Lorillard transactions had actually occurred on January 1, 2014. In addition, the pro forma data are based on estimates and assumptions described in the notes accompanying such information, which estimates have been made solely for the purpose of developing such pro forma data. All dollar amounts are in millions.

	Pro Forma Year Ended December 31, 2014	Pro Forma Nine Months Ended September 30, 2015
	(Unaudited)
Results of Operations:
Net sales	$11,275	$9,025
Cost of products sold	5,256	3,921
Selling, general and administrative expenses	2,140	1,502
Amortization expense	25	19
Asset impairment and exit chargers	—	99

Operating income	3,854	3,484
Interest and debt expense	761	567
Interest income	(10)	(6)
Other (income) expense, net	(14)	8

Income from continuing operations before income taxes	3,117	2,915
Provision for income taxes	1,145	1,100

Income from continuing operations	1,972	1,815
Income from discontinued operations, net of tax	25	—

Net income	$1,997	$1,815

RISK FACTORS

You should carefully consider each of the following risks and all of the other information included or incorporated by reference in this prospectus before deciding to participate in the Exchange Offers described in this prospectus. Some of the following risks relate principally to your participation or failure to participate in the Exchange Offers and ownership of the new notes. Many of the risks related to your ownership of the new notes are similar to the risks related to ownership of the old notes. Other risks relate principally to our business in general and the industries in which we operate, which we will face whether or not you participate in the Exchange Offers. Any of the following risks could materially adversely affect our business, financial condition or results of operations, which could in turn adversely affect our ability to pay the new notes.

You should particularly consider the risks set forth under the caption “—Risks Related to the Business” in conjunction with the risk factors set forth in Item 1A of RAI’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 10, 2015 and Item 1A of RAI’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 filed with the SEC on October 27, 2015, which are incorporated by reference herein.

Risks Related to the Business

On June 12, 2015, RAI, through its subsidiaries, acquired Lorillard’s NEWPORT brand, the leading U.S. menthol cigarette brand, resulting in a substantial portion of RAI’s consolidated sales being attributable to products that contain menthol. Any action by the FDA or any other governmental authority that could have the effect of banning or materially restricting the use of menthol in tobacco products could have an adverse effect on the results of operations, cash flows and financial position of RAI and its subsidiaries.

As a result of the Lorillard merger, RAI, through its subsidiaries, acquired Lorillard’s NEWPORT brand, the leading U.S. menthol cigarette brand. NEWPORT menthol cigarette styles, which accounted for approximately 80% of Lorillard’s total consolidated net sales in fiscal year 2014, was added to the brand portfolio of RAI’s operating companies. On a pro forma basis, assuming the Lorillard transactions had occurred on January 1, 2014, RAI estimates that approximately 50% of the combined company’s total net sales through December 31, 2014 would have been attributable to menthol cigarettes.

In 2013, the FDA issued its preliminary scientific evaluation regarding menthol cigarettes, concluding that menthol cigarettes adversely affect initiation, addiction and cessation compared to non-menthol cigarettes. In 2013, the FDA also issued an Advance Notice of Proposed Rulemaking, seeking comments on various issues relating to the potential regulation of menthol cigarettes. The FDA has the authority to require the reduction of nicotine levels and may also require reduction or elimination of other constituents. Although it is not possible to predict whether or when the FDA will take actions, if the FDA or any other governmental authority were to adopt regulations banning or severely restricting the use of menthol in tobacco products or the sale of menthol cigarettes, those regulations could have a material adverse effect on sales of the NEWPORT brand, which could have an adverse effect on the results of operations, cash flows and financial position of RAI and its subsidiaries.

Adverse litigation outcomes, including, as a result of the Lorillard merger, stemming from the business and operations of Lorillard and its subsidiaries, could have an adverse effect on the consolidated results of operations, cash flows and financial position of RAI. Additionally, RAI’s operating subsidiaries could be subject to substantial liabilities and bonding difficulties from litigation related to cigarette products or smokeless tobacco products, which could also have an adverse effect on their results of operations, cash flows and financial position.

RAI’s operating subsidiaries and their affiliates, including Lorillard, and indemnitees, including B&W, have been named in a large number of tobacco-related legal actions, proceedings or claims. The claimants seek recovery on a variety of legal theories, including negligence, strict liability in tort, design defect, failure to warn, fraud, misrepresentation, unfair trade practices, conspiracy, medical monitoring and violations of state and federal antitrust laws. Various forms of relief are sought, including compensatory and, where available, punitive damages in amounts ranging in some cases into the hundreds of millions or even billions of dollars. The tobacco-related legal actions range from individual lawsuits to class actions and other aggregate claim lawsuits.

It is likely that legal actions, proceedings and claims arising out of the sale, distribution, manufacture, development, advertising, marketing and claimed health effects of cigarettes and smokeless tobacco products will continue to be filed against RAI’s operating subsidiaries or their affiliates and indemnitees and other tobacco companies for the foreseeable future. Under the asset purchase agreement, RAI has agreed to indemnify Imperial Sub for specified matters and retain certain liabilities related to the transferred assets. See “—RAI is obligated to indemnify Imperial Sub for specified matters and to retain certain liabilities related to the divested brands and other assets” for additional information regarding risks relating to RAI’s indemnification obligations pursuant to the asset purchase agreement. In addition, under the Japan Tobacco purchase agreement, RAI has agreed to indemnify Japan Tobacco for specified matters and to retain certain liabilities related to the international NAS business.

Victories by plaintiffs in highly publicized cases against RJR Tobacco, Lorillard and other tobacco companies regarding the health effects of smoking may stimulate further claims. A material increase in the number of pending claims could significantly increase defense costs. In addition, adverse outcomes in pending cases could have adverse effects on the ability of RJR Tobacco and its indemnitees, including B&W, to prevail in other smoking and health litigation.

Any or all of the events described above could impose substantial monetary obligations on RAI and its operating subsidiaries and could have an adverse effect on the results of operations, cash flows and financial position of these companies and RAI.

For a more complete description of the significant litigation involving RAI and its operating subsidiaries see “—Litigation Affecting the Cigarette Industry” and “—Smokeless Tobacco Litigation” in note 13 to the condensed consolidated financial statements (unaudited) included in RAI’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, incorporated by reference in this prospectus.

RAI has substantial long-term debt, which could adversely affect its financial position and its ability to obtain financing in the future and react to changes in its business.

As of the date hereof, RAI has outstanding notes in the aggregate principal amount of $17.2 billion. Following completion of the Lorillard merger, RAI substantially increased its consolidated indebtedness compared to its recent historical indebtedness. RAI incurred or assumed approximately $12.5 billion of additional indebtedness in connection with the Lorillard merger, as a result of financing to complete the Lorillard merger and $3.5 billion of Lorillard Tobacco notes assumed in the Lorillard merger.

Because of this increased level of debt as a result of the Lorillard merger:

•	RAI’s ability to obtain additional financing for working capital, capital expenditures, acquisitions, debt service requirements or general corporate purposes, and its ability to satisfy its obligations with respect to its indebtedness, may be impaired in the future;

•	a substantial portion of RAI’s cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to it for other purposes;

•	RAI may be at a disadvantage compared to its competitors with less debt or comparable debt at more favorable interest rates; and

•	RAI’s flexibility to adjust to changing market conditions and ability to withstand competitive pressures could be limited, and it may be more vulnerable to a downturn in general economic conditions or its business, or be unable to carry out capital spending that is necessary or important to its growth strategy and its efforts to improve operating margins.

The ability of RAI to access the debt capital markets could be impaired if the credit ratings of its debt securities fall. Borrowing costs under RAI’s revolving credit facility could increase as the credit ratings of RAI’s long-term debt falls.

RAI’s credit ratings impact the cost and availability of future borrowings and, accordingly, RAI’s cost of capital. As of the date hereof, the outstanding notes issued by RAI are rated investment grade. Following announcement of the Lorillard merger, S&P reaffirmed all of its ratings on RAI, including its BBB- corporate credit ratings. On June 9, 2015, Moody’s downgraded RAI’s Baa2 senior unsecured debt rating by one notch, to Baa3. If RAI’s credit ratings fall, RAI may not be able to sell additional debt securities or borrow money in such amounts, at the times, at the lower interest rates or upon the more favorable terms and conditions that might be available if its debt maintained its current or higher ratings. Future debt security issuances or other borrowings may be subject to further negative terms, including provisions for collateral or limitations on indebtedness or more restrictive covenants, if RAI’s credit ratings decline.

RAI’s credit ratings are influenced by some important factors not entirely within the control of RAI or its affiliates, such as tobacco litigation, the regulatory environment and the performance of suppliers to RAI’s operating subsidiaries. Moreover, because the kinds of events and contingencies that may impair RAI’s credit ratings and the ability of RAI and its affiliates to access the debt capital markets are often the same kinds of events and contingencies that could cause RAI and its affiliates to seek to raise additional capital on an urgent basis, RAI and its affiliates may not be able to issue debt securities or borrow money with acceptable terms, or at all, at the times at which they may most need additional capital.

In addition, the interest rate RAI pays on borrowings under its revolving credit facility is equal to an underlying interest rate plus an applicable margin, which margin is based on the ratings of RAI’s senior, unsecured, long-term indebtedness. If these ratings decline, the applicable margin RAI is required to pay would increase. RAI pays a fee on commitments under its revolving credit facility based on the ratings of RAI’s senior, unsecured, long-term indebtedness. As a result, although the revolving credit facility provides RAI with a source of liquidity, the cost of borrowing under, and of maintaining, that facility could be at a higher rate at a time when RAI most needs to utilize that facility.

RAI may have to reduce its indebtedness in order to remain in compliance with a covenant under its revolving credit facility. There is no guarantee RAI will be able to reduce its indebtedness in the amount or at the times needed to maintain compliance, which could result in a default under the revolving credit facility.

Under the revolving credit facility, RAI’s consolidated leverage ratio (as defined therein) may not exceed:

•	4.50 to 1.00 for the reference periods ending on the last day of each of RAI’s fiscal quarters ending on June 30, September 30, and December 31, 2015;

•	4.25 to 1.00 for the reference periods ending on the last day of each of RAI’s fiscal quarters ending on March 31, June 30, and September 30, 2016;

•	3.75 to 1.00 for the reference periods ending on the last day of each of RAI’s fiscal quarters ending on December 31, 2016, and March 31, and June 30, 2017; and

•	3.50 to 1.00 thereafter.

Since the leverage ratio becomes more restrictive as time passes after the completion of the Lorillard merger, RAI may need to reduce its indebtedness in order to remain in compliance with the covenant. There is no guarantee that RAI will be able to reduce its indebtedness in the amount or at the times needed, which could result in RAI defaulting under the revolving credit facility. In such event, the agents or lenders under the revolving credit facility could exercise remedies, including acceleration of any amounts outstanding under the revolving credit facility or termination of the facility, which could have a material negative effect on RAI’s financial position.

If the proposed sale to JTIH is completed, RAI will have an additional estimated $3.2 billion, after taxes, in available cash. However, the proposed sale to JTIH has not been completed yet, and the completion of that transaction is subject to certain conditions. There is no guarantee that the proposed sale to JTIH will be completed.

RJR Tobacco will be reliant on Imperial Sub to manufacture NEWPORT on RJR Tobacco’s behalf for a period of time, and RJR Tobacco will manufacture WINSTON, KOOL and SALEM on Imperial Sub’s behalf. RJR Tobacco’s reliance on Imperial Sub for the manufacture of NEWPORT subjects RAI and RJR Tobacco to risks and uncertainties to which it would not otherwise be subject, and Imperial Sub’s inability to manufacture NEWPORT as contemplated could materially adversely affect RAI and RJR Tobacco’s results of operations, cash flows, financial position and ability to realize any or all of the synergies expected as a result of the Lorillard merger and divestiture.

RJR Tobacco and Imperial Sub entered into a reciprocal manufacturing agreement in connection with the closing of the Lorillard merger and the divestiture, pursuant to which for a period of up to two years, subject to extension as provided therein, Imperial Sub will manufacture NEWPORT (and KENT, TRUE, and OLD GOLD) on RJR Tobacco’s behalf and RJR Tobacco will manufacture WINSTON, KOOL and SALEM on Imperial Sub’s behalf. Reliance on Imperial Sub for the manufacture of NEWPORT subjects RAI and RJR Tobacco to risks and uncertainties to which it would not be subject if RJR Tobacco manufactured NEWPORT itself, including, among others:

•	reduced control over the manufacturing process and quality control;

•	disruptions to Imperial Sub’s operations and the production of NEWPORT caused by conditions unrelated to RAI’s and its subsidiaries’ businesses or operations, including disputes under collective bargaining agreements with labor unions or in connection with negotiation of new collective bargaining agreements, strikes or other work stoppages at the Imperial Sub plant that manufactures NEWPORT or the occurrence of a catastrophic event affecting Imperial Sub; and

•	loss of market share and reputational harm to RAI and RJR Tobacco in the event a disruption of the production of NEWPORT by Imperial Sub results in insufficient supply.

In addition, Imperial Sub may not transition the manufacturing of WINSTON, KOOL and SALEM to the Greensboro plant acquired by Imperial Sub in the divestiture as quickly as currently contemplated.

If Imperial Sub fails to or is unable to perform under the reciprocal manufacturing agreement, RAI’s and RJR Tobacco’s results of operations, cash flows and financial position could be materially adversely affected, and there could be a delay to RAI and RJR Tobacco’s ability to realize any or all of the synergies expected as a result of the Lorillard merger and divestiture.

The business relationships of RAI and Lorillard and their respective subsidiaries may be subject to disruption due to uncertainty associated with the Lorillard merger, which could have an adverse effect on the results of operations, cash flows and financial position of RAI and Lorillard.

Parties with which RAI or Lorillard, or their respective subsidiaries, do business may experience uncertainty associated with the Lorillard merger and related transactions, including with respect to current or future business relationships with RAI, Lorillard, their respective subsidiaries or the combined business. RAI’s and Lorillard’s business relationships may be subject to disruption as customers, distributors, suppliers, vendors and others may attempt to negotiate changes in existing business relationships or consider entering into business relationships with parties other than RAI, Lorillard, their respective affiliates or subsidiaries or the combined business. These disruptions could have an adverse effect on the results of operations, cash flows and financial position of RAI following the closing of the Lorillard merger, including an adverse effect on RAI’s ability to realize the expected synergies and other benefits of the Lorillard merger.

RAI may fail to realize the expected synergies and other benefits of the Lorillard merger, which could have an adverse effect on RAI’s consolidated results of operations, cash flows and financial position.

The success of the Lorillard merger will depend, in part, on RAI’s ability to realize the expected synergies and other benefits from combining the businesses of RAI and Lorillard and their respective subsidiaries and affiliates. RAI’s ability to realize these anticipated benefits and cost savings is subject to certain risks, including the following:

•	the ability to successfully combine and integrate the businesses of RAI, Lorillard and their respective subsidiaries;

•	RAI’s ability to reduce its level of indebtedness in a timely manner following the completed Lorillard merger; and

•	the ability to successfully transition manufacturing of NEWPORT from Lorillard’s manufacturing facility to RJR Tobacco’s manufacturing facility when and as expected.

If RAI is not able to successfully combine the businesses of RAI, Lorillard and their respective subsidiaries within the anticipated time frame, or at all, the expected synergies and other benefits, including cost savings, of the Lorillard merger may not be realized fully or at all or may take longer to realize than expected and the combined businesses may not perform as expected. In addition, if RAI is unable to timely reduce its level of indebtedness following the completed Lorillard merger, RAI will be subject to increased demands on its cash resources and tightening financial covenants under its revolving credit facility, which could result in a breach of the covenants or otherwise adversely affect the business and financial results of the combined company.

Further, RAI and Lorillard and their respective subsidiaries and affiliates operated independently until completion of the Lorillard merger on June 12, 2015, and there can be no assurances that their businesses can be integrated successfully. It is possible that the integration process could result in the loss of key employees or customers of RAI or Lorillard or their respective subsidiaries, the disruption of the companies’ ongoing businesses or in unexpected integration issues, higher than expected integration costs and an overall post-Lorillard merger integration process that takes longer than originally anticipated. RAI will be required to devote significant management attention and resources to integrating the business practices and operations of RAI and Lorillard. It is possible that the integration process could result in:

•	diversion of the attention of management;

•	the lack of personnel or other resources to pursue other potential business opportunities, such as possible acquisition opportunities; and

•	the disruption of, or the loss of momentum in, the combined company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies,

any of which could adversely affect the combined company’s ability to maintain relationships with customers, suppliers, employees and other constituencies or its ability to achieve the anticipated benefits of the Lorillard merger or could reduce the combined company’s earnings or otherwise adversely affect the business and financial results of the combined company.

Accordingly, the contemplated benefits of the Lorillard merger may not be realized fully, or at all, or may take longer to realize than expected.

RAI will incur transaction fees and costs related to formulating and implementing integration plans with respect to the two companies, including facilities and systems consolidation costs. Furthermore, the transaction fees and costs associated with the divestiture could deviate from RAI’s current expectations, particularly if Imperial Sub fails to or is unable to perform under the reciprocal manufacturing agreement. RAI continues to assess the magnitude of these costs, and additional unanticipated costs may be incurred in the integration of the two companies’ businesses. The expected net benefits associated with these costs may not be achieved in the near term, or at all.

RAI, through its subsidiaries, is dependent on the U.S. cigarette market, which is expected to continue to decline. In addition, RAI is dependent on premium and super premium cigarette brands. The continued decline in U.S. cigarette consumption, or the transition of consumers away from premium cigarette brands, could have an adverse effect on the consolidated results of operations, cash flows and financial position of RAI.

RAI’s subsidiaries are dependent on the U.S. cigarette market. In connection with the Lorillard merger, RAI did not acquire any brands outside of the United States and the assets of Lorillard’s subsidiaries related to the electronic cigarette brands blu eCIGS and SKYCIG were included in the divestiture. Lorillard, like RAI, previously divested its international cigarette business.

Furthermore, if the proposed sale to JTIH is completed, the international NAS business will be sold to JTIH, which will exacerbate the reliance of RAI’s operating subsidiaries on the U.S. cigarette market. In addition, pursuant to the Japan Tobacco purchase agreement, RAI has agreed not to, and agreed to cause its controlled affiliates not to, engage in the business of producing, selling, distributing and developing natural, organic and additive-free combustible tobacco cigarettes and roll your own or make your own tobacco products outside of the United States for a period of five years after the closing of the proposed sale to JTIH.

RAI’s subsidiaries’ U.S. combustible cigarette brands include, among others, NEWPORT, CAMEL, PALL MALL and NATURAL AMERICAN SPIRIT. RAI estimates that its sales in the United States attributable to combustible cigarettes would have represented approximately 90% of RAI’s pro forma 2014 net sales, assuming the merger and the divestiture had occurred on January 1, 2014. U.S. cigarette consumption has declined since 1981 for a variety of factors including, for example, price increases, restrictions on advertising and promotions, smoking prevention campaigns, increases in regulation and excise taxes, health concerns, a decline in the social acceptability of smoking, increased pressure from anti-tobacco groups, and migration to smoke-free products. U.S. cigarette consumption is expected to continue to decline.

In addition, RAI’s subsidiaries’ brands are subject to consumer price sensitivities, with certain brands subject to greater price sensitivities than others or competitors’ brands. Some consumers may switch to a lower priced brand than the brands offered by RAI’s subsidiaries. As a result of the acquisition of Lorillard’s subsidiaries’ brands, which principally consist of NEWPORT, RAI’s subsidiaries’ concentration of premium brands increased significantly. As a result, RAI’s subsidiaries are more susceptible to consumer price sensitivities following the Lorillard merger. A downturn in the economy or other adverse financial or economic conditions could increase the number of consumers switching to a lower priced brand than any of those offered by RAI’s subsidiaries.

The continued decline in U.S. cigarette consumption, or the transition of consumers away from premium cigarette brands, could have an adverse effect on the consolidated results of operations, cash flows and financial position of RAI.

RAI and its subsidiaries may have to make additional contributions to fund its pension and other post-retirement benefit plans or any such plans of Lorillard.

RAI and its subsidiaries currently maintain and contribute to defined benefit pension plans and other post-retirement benefit plans that cover various categories of employees and retirees. The obligation to make contributions to fund benefit obligations under these pension and other post-retirement benefit plans is based on actuarial valuations, which are based on certain assumptions, including the long-term return on plan assets and discount rate. RAI may have to make additional contributions beyond what is currently contemplated to fund its pension and other post-retirement benefit plans or any such plans of Lorillard. Additional contributions could have an adverse effect on the results of operations, cash flows and financial position of RAI.

RAI is obligated to indemnify Imperial Sub for specified matters and to retain certain liabilities related to the divested brands and other assets.

Under the asset purchase agreement, RAI has agreed to indemnify Imperial Sub against losses arising from, among other things, breaches of representations and warranties, breaches of covenants, assets excluded from the transaction, excluded liabilities, certain specific tobacco liabilities, certain assumed plaintiff fees, certain employment related obligations, and liabilities in connection with certain tobacco litigation, settlement and regulatory matters related to the divested brands. The asset purchase agreement does not cap RAI’s indemnification obligations, except with respect to any indemnification arising from breaches of certain representations and warranties or pre-closing covenants. Accordingly, these indemnification obligations could be substantial and could have an adverse effect on RAI’s results of operations, cash flows and financial position.

Risks Related to the New Notes

All of RAI’s operations are conducted through its subsidiaries, and this structure may impair RAI’s ability to make payments on the new notes. In addition, the new notes and related guarantees will be structurally subordinated to creditors (including trade creditors) of non-guarantor subsidiaries of each of RAI and the guarantors.

The new notes will be the direct obligations of RAI. Certain of RAI’s subsidiaries, including its material domestic subsidiaries, will guarantee RAI’s obligations under the new notes. Because RAI’s operations are conducted through its subsidiaries, RAI’s cash flow and its ability to service its debt, including the new notes, depends upon the earnings of its subsidiaries and their loans, dividends, distributions or other payments to or for the benefit of RAI. This structure may impair RAI’s ability to make payments on the new notes. The ability of RAI’s subsidiaries to pay dividends and make other distributions is subject to applicable law. Claims of creditors of non-guarantor subsidiaries, including trade creditors, secured creditors and creditors holding debt and guarantees issued by those non-guarantor subsidiaries generally will have priority with respect to the assets and earnings of those non-guarantor subsidiaries over the claims of creditors of RAI and the guarantors, including holders of the new notes. This lack of priority over claims of creditors of non-guarantor subsidiaries is referred to as structural subordination.

Your right to receive payments on the new notes may be effectively subordinated to those lenders who may have a security interest in the assets of RAI and the guarantor subsidiaries in the future.

The new notes and the related guarantees are unsecured. In the future, RAI and its guarantor subsidiaries may incur indebtedness that is secured by their respective tangible and intangible assets, including the equity interests of certain subsidiaries. The RAI indenture contains a “negative pledge” covenant that requires RAI and certain of its subsidiaries, including some of the guarantors, to pledge equally and ratably as security for the new notes offered hereby certain collateral it may pledge for certain other indebtedness. That covenant, however, is subject to exceptions, as described in more detail in “Description of the New Notes.” If RAI or any of its guarantor subsidiaries were unable to repay any indebtedness secured by collateral that does not also secure the new notes offered hereby and related guarantees on an equal and ratable basis, the creditors of such obligations could foreclose on the pledged assets to the exclusion of holders of the new notes, even if an event of default exists under the RAI indenture. Because the new notes are unsecured, it is possible in such a case that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to fully satisfy your claims.

The guarantees will be terminated without the consent of the holders of the new notes if the guarantors of the new notes are released as guarantors under the revolving credit facility.

RAI’s obligations under the new notes will be guaranteed by certain of RAI’s subsidiaries, including its material domestic subsidiaries. These subsidiaries guarantee the obligations of RAI under its existing notes and revolving credit facility. Under the terms of the RAI indenture, if any guarantor of the new notes ceases to be a guarantor under the revolving credit facility (or any replacement or financing thereof), that guarantor will be released automatically from all of its obligations under both the RAI indenture and its guarantee of the new notes, and, as a result, that guarantee will terminate. No consent from holders of new notes is required in this event.

Some or all of the guarantees under the revolving credit facility may be released in accordance with the provisions of such facility, or such facility may be terminated, and any replacements or refinancings thereof may not require guarantees of RAI’s obligations thereunder.

Not all of the current guarantors of the revolving credit facility are required to continue to guarantee such facility and could be released as guarantors thereunder, which would result in their being released as guarantors of the new notes.

The revolving credit facility generally only requires that “material subsidiaries,” as defined in the revolving credit facility, guarantee the revolving credit facility. Not all of the RAI subsidiaries that currently guarantee the revolving credit facility are material subsidiaries under the revolving credit facility. The revolving credit facility authorizes the administrative agent thereunder to take any action requested by RAI to release the guarantee of a subsidiary guarantor if, among other circumstances, the subsidiary ceases to be a material subsidiary as defined in the revolving credit facility. Therefore, the new notes may not continue to be guaranteed to the same extent as they will be upon issuance, or at all, because, as described above, any guarantor of the new notes that ceases to be a guarantor under the revolving credit facility will be automatically released from its obligations under the guarantee of the new notes.

Your right to be repaid would be adversely affected if a court determined that any of the guarantors of the new notes made any guarantee for inadequate consideration or with the intent to defraud creditors.

Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer or conveyance laws, a guarantee made by any of the guarantors of the new notes could be voided, or claims on the guarantees made by any of the guarantors could be subordinated to all other obligations of any such guarantor, if the guarantor, at the time it incurred the obligations under any guarantee:

•	incurred the obligations with the intent to hinder, delay or defraud creditors;

•	received less than reasonably equivalent value in exchange for incurring those obligations, and was insolvent or rendered insolvent by reason of that incurrence;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

The measures of insolvency for purposes of the fraudulent transfer laws vary depending on the law applied in the proceeding to determine whether a fraudulent transfer has occurred. Generally, however, an entity would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, is greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets is less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it cannot pay its debts as they become due.

Many of the foregoing terms are defined in or interpreted under those fraudulent transfer statutes. RAI cannot be certain what standard a court would apply to determine whether a guarantor was “insolvent” as of the date it guarantees the new notes, and cannot assure you that, regardless of the method of valuation, a court would not determine that such guarantor was insolvent on that date. Nor can RAI assure you that a court would not determine, regardless of whether such guarantor was insolvent on the date of such guarantee of the new notes, that the payments constituted fraudulent transfers on another ground.

The liability of each guarantor under the RAI indenture will be limited to the amount that will result in its guarantee not constituting a fraudulent conveyance or improper corporate distribution, and we cannot assure you as to what standard a court would apply in making a determination as to what would be the maximum liability of each guarantor.

Since there are no cross-default or cross-acceleration provisions in the RAI indenture related to the new notes, a default or an acceleration event under the revolving credit facility, or any other indebtedness of RAI, including any other series of debt securities issued under the RAI indenture, will not permit the holders of the new notes to declare a default or accelerate repayment under the notes unless independent grounds exist.

A payment default with respect to, or a default that could accelerate the repayment of, any “material indebtedness” of RAI, as such term is defined under the revolving credit facility, constitutes an event of default under the revolving credit facility. It is anticipated that each series of new notes offered hereby will constitute “material indebtedness” under such facility.

However, unless a default has independently occurred with respect to the new notes, a default under RAI’s revolving credit facility, or any other indebtedness, will not cause a default under the RAI indenture, or give the holders of the debt securities thereunder, including the new notes, a right to accelerate such debt securities. Furthermore, a default or an acceleration event under one series of debt securities issued pursuant to the RAI indenture (including any series of new notes offered hereby) will not cause a default or change of control repurchase event with respect to a separate series.

As a result, if RAI defaults in its obligations under the revolving credit facility or other indebtedness, including any other series of debt securities issued under the RAI indenture, but does not default in its obligations under the new notes offered hereby, the agents or lenders under such facility or other holders of such indebtedness of RAI can exercise their remedies at a time when the holders of the new notes offered hereby would have no similar rights. If RAI was required to repay in full significant outstanding sums upon such a default, it could jeopardize its ability to make regularly scheduled interest or principal payments on the new notes.

Certain changes of control that constitute an event of default under the revolving credit facility, or that would require RAI to offer to repurchase certain series of its existing notes, would not require RAI to offer to repurchase the new notes offered hereby.

Certain of the changes of control that constitute events of default under RAI’s revolving credit facility will not obligate RAI to offer to repurchase the new notes. For example, and without limitation, a change of control must be combined with a certain credit rating downgrade of a series of the new notes offered hereby in order for RAI to be required to offer to repurchase that series of notes, whereas a change of control need not be combined with a credit rating downgrade in order to constitute an event of default under the revolving credit facility.

Moreover, certain changes of control which would require RAI to offer to repurchase certain series of its existing notes would not require it to offer to repurchase the new notes offered hereby. For example, under certain series of RAI’s existing notes, more varieties of credit rating downgrades will, when combined with a change of control, require RAI to offer to repurchase such series than is the case with any series of new notes offered hereby.

As a result, RAI may be in default under the revolving credit facility in connection with a change of control, or may be required to offer to repurchase certain series of existing notes, at a time when it is not required to repurchase any series of the new notes offered hereby. Because the RAI indenture does not contain any cross-default provisions, such an event of default under the revolving credit facility, or repurchase event under certain series of existing notes, would not constitute an event of default under, or require RAI to repurchase, any series of the new notes offered hereby. If RAI was required to repay in full significant outstanding sums under the revolving credit facility upon such a default, or repurchase any series of existing notes, it could jeopardize its ability to make regularly scheduled interest or principal payments on the new notes offered hereby.

RAI may not have sufficient cash to repurchase the new notes upon a change of control if required to do so.

RAI’s ability to pay cash to the holders of new notes following the occurrence of a change of control requiring such repurchase under the terms of the new notes may be limited by its then-existing financial resources. Certain changes of control, as well as certain events accelerating other indebtedness, constitute events of default under the revolving credit facility; therefore, borrowings under the revolving credit facility may not be available to fund repurchases of the new notes. If RAI was required to repay in full significant outstanding sums under the revolving credit facility upon such a change of control, or repurchase any or all series of its other notes, including the new notes offered hereby, it could jeopardize its ability to repay or repurchase all such obligations. Consequently, there can be no assurance that RAI will have sufficient funds available when necessary to make any required repurchases.

The Lorillard Tobacco notes not exchanged in the private exchange offers contain similar provisions obligating RJR Tobacco (as successor to Lorillard Tobacco) to repurchase the Lorillard Tobacco notes upon certain changes of control combined with adverse credit rating events. RAI’s ability to repurchase the new notes offered hereby upon a change of control may also be negatively affected if its subsidiary RJR Tobacco must also offer to repurchase the Lorillard Tobacco notes due to the same event.

You may find it difficult to sell the new notes or to sell them at a price you deem sufficient because there is no established trading market for the new notes and the new notes will not be listed on any securities exchange.

The new notes will be new securities for which no established trading market currently exists. The liquidity of any market for the new notes and pricing for the new notes will depend upon various factors, including:

•	the number of holders of the new notes;

•	the interest of securities dealers in making a market for the new notes;

•	the overall market for similar debt securities;

•	RAI’s financial performance and prospects;

•	the prospects for companies in the tobacco industry generally; and

•	prevailing interest rates.

None of the new notes offered hereby will be listed on any securities exchange. This may further restrict any trading market for the new notes.

Our credit ratings may not reflect all risks of your investment in the new notes.

The credit ratings assigned to the new notes are limited in scope and do not address all material risks relating to an investment in the new notes, but rather reflect only the view of each rating agency at the time the rating is issued. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agency, if, in such rating agency’s judgment, circumstances so warrant.

Credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the new notes and increase our borrowing costs.

Risks Related to the Exchange Offers

There is a limited trading market for the old notes; that market may be limited further as a result of the Exchange Offers.

To the extent that the old notes are tendered and accepted for exchange in the Exchange Offers, any existing trading market for the old notes that are not so tendered and accepted will become more limited. A debt security with a smaller outstanding principal amount available for trading (a smaller “float”) may command a lower price than would a comparable debt security with a greater float. Consequently, the liquidity, market value and price volatility of old notes that remain outstanding following consummation of the Exchange Offers may be adversely affected. Holders of the old notes may attempt to obtain quotations for the old notes from their brokers. However, there can be no assurance that any trading market will exist for the old notes following consummation of the Exchange Offers. The extent of the public market for the old notes following consummation of the Exchange Offers will depend upon the number of holders remaining at such time, the interest in maintaining a market in the old notes on the part of securities firms and other factors.

If you do not exchange your old notes for new notes in the Exchange Offers, your old notes will continue to be subject to restrictions on transfer.

If you do not exchange your old notes for new notes in the Exchange Offers, you will continue to be subject to the restrictions on transfer described in the legend on your old notes, and in the offer to exchange and consent solicitation statement related to the private exchange offers. The restrictions on transfer of your old notes arise because we issued the old notes in private offerings in reliance on exemptions from the registration and prospectus delivery requirements of the Securities Act, or in transactions not subject to them. In general, you may only offer or sell the old notes if they are registered under the Securities Act or are offered and sold under an exemption from these requirements. Except as required by the registration rights agreement, we do not intend to register sales of the old notes under the Securities Act. For further information regarding the consequences of failing to tender your old notes in the Exchange Offers, see the discussions below under the caption “The Exchange Offers—Consequences of Failure to Exchange.”

In some instances, you may be obligated to deliver a prospectus in connection with resales of the new notes.

Based on certain no-action letters issued by the staff of the SEC to third parties unrelated to us, we believe that you may offer for resale, resell or otherwise transfer the new notes without compliance with the registration and prospectus delivery requirements of the Securities Act, except in the instances described in this prospectus under “The Exchange Offers—Resale of the New Notes.” For example, if you exchange your old notes in the Exchange Offers for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

You must comply with the procedures of the Exchange Offers in order to receive freely tradable new notes.

We will not accept your old notes for exchange if you do not follow the procedures of the Exchange Offers. Delivery of new notes in exchange for old notes tendered and accepted for exchange pursuant to the Exchange Offers will be made only after timely receipt by the exchange agent of the following:

Assuming you hold old notes through DTC in the form of book-entry interests, and wish to participate in one or more Exchange Offers, then by the expiration of the Exchange Offers, you (or your broker, bank or similar nominee) must cause the book-entry transfer of your old notes to the exchange agent’s account at DTC, and the exchange agent must receive:

•	a confirmation of book-entry transfer and

•	either:

•	an original or facsimile of the accompanying letter of transmittal, completed, signed and dated in accordance with the instructions contained in this prospectus and the letter of transmittal; or

•	an agent’s message transmitted pursuant to ATOP, by which each tendering holder will agree to be bound by, and to make the representations, warranties and agreements in, the letter of transmittal;

and any other required documentation.

Holders of old notes who would like to tender old notes in exchange for new notes should be sure to allow enough time to comply with the procedures of the Exchange Offers. Neither the exchange agent nor we are required to notify you of defects or irregularities in tenders of old notes for exchange. Old notes that are not tendered or that are tendered but we do not accept for exchange will, following completion of the Exchange Offers, continue to be subject to the existing transfer restrictions under the Securities Act and, upon completion of the Exchange Offers, certain registration and other rights under the registration rights agreement will terminate. See “The Exchange Offers—Procedures for Tendering Old Notes” and “The Exchange Offers—Consequences of Failure to Exchange.”

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain or incorporate by reference forward-looking statements. Such statements relate to future events or the future financial performance of RAI and its subsidiaries. Forward-looking statements include, without limitation, statements relating to future actions, prospective products, future performance or results of current or anticipated products, sales and marketing efforts, costs and expenses, interest rates, outcome of litigation and other contingencies, potential increased regulation, financial condition, results of operations, liquidity, business strategies, cost savings, objectives of management and other matters. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “should,” “could,” “plan,” “intend” or similar expressions in this prospectus or in documents incorporated by reference in this prospectus.

These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by these forward-looking statements. You should understand that various factors, in addition to those discussed elsewhere in this prospectus and in the documents referred to and incorporated by reference in this prospectus, could affect the future results of RAI and its subsidiaries and could cause results to differ materially from those expressed in these forward-looking statements. These risks and uncertainties include:

•	the risk factors described under “Risk Factors” beginning on page 19 of this prospectus and the information appearing under the caption “Risk Factors” included in RAI’s most recent annual report on Form 10-K filed with the SEC and in any updates to the risk factors in any quarterly or other report RAI files subsequently to such annual report;

•	the substantial and increasing taxation and regulation of tobacco products, including the regulation of tobacco products by the FDA;

•	the effect of adverse governmental developments on RAI’s subsidiaries’ sales of products that contain menthol, including the possibility that the FDA will issue regulations prohibiting menthol, or restricting the use of menthol, in cigarettes;

•	the possibility that the FDA will require the reduction of nicotine levels or the reduction or elimination of other constituents in cigarettes;

•	the adverse effects (including decreased sales and recall costs) arising from an order of the FDA’s Center for Tobacco Products, referred to as the CTP, (1) finding that a provisional product sold by an RAI operating subsidiary is not substantially equivalent to a predicate product, and (2) as a result, requiring that the provisional product be removed from the market;

•	the possibility that the CTP fails to grant a marketing order allowing an RAI operating subsidiary to launch a new tobacco product or modify an existing product;

•	the adverse effects (including decreased sales, and the incurrence of fines and costs) arising from an FDA enforcement action against SFNTC for the company’s use of the terms “natural” and “additive free” in the product labeling and/or advertising for NATURAL AMERICAN SPIRIT cigarettes without a modified risk product authorization order from the agency;

•	the possibility that the FDA will issue regulations extending the FDA’s authority over tobacco products to e-cigarettes, subjecting e-cigarettes to restrictions on, among other things, the manufacturing, marketing and sale of such products;

•	decreased sales resulting from the future issuance of “corrective communications,” required by the order in United States v. Philip Morris USA, Inc. (brought by the U.S. Department of Justice against RJR Tobacco, B&W, Lorillard and other tobacco companies in 1999) on five subjects, including smoking and health, and addiction;

•	various legal actions, proceedings and claims relating to the sale, distribution, manufacture, development, advertising, marketing and claimed health effects of tobacco products (including smokeless tobacco products and electronic cigarettes) that are pending or may be instituted against RAI or its subsidiaries;

•	the possibility that reports from the U.S. Surgeon General regarding the negative health consequences associated with cigarette smoking and second-hand smoke may result in additional litigation and/or regulation;

•	the possibility of being required to pay various adverse judgments in the Engle v. R.J. Reynolds Tobacco Co. progeny cases and/or other litigation;

•	the substantial payment obligations with respect to cigarette sales, and the substantial limitations on the advertising and marketing of cigarettes (and of RJR Tobacco’s smoke-free tobacco products) under the state settlement agreements;

•	the possibility that the arbitration award reflecting the partial resolution of the NPM adjustment disputes will be vacated or otherwise modified;

•	the possibility that the arbitration award with respect to certain of the states found to be non-diligent in connection with the 2003 NPM adjustment will be vacated or otherwise modified;

•	the continuing decline in volume in the U.S. cigarette industry and RAI’s and its subsidiaries’ dependence on the U.S. cigarette industry and premium and super-premium brands, a dependence that will increase if the proposed sale to JTIH is completed;

•	concentration of a material amount of sales with a limited number of customers and potential loss of these customers;

•	competition from other manufacturers, including those resulting from industry consolidations or any new entrants in the marketplace;

•	increased promotional activities by competitors, including manufacturers of deep-discount cigarette brands;

•	the success or failure of new product innovations, including the digital vapor cigarette, VUSE;

•	the success or failure of acquisitions or dispositions, which RAI or its subsidiaries may engage in from time to time, including the Lorillard merger and the divestiture;

•	the responsiveness of both the trade and consumers to new products, marketing strategies and promotional programs;

•	the reliance on outside suppliers to manage certain non-core business processes;

•	the reliance on a limited number of suppliers for certain raw materials;

•	the cost of tobacco leaf, and other raw materials and commodities used in products;

•	the passage of new federal or state legislation or regulations;

•	the effect of market conditions on interest rate risk, foreign currency exchange rate risk and the return on corporate cash, or adverse changes in liquidity in the financial markets;

•	the impairment of goodwill and other intangible assets, including trademarks;

•	the effect of market conditions on the performance of pension assets or any adverse effects of any new legislation or regulations changing pension and postretirement benefits accounting or required pension funding levels;

•	the substantial amount of RAI debt, including the additional debt incurred and assumed in connection with the Lorillard merger;

•	the possibility of decreases in the credit ratings assigned to RAI, and to the senior unsecured long-term debt of RAI;

•	the possibility of changes in RAI’s historical dividend policy;

•	the restrictive covenants imposed under RAI’s debt agreements;

•	the possibility of natural or man-made disasters or other disruptions, including disruptions in information technology systems or security breaches, that may adversely affect manufacturing or other operations and other facilities or data;

•	the loss of key personnel or difficulties recruiting and retaining qualified personnel;

•	the inability to adequately protect intellectual property rights;

•	the significant ownership interest in RAI of BAT and its subsidiaries, collectively RAI’s largest beneficial owner, and their rights under the governance agreement, dated as of July 30, 2004, as amended, among RAI, BAT and B&W, referred to as the governance agreement;

•	the potential consequences due to the expiration of the standstill provisions of the governance agreement, and the expiration of RAI’s shareholder rights plan, on July 30, 2014;

•	a termination of the governance agreement or certain of its provisions in accordance with its terms, including the limitations on B&W’s representation on the RAI board of directors and its committees;

•	the potential for increased competition between RAI and BAT and their respective subsidiaries due to the expiration of the non-competition agreement between RAI and BAT on July 30, 2014;

•	additional risks, contingencies and uncertainties associated with the Lorillard merger and the divestiture that could result in an adverse effect on the results of operations, cash flows and financial position of RAI and its subsidiaries and/or the failure to realize any anticipated benefits of the Lorillard merger and the divestiture to RAI shareholders, including:

•	the effect of the Lorillard merger and the divestiture on the ability to maintain business relationships, and on operating results and businesses generally;

•	the reliance of RJR Tobacco on Imperial Sub to manufacture NEWPORT on RJR Tobacco’s behalf for a period of time after the Lorillard merger and the divestiture;

•	RAI’s obligations to indemnify Imperial Sub for specified matters and to retain certain liabilities related to the transferred assets;

•	the failure to realize projected synergies and other benefits from the Lorillard merger and the divestiture; and

•	the incurrence of significant post-transaction related costs in connection with the Lorillard merger and the divestiture; and

•	additional risks, contingencies and uncertainties associated with the proposed sale to JTIH that could result in the failure of the proposed sale to JTIH to be consummated or, if consummated, could have an adverse effect on the results of operations, cash flows and financial position of RAI and its subsidiaries are the following:

•	the occurrence of any event, change or other circumstances giving rise to the right of a party to terminate the Japan Tobacco purchase agreement;

•	the failure to obtain the necessary regulatory approvals for the proposed sale to JTIH, or if obtained, the possibility of being subjected to conditions as a result of regulatory approval that could reduce the expected benefits of the proposed sale to JTIH, result in a material delay in, or the abandonment of, the proposed sale to JTIH or otherwise have an adverse effect on RAI;

•	the failure to satisfy required closing conditions or complete the proposed sale to JTIH in a timely manner;

•	the effect of restrictions placed on RAI’s and its subsidiaries’ business activities, including restrictions associated with RAI’s agreement not to, and to cause its affiliates not to, engage in the business of producing, selling, distributing and developing natural, organic and additive-free combustible tobacco cigarettes and roll-your-own or make-your-own tobacco products outside of the United States for a period of five years after the closing, and the limitations put on RAI’s ability to pursue alternatives to the proposed sale to JTIH pursuant to the Japan Tobacco purchase agreement;

•	the possibility of delay or prevention of the proposed sale to JTIH if lawsuits challenging the proposed sale to JTIH are filed against RAI, the members of the RAI board of directors, Japan Tobacco and/or the members of the Japan Tobacco board of directors;

•	RAI’s obligation to indemnify Japan Tobacco for specified matters and to retain certain liabilities related to the acquired business;

•	the incurrence of significant pre-and post-sale transaction related costs in connection with the proposed sale to JTIH; and

•	the effect of the announcement of the proposed sale to JTIH on the ability of RAI and its subsidiaries to retain and hire key personnel, maintain business relationships, and on operating results and business generally; and

•	risks, contingencies and uncertainties associated with acquiring new notes in the Exchange Offers that could result in a loss to holders of new notes, including:

•	the structural subordination of the new notes and guarantees to claims of creditors of non-guarantor subsidiaries of RAI and the guarantors, as the case may be;

•	the effective subordination of the new notes and guarantees to any secured indebtedness;

•	the possibility of the termination of guarantees of the new notes without the consent of noteholders;

•	the possibility that the guarantees of the new notes would not be given effect by a court;

•	the lack of cross-default provisions in the RAI indenture;

•	differences in the change of control repurchase provisions of the new notes from provisions in RAI’s revolving credit facility, and certain series of existing notes, which may result in an acceleration of indebtedness or triggering of a repurchase obligation under such other indebtedness, but not under the new notes offered hereby;

•	the possibility that RAI might not have sufficient cash to repurchase the notes if the change of control repurchase provisions were triggered;

•	the lack of an existing trading market for the notes, and the fact that the new notes will not be listed on a securities exchange; and

•	the possibility that RAI credit ratings may not reflect all risks of an investment in new notes; and

•	risks, contingencies and uncertainties associated with participating, or declining to participate, in the Exchange Offers, including:

•	the limited trading market for the old notes, and any exacerbating effect of the Exchange Offers on such market for unexchanged old notes;

•	the continuing restrictions on transfer of unexchanged old notes;

•	possible prospectus delivery requirements in connection with sales of the new notes; and

•	the responsibility of old noteholders who wish to participate in the Exchange Offers to comply with the procedures for tendering old notes.

Due to these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the dates of those documents. Except as provided by federal securities laws, RAI is not required to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written or oral forward-looking statements attributable to RAI or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

INDUSTRY DATA

When we make statements in this prospectus and in the documents incorporated by reference herein regarding the industry position of our operating subsidiaries or market share (or the market share of their brands), we are making statements of our belief. This belief is based on: information regarding the market share of RAI’s operating subsidiaries’ products; estimates and assumptions that we have made based on that data; and our knowledge of the markets for the products of our operating subsidiaries. In this prospectus and documents incorporated by reference herein that were, or are, filed with the SEC commencing with RAI’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, the shares of RAI’s operating subsidiaries’ products are reported as a percentage of total share of U.S. cigarette (or moist snuff, as applicable) shipments to retail, referred to as STR data. This STR data is based on information submitted by wholesale locations and processed and managed by MSAi. For documents incorporated by reference herein that were filed with the SEC prior to RAI’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, the shares of RAI’s operating subsidiaries’ products were reported as a percentage of total share of U.S. retail cigarette (or moist snuff, as applicable) sales, referred to as retail scan data, based on data collected by IRI/Capstone, and processed and managed by MSAi. Management believes that STR data more accurately reflects marketplace performance across all channels of trade than retail scan data.

You should not rely, however, on the STR data reported by MSAi as being a precise measurement of actual market share as the shipments to retail do not reflect actual consumer sales and do not track all volume and trade channels. Similarly, market share data reported by IRI/Capstone should not be relied upon as being a precise measurement of actual market share because IRI/Capstone uses a sample methodology that does not track all volume and trade channels. Accordingly, the STR data or retail scan data for RAI’s operating subsidiaries’ brands may overstate or understate their actual market share. Moreover, you should be aware that in a market experiencing overall declining consumption, like the domestic cigarette market, a particular product can experience increasing market share relative to competing products, yet still be subject to declining consumption volumes. We have not independently verified either the STR data or the retail scan data. Accordingly, we cannot assure you that any of our assumptions based on such data are accurate or that our assumptions correctly reflect the position of our operating subsidiaries in their industries.

THE EXCHANGE OFFERS

Purpose and Effect of the Exchange Offers

On July 15, 2015, RAI issued approximately $3.12 billion aggregate principal amount of old notes pursuant to the private exchange offers that was exempt from the registration and prospectus delivery requirements of the Securities Act. Accordingly, these old notes may not be transferred in the United States unless registered under the Securities Act or unless an exemption from the registration requirements of the Securities Act is available. In connection with the issuance and sale of the old notes, RAI and the guarantors entered into a registration rights agreement with the dealer managers for the private exchange offers pursuant to which RAI and the guarantors agreed, among other things, to use their reasonable best efforts to file with the SEC a registration statement relating to the old notes issued in the private exchange offers and to complete the Exchange Offers within 210 days after the date the old notes were originally issued.

The Exchange Offers are being conducted to satisfy the obligations of RAI and the guarantors under the registration rights agreement. RAI and the guarantors are registering the Exchange Offers in reliance on the position of the staff of the SEC set forth in the following no-action letters: Exxon Capital Holdings Corporation (available May 13, 1998), Morgan Stanley & Co., Inc. (available June 5, 1991), and Shearman & Stearling (available July 2, 1993).

RAI will be required to pay additional interest on the old notes at the rate of 0.25% per year for the first 90-day period and an additional 0.25% per year with respect to each subsequent 90-day period if the Exchange Offers have not been completed by February 10, 2016, up to a maximum increase of 0.50% per year. This additional interest will be payable until the Exchange Offers are completed.

Following the completion of the Exchange Offers, holders of the old notes who were eligible to participate in the Exchange Offers, but who do not tender their old notes, will have no further rights under the registration rights agreement. In that case, the old notes will continue to be subject to restrictions on transfer under the Securities Act.

Terms of the Exchange Offers

Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, RAI is offering to exchange any and all outstanding old notes of the series listed below for a like principal amount of our new notes. Old notes may be tendered only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. As of the date of this prospectus, the following principal amounts of old notes are outstanding:

Title of Series of Old Notes to be Exchanged	Aggregate Principal Amount Outstanding
3.500% Senior Notes due 2016	$414,793,000
2.300% Senior Notes due 2017	$447,092,000
8.125% Senior Notes due 2019	$668,689,000
6.875% Senior Notes due 2020	$641,462,000
3.750% Senior Notes due 2023	$473,689,000
8.125% Senior Notes due 2040	$236,748,000
7.000% Senior Notes due 2041	$240,197,000

RAI will accept for exchange any and all old notes properly tendered and not validly withdrawn before the expiration of the Exchange Offers. For each old note exchanged pursuant to the Exchange Offers, the holder of the old note will receive a new note having a principal amount equal to that of the exchanged old note. The new notes will be issued and delivered promptly following the expiration of the Exchange Offers.

The Exchange Offers are being made in reliance upon interpretations by the staff of the SEC issued to unrelated third parties that the new notes issued in exchange for the old notes pursuant to the Exchange Offers may be offered for sale, resold and otherwise transferred by holders thereof (other than a broker-dealer who purchased such old notes directly from RAI for resale pursuant to any available exemption under the Securities Act or a holder that is an “affiliate” of RAI or the guarantors within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such new notes are acquired in the ordinary course of such holders’ businesses and such holders are not engaged in, do not intend to engage in, and have no arrangement or understanding with any person or entity to participate in, the distribution of such new notes. To participate in the Exchange Offers, you will be required to acknowledge and agree in the letter of transmittal that the SEC has not considered the Exchange Offers in the context of a no-action letter, and there can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Offers as in other circumstances.

To participate in the Exchange Offers, you will be required to make the following representations to us in the letter of transmittal:

•	the new notes to be acquired pursuant to the Exchange Offers are being acquired in the ordinary course of your business or the business of any beneficial owner of the old notes tendered by such letter of transmittal;

•	neither you nor any beneficial owner of the old notes tendered by such letter of transmittal is engaged in, intends to engage in, or has any arrangement or understanding with any person or entity to participate in, a “distribution” of the new notes within the meaning of the Securities Act;

•	neither you nor any beneficial owner of the old notes tendered by such letter of transmittal is an “affiliate” of any of RAI or the guarantors within the meaning of Rule 405 promulgated under the Securities Act;

•	if you or any beneficial owner of the old notes tendered by such letter of transmittal is a broker-dealer, neither you nor any such beneficial owner purchased the old notes directly from RAI for resale pursuant to an exemption from registration under the Securities Act;

•	if you or any beneficial owner of the old notes tendered by such letter of transmittal is a broker-dealer, you further represent that you or such other beneficial owner (1) acquired the old notes as a result of market-making or other trading activities (and not directly from RAI for resale), (2) may be considered a statutory “underwriter” under the Securities Act and (3) will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of new notes received in the Exchange Offers; provided, however, that, by acknowledging that you or such beneficial owner, as such a broker-dealer, will deliver, and by delivering, a prospectus meeting the requirements of the Securities Act in connection with any resale of new notes, you or such beneficial owner will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act; and

•	you are not acting on behalf of any person or entity that could not truthfully make the foregoing representations, warranties and agreements.

If you cannot make all of the above representations, warranties and agreements, you cannot participate in the Exchange Offers. In such case, you cannot rely on the SEC staff position enunciated in the no-action letters issued to unrelated third parties and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. You acknowledge that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of the SEC’s Regulation S-K.

As described below under “—Resale of the New Notes,” the SEC has taken the position that broker-dealers who exchange old notes for their own account acquired as a result of market-making or other trading activities may fulfill their prospectus delivery requirements with respect to new notes with this prospectus. By signing the letter of transmittal, such broker-dealers will acknowledge that they will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes.

The form and terms of the new notes will be substantially identical to the form and terms of the old notes, except that the new notes will be registered under the Securities Act and hence will not bear legends restricting their transfer; holders of the new notes will not be entitled to most rights under the registration rights agreement; and holders of the new notes will not be entitled to additional interest in certain situations. The new notes will evidence the same debt as the old notes. The new notes will be issued under and entitled to the benefits of the same indenture under which the old notes were issued.

This prospectus and the letter of transmittal are being sent to all registered holders of the old notes. There will be no fixed record date for determining registered holders of the old notes entitled to participate in the Exchange Offers.

RAI intends to conduct the Exchange Offers in accordance with the applicable requirements of the Securities Act, the Securities Exchange Act and the rules and regulations of the SEC. Old notes that are not exchanged in the Exchange Offers will remain outstanding and continue to accrue interest, and will be entitled to the rights and benefits their holders have under the RAI indenture. Other than as set forth below under “—Shelf Registration,” we will have no further obligation to you to provide for the registration of the new notes and the exchange offer under the registration rights agreement.

Conditions

Notwithstanding any other provision of the Exchange Offers and subject to our obligations under the registration rights agreement, the Exchange Offers shall not be subject to any conditions, other than that:

•	there shall not have been adopted or enacted any law, statute, rule or regulation, or any interpretation of the staff of the SEC, which in our judgment, would materially impair our ability to proceed with the Exchange Offers;

•	no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offers, which, in RAI’s judgment, might impair RAI’s ability to proceed with the Exchange Offers; or

•	the SEC has issued an order or orders declaring that the trustee under the RAI indenture has been qualified under the Trust Indenture Act of 1939.

We expressly reserve the right to amend or terminate the Exchange Offers, and to reject for exchange any old notes not previously accepted for exchange, upon any occurrence that causes any of the foregoing conditions of the Exchange Offers not to be satisfied prior to the expiration of the Exchange Offers.

These conditions are for our sole benefit, and we may assert a condition regardless of the circumstances giving rise to it, subject to applicable law. We also may waive in whole or in part at any time before the expiration of the Exchange Offers any condition in our sole discretion. Our failure at any time to exercise the foregoing rights will not be deemed a waiver of these rights, and these rights will be deemed to be ongoing rights, which may be asserted at any time. Any waiver by us will be made by written notice or public announcement to the registered holders of the notes. If such waiver constitutes a material change in the Exchange Offers, we will extend the Exchange Offers period if necessary to ensure that at least five business days remain in the Exchange Offers following notice of the material change.

The conditions to the Exchange Offers must be satisfied or waived by us prior to the expiration of the Exchange Offers. In addition, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any old notes, if at that time any stop order shall be threatened or in effect with respect to the Exchange Offers to which this prospectus relates or the qualification of the RAI indenture under the Trust Indenture Act.

The Exchange Offers are not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

Expiration Date; Extensions; Amendment; Termination

The Exchange Offers will expire at          p.m., New York City time on                     , 2015, or such later date and time to which we, in our sole discretion, extend any one or more Exchange Offer. In the case of any extension, we will notify the exchange agent orally (confirmed in writing) or in writing of any extension. We will also notify the registered holders of old notes by public announcement no later than          a.m., New York City time, on the business day after the previously scheduled expiration of the Exchange Offers.

To the extent we are permitted to do so by applicable law, regulation or interpretation of the staff of the SEC, subject to the registration rights agreement, we expressly reserve the right, in our sole discretion, to:

•	delay accepting any old note if we extend one or more Exchange Offers;

•	amend any Exchange Offer;

•	waive the conditions to any Exchange Offers; and

•	if the conditions described above under “—Conditions” have not been satisfied prior to the expiration of the Exchange Offers, to terminate any one or more Exchange Offers.

Any such delay in acceptance, amendment or termination will be followed as promptly as practicable by notice to the registered holders of old notes by public announcement thereof. If we consider an amendment to an Exchange Offer to be material, we will promptly inform the registered holders of old notes of such amendment in a reasonable manner. In addition, in the event of a material change to an Exchange Offer, including waiver of the condition, within five business days of the scheduled expiration date, we will extend such Exchange Offer period to ensure that there are at least five business days between the date we provide notice of such material change and the expiration of such Exchange Offer.

Without limiting the manner by which we may choose to make public announcements of any extension, delay in acceptance, amendment or termination of any one or more Exchange Offers, we will have no obligation to publish, advertise or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

We acknowledge and undertake to comply with the provisions of Rule 14e-l(c) under the Securities Exchange Act, which requires us to return the old notes surrendered for exchange promptly after the termination or withdrawal of an Exchange Offer.

Interest on the New Notes

Interest on the new notes issued in exchange for old notes will accrue from the last interest payment date on which interest was paid on such old notes or, if no interest has been paid on such old notes, from the last interest payment date on which interest was paid on the Lorillard Tobacco notes for which the old notes were issued in exchange. Notwithstanding the foregoing, if new notes are issued in exchange for old notes between a record date for the payment of interest on such series of old notes and the interest payment date for such series of old notes following such record date, interest on the corresponding series of new notes will begin to accrue from such interest payment date. If your old notes are accepted for exchange, you will be deemed to have waived your right to receive any interest on the old notes (other than, in the event that new notes are issued in exchange for old notes between a record date for the payment of interest on such series of old notes and the interest payment date for such series of old notes following such record date, your right as a holder of old notes of such series on such record date to receive an interest payment on such old notes related to such record date). Consequently, holders of new notes will receive the same interest payments that they would have received had they not exchanged their old notes in the applicable Exchange Offer.

Resale of the New Notes

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties unrelated to us and referred to above under “—Purpose and Effect of the Exchange Offers,” we believe that the new notes issued in the Exchange Offers may be offered for resale, resold and otherwise transferred by you, without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that you can make each of the representations set forth above under “—Terms of the Exchange Offers.” If you cannot make each of the representations set forth under “—Terms of the Exchange Offers,” you may not rely on the interpretations by the staff of the SEC. Under those circumstances, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a sale, transfer or other disposition of any new notes unless you are able to utilize an applicable exemption from all of those requirements. See “Plan of Distribution.”

Holders of old notes wishing to accept the Exchange Offers must submit the letter of transmittal or agree to the terms of the letter of transmittal pursuant to an agent’s message. The letter of transmittal contains the required representations described above and an agreement to comply with the agreements and covenants set forth in the registration rights agreement.

The SEC has not considered the Exchange Offers in the context of a no-action letter, and there can be no assurance that the staff of the SEC would make a similar determination with respect to these Exchange Offers as it made in the no-action letters to the unrelated persons.

Broker-dealers receiving new notes in exchange for old notes acquired for their own account through marketmaking or other trading activities may not rely on these SEC interpretations. Such broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act and must therefore acknowledge, by signing the letter of transmittal, that they will deliver a prospectus meeting the requirements of the Securities Act in connection with the resale of the new notes. The letter of transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The SEC has taken the position that participating broker-dealers who exchange old notes for their own account acquired as a result of market-making or other trading activities may fulfill their prospectus delivery requirements with respect to the new notes with this prospectus. We have agreed to allow participating broker-dealers to use this prospectus in connection with the resale of the new notes, subject to RAI’s and the guarantors’ right to suspend use of the prospectus under the conditions described below under “—Shelf Registration.” RAI and the guarantors have also agreed to amend or supplement this prospectus for a period ending upon the earlier of (1) 180 days after the completion of the Exchange Offers and (2) the first day after the completion of the Exchange Offers when participating broker-dealers no longer have a prospectus delivery obligation, if requested by one or more participating broker-dealers, in order to expedite or facilitate the disposition of any new note by participating broker-dealers consistent with the positions of the staff of the SEC described above.

Broker-dealers who hold old notes as unsold allotments from the issuance of the old notes cannot rely on the interpretations of the staff of the SEC described above, and cannot participate in the Exchange Offers. See “Plan of Distribution.”

If you will not receive freely tradable new notes in the Exchange Offers or are not eligible to participate in the Exchange Offers, you can elect, by notifying RAI and providing additional necessary information, to have your old notes registered on the shelf registration statement described below under “—Shelf Registration.”

Procedures for Tendering Old Notes

Tenders by Beneficial Owners

Only a registered holder of the old notes may tender old notes of any series in the applicable Exchange Offer. If you are an eligible holder of old notes whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those old notes, you should contact the registered holder promptly and instruct the registered holder to tender your old notes on your behalf by the expiration of the Exchange Offer.

Book-Entry Transfers; Tender of Old Notes Using DTC’s Automated Tender Offer Program

RAI understands that the old notes are held solely in book-entry form through DTC. RAI further understands that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the old notes at DTC for the purpose of facilitating the Exchange Offers. Subject to the establishment of the accounts, any financial institution that is a participant in DTC’s system may tender old notes in any Exchange Offer through book-entry delivery of such old notes by causing DTC to transfer the old notes into the exchange agent’s account in accordance with DTC’s procedures for such transfer.

If you desire to tender old notes held in book-entry form with DTC, the exchange agent must receive, by the expiration of the applicable Exchange Offer:

•	a confirmation of book-entry transfer of old notes into the exchange agent’s account at DTC, and either:

•	a properly completed and validly executed letter of transmittal, or manually signed facsimile thereof, together with any signature guarantees and other documents required by the instructions in the letter of transmittal; or

•	an agent’s message transmitted through ATOP, and

•	any other required documentation.

DTC participants may electronically transmit their acceptance of an Exchange Offer by complying with DTC’s ATOP procedures. If a DTC participant participates in an Exchange Offer via ATOP, and also causes the transfer of book-entry old notes to the exchange agent’s account as described above, DTC is expected to send a book-entry confirmation, including an agent’s message, to the exchange agent. If you use ATOP procedures to tender old notes, you will not be required to deliver a letter of transmittal to the exchange agent, but you will be bound by its terms just as if you had signed it and be deemed to have made all the representations and warranties therein.

The term “agent’s message” means a message, transmitted by DTC and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from a participant in DTC tendering old notes that such participant has received the letter of transmittal and agrees to be bound by the terms of the letter of transmittal, and RAI and the guarantors may enforce such agreement against the participant. Delivery of an agent’s message will also constitute an acknowledgment from the tendering DTC participant that the representations contained in the letter of transmittal are true and correct.

See “—Letter of Transmittal; Representations, Warranties and Agreements of Tendering Holders of Old Notes.”

Other Tenders

Although, as described above, RAI understands that all old notes are held solely in book-entry form through DTC, if old notes are subsequently issued in certificated form registered in the name of a holder, such holder wishing to participate in an Exchange Offer should send its certificated old notes with a properly completed and validly executed letter of transmittal, along with any other required documentation, by the expiration of the Exchange Offer, to the exchange agent. In this event, such holder should contact the exchange agent for further information, including if the letter of transmittal with respect to such old notes is not signed by the registered holder or does not correspond to the name written on the face of the old notes, using the contact information appearing in the letter of transmittal.

Proper Execution of a Letter of Transmittal

If a letter of transmittal is completed, signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the

Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act, unless the old notes surrendered for exchange are tendered:

•	by a registered holder who has not completed the box labeled “Special Issuance and Payment Instructions” or “Special Delivery Instructions” in the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If a DTC participant signs the applicable letter of transmittal, the signature must correspond with the name as it appears on the security position listing as the holder of the old notes. If a person other than a DTC participant signs the letter of transmittal, the letter of transmittal must be accompanied by a properly completed bond power. The DTC participant must sign the bond power as it appears on the security position listing and an eligible institution must guarantee the signature on the bond power. If the letter of transmittal or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless we waive this requirement, they should also submit evidence satisfactory to us of their authority to execute and deliver the letter of transmittal.

Effect of Tender

The valid tender by a holder of the old notes by the expiration of the applicable Exchange Offer, that is not validly withdrawn, and the subsequent acceptance of such tender by RAI will constitute a binding agreement between the holder of such old notes and RAI in accordance with the terms and subject to the conditions set forth in this prospectus and the letter of transmittal.

General

We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal or revocation of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any and all old notes not validly tendered or any old notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects or irregularities in, or conditions of, any tenders as to particular old notes. Our interpretation of the terms and conditions of the Exchange Offers, including the instructions in the letter of transmittal, will be final and binding on all parties.

Unless waived, any defects or irregularities in connection with tenders of old notes must be cured by the expiration of the applicable Exchange Offer. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, none of RAI, the exchange agent or any other person will incur any liability for failure to give notification. Tenders of old notes will not be deemed made until those defects or irregularities have been cured or waived. Any old notes the exchange agent receives that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, promptly following the expiration of the applicable Exchange Offer.

A holder of old notes whose notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee should instruct its nominee a sufficient time ahead of the expiration of the applicable Exchange Offer to permit its nominee to participate in such Exchange Offer on its behalf. Such holders should allow sufficient time ahead to comply with DTC’s ATOP procedures and procedures for book-entry transfer in order to participate in the Exchange Offers. The method of delivery of old notes, the letter of transmittal and all other required documents to the exchange agent is at the holder’s election and risk. Rather than mail these items, RAI recommends that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent by the expiration of the applicable Exchange Offer. Holders should not send the letter of transmittal or old notes to us.

Guaranteed Delivery Procedures

If you desire to tender old notes pursuant to the Exchange Offers and (1) certificates representing such old notes are not immediately available, (2) time will not permit your letter of transmittal, certificates representing such old notes and all other required documents to reach the exchange agent on or prior to the expiration of the Exchange Offers or (3) the procedures for book-entry transfer (including delivery of an agent’s message) cannot be completed on or prior to the expiration of the Exchange Offers, you may nevertheless tender such notes with the effect that such tender will be deemed to have been received on or prior to the expiration of the Exchange Offers if all the following conditions are satisfied:

•	you must effect your tender through an “eligible guarantor institution;”

•	a properly completed and duly executed notice of guaranteed delivery, in the form provided by us herewith, or an agent’s message with respect to guaranteed delivery that is accepted by us, is received by the exchange agent on or prior to the expiration of the Exchange Offers as provided below; and

•	the certificates for the tendered notes, in proper form for transfer (or a book-entry confirmation of the transfer of such notes into the exchange agent account at DTC as described above), together with a letter of transmittal (or a manually signed facsimile of the letter of transmittal) properly completed and duly executed, with any signature guarantees and any other documents required by the letter of transmittal or a properly transmitted agent’s message, are received by the exchange agent within three trading days (on the New York Stock Exchange) after the date of execution of the notice of guaranteed delivery.

The notice of guaranteed delivery may be sent by hand delivery, facsimile transmission or mail to the exchange agent and must include a guarantee by an eligible guarantor institution in the form set forth in the notice of guaranteed delivery.

Acceptance of Tendered Old Notes; Settlement

Subject to the satisfaction or waiver of the conditions to the Exchange Offers, RAI will accept for exchange the old notes validly tendered and not validly withdrawn by the expiration of the Exchange Offers. RAI shall be deemed to have accepted validly tendered old notes when and if it has given written notice to the exchange agent of its acceptance.

RAI will issue and deliver the new notes promptly following the expiration of the applicable Exchange Offer. The exchange agent will act as agent for the holders of old notes who validly tender their old notes in an Exchange Offer for the purposes of receiving the old notes and delivering the new notes. All old notes exchanged will be cancelled.

If any tendered old notes are not accepted for any reason, such unaccepted or unexchanged old notes will be returned without expense to the tendering holder thereof promptly following the expiration of the applicable Exchange Offer. In the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described above, any such unaccepted or unexchanged old notes will be credited to the account at DTC from which such old notes were tendered promptly following the expiration of the applicable Exchange Offer.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, holders of old notes may withdraw their tenders at any time prior to the expiration of the applicable Exchange Offer. For a withdrawal to be effective:

•	the exchange agent must receive a written notice of withdrawal, or a facsimile thereof, at the address set forth in the letter of transmittal prior to the expiration of the applicable Exchange Offer; or

•	holders must comply with the appropriate procedures of DTC’s ATOP system prior to such expiration.

Any notice of withdrawal must:

•	specify the name of the person who tendered the old notes to be withdrawn;

•	identify the old notes to be withdrawn, including the principal amount of the old notes to be withdrawn; and

•	be signed by the person who tendered the old notes in the same manner as the original signature on the letter of transmittal (if any), including any required signature guarantees.

If you are a holder of old notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to withdraw previously tendered old notes, you should contact the nominee promptly and instruct the nominee to withdraw your old notes on your behalf prior to the expiration of the applicable Exchange Offer. If old notes have been tendered pursuant to the procedure for book-entry transfer described under “—Procedures for Tendering Old Notes,” any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC.

We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal, and our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange or purposes of the applicable Exchange Offer. Validly withdrawn old notes will be returned without expense to the tendering holder thereof promptly following the valid withdrawal thereof. In the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described above, any such withdrawn old notes will be credited to the account at DTC from which such old notes were tendered promptly following a valid withdrawal.

You may re-tender validly withdrawn old notes by following one of the procedures described under the caption “—Procedures for Tendering Old Notes” above at any time by the expiration of the applicable Exchange Offer.

A holder may obtain a form of the notice of withdrawal from the exchange agent at its office listed in the letter of transmittal.

Consequences of Failure to Exchange

If you do not exchange your old notes for new notes in the Exchange Offers, your old notes will remain subject to the restrictions on transfer of such old notes:

•	as set forth in the legend printed on the old notes as a consequence of the issuance of the old notes pursuant to exemptions from the registration requirements of the Securities Act, or in transactions not subject to the Securities Act; and

•	as otherwise set forth in the offer to exchange and consent solicitation statement distributed in connection with the private exchange offers in which the old notes were issued.

In general, you may not offer or sell your old notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the old notes under the Securities Act.

Letter of Transmittal; Representations, Warranties and Agreements of Tendering Holders of Old Notes

In addition to the representations set forth above under the caption “—Terms of the Exchange Offers,” upon the submission of the letter of transmittal, or the agreement to the terms of the letter of transmittal pursuant to an agent’s message, a holder of old notes will, subject to that holder’s ability to withdraw its tender, and subject to the terms and conditions set forth in this prospectus and the letter of transmittal generally, be deemed, among other things, to:

•	tender to RAI such holder’s old notes, and in doing so, irrevocably sell, assign and transfer to or upon RAI’s order or the order of its nominee all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the holder’s status as a holder of, the old notes tendered, such that thereafter the holder shall have no contractual or other rights or claims in law or equity against RAI, the guarantors and their affiliates or any fiduciary, trustee, fiscal agent or other person connected with the old notes or RAI indenture arising under, from or in connection with the old notes;

•	waive any and all other rights with respect to such tendered old notes (including without limitation any existing or past defaults and their consequences with respect to such old notes under the RAI indenture and any rights under the registration rights agreement);

•	release and discharge RAI, the guarantors and their respective affiliates and the trustee under the RAI indenture from any and all claims that the holder may have, now or in the future, arising out of or related to the old notes tendered, including, without limitation, any claims that the holder is entitled to receive additional principal or interest payments with respect to the old notes tendered (other than as expressly provided in this prospectus or the letter of transmittal), or to participate in any redemption or defeasance of the old notes tendered; and

•	irrevocably constitute and appoint the exchange agent as its true and lawful agent and attorney-in-fact with respect to the tendered old notes (with full knowledge that the exchange agent also acts as the agent of RAI with respect to such old notes), with full powers of substitution and resubstitution, subject only to the right of withdrawal described in this prospectus, to cause the old notes tendered to be assigned, transferred and exchanged in the applicable Exchange Offer;

provided, in the event that new notes are issued in exchange for old notes between a record date for the payment of interest on such series of old notes and the interest payment date for such series of old notes following such record date, the holders of record of such old notes on such record date will not be deemed to have waived, released or discharged their right to receive an interest payment on such old notes related to such record date.

In addition, each holder of old notes whose old notes are validly tendered in the Exchange Offers upon the submission of the letter of transmittal or each such holder’s agreement to the terms of a letter of transmittal pursuant to an agent’s message, will be deemed to represent, warrant and agree that:

•	it has received the prospectus and the letter of transmittal;

•	it has full power and authority to execute or agree to be bound by the letter of transmittal and to tender, exchange, sell, assign and transfer the old notes tendered and to acquire the new notes issuable upon the exchange of such tendered old notes;

•	as of the date of delivery of the letter of transmittal or an agent’s message, the holders’ old notes were owned free and clear of all security interests, liens, restrictions, charges and encumbrances and were not subject to any adverse claim or right or proxy of any kind, and RAI will acquire good, indefeasible, marketable and unencumbered title to the tendered old notes, free and clear of all security interests, liens, restrictions, charges and encumbrances and not subject to any adverse claim or right or restriction or proxy of any kind, when the same are accepted for exchange by RAI;

•	it will not sell, pledge, hypothecate or otherwise encumber or transfer any old notes tendered from the date of the delivery of the letter of transmittal or an agent’s message, and any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

•	it is not a person to whom it is unlawful to make an invitation pursuant to the Exchange Offers under applicable securities laws;

•	it has observed (and will observe) the laws and regulations of all relevant jurisdictions, obtained all requisite governmental, regulatory, exchange or other required consents, complied with all requisite formalities, including, without limitation, any verifications and registrations, and paid (or will pay) any issue, transfer or other taxes or requisite payments due from the holder in each respect in connection with any offer or acceptance, in any jurisdiction and that the holder has not taken or omitted to take any action in breach of the representations or which will or may result in RAI or any other person acting in breach of the legal or regulatory requirements of any such jurisdiction in connection with the Exchange Offers or tender of old notes in connection therewith; and

•	it undertakes to execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions described or referred to in this prospectus and letter of transmittal.

The representations, warranties and agreements of a holder tendering old notes will be deemed to be repeated and reconfirmed on and as of the expiration of the applicable Exchange Offer and as of the settlement thereof.

Exchange Agent

The Bank of New York Mellon Trust Company, N.A. has been appointed as exchange agent for the Exchange Offers and is receiving a customary fee therefor, as well as reimbursement for reasonable out-of-pocket expenses. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery or the notice of withdrawal to the exchange agent addressed as follows:

By Mail, Overnight Courier or Hand Delivery:

The Bank of New York Mellon Trust Company, N.A, as Exchange Agent

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations- Reorganization Unit

111 Sanders Creek Parkway

East Syracuse, NY 13057

Attn: Pamela Adamo

Tel: 315-414-3317

By Facsimile:

The Bank of New York Mellon Trust Company, N.A, as Exchange Agent

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations- Reorganization Unit

Attn: Pamela Adamo

Fax: 732-667-9408

Delivery of the letter of transmittal to an address other than as shown above or transmission via facsimile other than as set forth above does not constitute a valid delivery of the letter of transmittal.

Shelf Registration

Pursuant to the registration rights agreement, we may be required to file one or more shelf registration statements to permit certain holders of “registrable securities” (as defined below), who were not eligible to participate in the Exchange Offers to resell the registrable securities periodically without being limited by the transfer restrictions.

We will only be required to file a shelf registration statement if:

•	we are not permitted by applicable law or by the staff of the SEC to effect the Exchange Offers as contemplated by the registration rights agreement;

•	the exchange offer is not completed by February 10, 2016, in the case of the old notes; or

•	such registration is requested by any participant in the private exchange offers in which the old notes were issued, not later than 60 days after the consummation of the Exchange Offers, if such requesting person holds old notes ineligible to be exchanged for new notes in the Exchange Offers.

If a shelf registration statement is required, we will use our reasonable best efforts to:

•	file the shelf registration statement with the SEC as soon as practicable after we are required to do so and cause the shelf registration statement to be declared effective by the SEC; and

•	keep the shelf registration statement continuously effective until all the registrable securities covered by the shelf registration statement are sold thereunder, they cease to be outstanding or all registerable securities are exchanged in the Exchange Offers.

Notwithstanding the foregoing, we may, by notice to holders of registrable securities, suspend the availability of a shelf registration statement and the use of the related prospectus, if:

•	such action is required by the SEC or a state securities authority;

•	the happening of any event that makes any statement made in the shelf registration statement or the related prospectus untrue in any material respect or requires changes in order to make the statements made not misleading; or

•	we determine in our reasonable judgment that it is in the best interests of RAI and the guarantors not to disclose a possible acquisition or business combination or other transaction, business development or event involving RAI or the guarantors that might otherwise require disclosure in the registration statement, or if obtaining any financial statements relating to an acquisition or business combination required to be included in the registration statement would be impracticable.

The period for which we are obligated to keep the shelf registration statement continuously effective will be extended by the period of such suspension.

Each holder of registrable securities will be required to discontinue disposition of registrable securities pursuant to the shelf registration statement upon receipt from us of notice of any events described in the preceding paragraph or certain other events specified in the registration rights agreement.

A holder who sells registrable securities pursuant to the shelf registration statement will be required to furnish information about itself as we may reasonably require, be named as a selling securityholder in the prospectus and deliver a copy of the prospectus to purchasers. If we are required to file a shelf registration statement, we will provide to each holder of the registrable securities copies of the prospectus that is a part of the shelf registration statement and notify each of these holders when the shelf registration statement becomes effective. These holders will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement applicable to these holders (including certain indemnification obligations).

If we are required to file the shelf registration statement, we will be required to pay additional interest to each holder of registrable securities at a rate of 0.25% per year for the first 90-day period and an additional 0.25% per year with respect to each subsequent 90-day period, up to a maximum increase of 0.50% per year if:

•	the shelf registration statement is not declared effective by the SEC on or prior to the deadlines specified in the registration rights agreement; or

•	the shelf registration statement is declared effective, but thereafter ceases to be effective or usable in connection with resales of the registrable securities during the periods specified in the registration rights agreement, except during limited periods as a result of the exercise by us of our right to suspend use of the shelf registration statement and the related prospectus as described above.

“Registrable securities” means the old notes; provided, however, that any old notes shall cease to be registrable securities when:

•	such old notes shall have been exchanged for new notes pursuant to the Exchange Offers (or are eligible for exchange) or disposed of pursuant to the shelf registration statement;

•	such old notes shall have ceased to be outstanding; or

•	when the Exchange Offers are consummated.

Fees and Expenses

We will bear the expenses incurred in connection with the Exchange Offers. We are mailing the principal solicitation. However, our officers and regular employees and those of our affiliates may make additional solicitation by facsimile transmission, telephone or in person.

We have not retained any dealer-manager in connection with the Exchange Offers. We will not make any payments to brokers, dealers or others soliciting tenders of old notes pursuant to the Exchange Offers. However, we will pay the exchange agent reasonable and customary fees for its services and reimburse it for its reasonable out-of-pocket expenses.

We will pay the cash expenses incurred in connection with the Exchange Offers. These expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

Holders who tender their old notes for exchange will not be required to pay any transfer taxes, except that holders who instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the Exchange Offers be returned to, a person other than the registered tendering holder, will be responsible for paying any applicable transfer tax.

Accounting Treatment

For accounting purposes, we will recognize no gain or loss as a result of the Exchange Offers. The costs of the Exchange Offers will be expensed in the period incurred.

Other

•	Other than the federal securities laws, we are not aware of any governmental or regulatory approvals that are required in order to complete the Exchange Offers.

•	Participation in the Exchange Offers is voluntary.

•	Holders of old notes have no appraisal or dissenters’ rights in connection with the Exchange Offers.

•	Holders of the old notes are urged to consult their financial and tax advisors in making their own decisions on what action to take. See “Material U.S. Federal Income Tax Consequences.”

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges of RAI and its subsidiaries for the periods indicated. Earnings consist of income from continuing operations before earnings from equity investments, income taxes and fixed charges. Fixed charges consist of interest on indebtedness, amortization of original debt issuance discount and expense and the interest portion of rental expense.

	Year Ended December 31,					Nine Months Ended September 30,
	2010	2011	2012	2013	2014	2014	2015
Ratio of earnings to fixed charges	10.2x	10.6x	9.1x	11.3x	8.7x	11.1x	16.0x

USE OF PROCEEDS

The Exchange Offers are intended to satisfy our obligations under the registration rights agreement relating to the old notes. We will not receive any cash proceeds from the issuance of the new notes. In consideration for issuing the new notes contemplated in this prospectus, we will receive outstanding securities in like principal amount, the form and terms of which are the same as the form and terms of the new notes, except as otherwise described in this prospectus. The old notes surrendered in exchange for new notes will be retired and canceled. Accordingly, no additional debt will result from the Exchange Offers. We have agreed to bear the expenses of the Exchange Offers.

CAPITALIZATION

The following table sets forth the cash and cash equivalents and total capitalization of RAI and its subsidiaries as of September 30, 2015. Any old notes that are properly tendered and exchanged for new notes pursuant to the Exchange Offers will be retired and cancelled. Accordingly, the issuance of the new notes will not result in any change to our capitalization.

This table should be read in conjunction with the consolidated financial statements of RAI and its subsidiaries and the notes thereto incorporated by reference herein. All dollar amounts are in millions.

As of September 30, 2015
(unaudited)
Cash and cash equivalents	$2,920

Debt:
Revolving credit facility	0
Existing notes, including current maturities:
Existing notes of RAI
Old notes:
3.500% Senior Notes due 2016	422
2.300% Senior Notes due 2017	450
8.125% Senior Notes due 2019	799
6.875% Senior Notes due 2020	740
3.750% Senior Notes due 2023	461
8.125% Senior Notes due 2040	309
7.000% Senior Notes due 2041	287

Total old notes	3,468

Other existing notes of RAI	14,046
Total existing notes of RAI (1)	17,514

Lorillard Tobacco notes (2):
Total existing notes	416

Total debt	17,930

Shareholders’ equity:
Total capitalization	$18,480

(1)	Actual amount reflects the $17.2 billion principal amount of RAI’s existing notes, net of unamortized discount of $39 million, unamortized gain on termination of hedge accounting of $42 million, and adjustments to fair value of $338 million. RAI’s existing 1.05% Senior Notes due 2015, in the outstanding principal amount of $450 million, were repaid on their maturity date of October 30, 2015.

(2)	In connection with the Lorillard Tobacco merger, RJR Tobacco expressly assumed Lorillard Tobacco’s outstanding obligations, and RJR expressly assumed Lorillard’s guarantee obligations, under the Lorillard Tobacco notes and Lorillard Tobacco indenture. In addition, subsequent to the Lorillard Tobacco merger, RAI fully and unconditionally guaranteed the obligations of RJR Tobacco with respect to the Lorillard Tobacco notes. Actual amount reflects the $377 million principal amount, adjustments associated with interest rate swaps of $1 million and adjustments to fair value of $38 million.

PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

The following unaudited pro forma condensed combined statements of income reflect the impact of the Lorillard merger on RAI’s consolidated financial statements and present the pro forma consolidated results of operation after giving effect to the Lorillard merger and the divestiture. The unaudited pro forma condensed combined statements of income give effect to the Lorillard merger and the divestiture as if they had occurred on January 1, 2014, the beginning of the earliest period presented. The Lorillard merger and the divestiture were actually completed on June 12, 2015. The following unaudited pro forma financial information for the Lorillard merger is based on the historical financial statements of RAI and Lorillard, and the following unaudited pro forma financial information for the divestiture is based on the historical accounting records of RAI and Lorillard (in each case, with respect to Lorillard, through June 12, 2015, the date of the Lorillard merger).

The historical consolidated financial statements have been adjusted in the pro forma financial statements to give effect to pro forma events that are: (1) directly attributable to the Lorillard merger or the divestiture; (2) factually supportable; and (3) expected to have a continuing impact on the combined results of RAI and Lorillard. The unaudited pro forma financial information is provided for illustrative purposes only and is based on available information and assumptions that RAI and Lorillard believe are reasonable. It does not purport to represent what the actual consolidated results of operations of RAI would have been had the Lorillard merger or the divestiture occurred on January 1, 2014, nor is it necessarily indicative of future consolidated results of operations. The actual results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein due to a variety of factors, including access to additional information and changes in operating results following the date of the pro forma financial information.

RAI anticipates that the Lorillard merger and the divestiture will result in significant annual cost savings and operating synergies that would be unachievable without completing the transactions. No assurance can be made that RAI will be able to achieve these cost savings and synergies or when they will be realized, and no such cost savings or synergies have been reflected in the unaudited pro forma financial information.

The unaudited pro forma condensed combined statements of income do not include any material nonrecurring charges that might arise as a result of the Lorillard merger or the divestiture.

In accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations, the Lorillard merger has been accounted for under the acquisition method with RAI as the acquirer of Lorillard. The purchase price will be allocated to the fair values of the assets acquired and liabilities assumed from Lorillard. Since the pro forma financial statements have been prepared based on preliminary estimates and assumptions, the final amounts recorded at the date of the Lorillard merger may differ materially from the information presented. All estimates reflected in the pro forma financial statements are subject to change pending additional review of the assets acquired and liabilities assumed and the final purchase price, and there can be no assurance that any revisions to estimates will not result in material changes to the information presented.

The following pro forma statements of income should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined statements of income;

•	the separate historical consolidated financial statements of RAI as of and for the year ended December 31, 2014, included in RAI’s Annual Report on Form 10-K filed with the SEC and incorporated by reference into this prospectus;

•	the separate historical unaudited condensed consolidated interim financial statements of RAI as of and for the quarterly period ended September 30, 2015, included in RAI’s Quarterly Report on Form 10-Q filed with the SEC and incorporated by reference into this prospectus;

•	the separate historical consolidated financial statements of Lorillard as of and for the year ended December 31, 2014, included as Exhibit 99.1 to RAI’s Current Report on Form 8-K filed with the SEC on June 9, 2015 and incorporated by reference into this prospectus; and

the other information contained in or incorporated by reference into this prospectus.

Unaudited Pro Forma Condensed Combined Statement of Income

Giving Effect to the Lorillard Merger and the Divestiture

For the Nine Months Ended September 30, 2015

(Dollars in Millions, Except Per Share Amounts)

	RAI	Lorillard	Reclassifications Note 2a	Merger- Related Pro Forma Adjustments Note 2	Notes	Pro Forma for Merger Excluding Divestiture	Divestiture Note 3	Notes	Pro Forma for Merger Including Divestiture
Net sales	$7,419	$3,244	$(888)	$—		$9,775	$(952)	3a	$8,823
Net sales, related party	202	—	—	—		202	—		202

Net sales	7,621	3,244	(888)	—		9,977	(952)		9,025
Costs and expenses:
Cost of products sold	3,338	1,968	(888)	(45)	2b, 2h	4,373	(452)	3b	3,921
Selling, general and administrative expenses	1,415	534	(5)	(296)	2d, 2h	1,648	(146)	3c	1,502
Amortization expense	12	—	5	7	2c	24	(5)	3d	19
Asset impairment and exist charges	99	—	—	—		99	—		99
Gain on divestiture	(3,506)	—	—	—		(3,506)	3,506	3e	—

Operating income	6,263	742	—	334		7,339	(3,855)		3,484
Interest and debt expense	385	82	—	100	2e, 2f	567	—		567
Interest income	(4)	(2)	—	—		(6)	—		(6)
Other expense, net	8	—	—	—		8	—		8

Income from continuing operations before income taxes	5,874	662	—	234		6,770	(3,855)		2,915
Provision for income taxes	2,900	278	—	91	2g	3,269	(2,169)	3f	1,100

Net income	$2,974	$384	$—	$143		$3,501	$(1,686)		$1,815

Earnings per share attributable to RAI shareholders:
Basic	$2.46								$1.27	Note 4
Diluted	$2.45								$1.27	Note 4
Weighted average shares outstanding, in thousands:
Basic	1,209,503								1,429,094	Note 4
Diluted	1,212,933								1,432,524	Note 4

See accompanying notes to unaudited pro forma condensed combined statements of income.

Unaudited Pro Forma Condensed Combined Statement of Income

Giving Effect to the Lorillard Merger and the Divestiture

For the Year Ended December 31, 2014

(Dollars in Millions, Except Per Share Amounts)

	RAI	Lorillard	Reclassifications Note 2a	Merger- Related Pro Forma Adjustments Note 2	Notes	Pro Forma for Merger Excluding Divestiture	Divestiture Note 3	Notes	Pro Forma for Merger Including Divestiture
Net sales	$8,160	$6,990	$(1,938)	$—		$13,212	$(2,248)	3a	$10,964
Net sales, related party	311	—	—	—		311	—		311

Net sales	8,471	6,990	(1,938)	—		13,523	(2,248)		11,275
Costs and expenses:
Cost of products sold	4,058	4,252	(1,938)	(24)	2b, 2h	6,348	(1,092)	3b	5,256
Selling, general and administrative expenses	1,871	630	(23)	(70)	2d, 2h	2,408	(268)	3c	2,140
Amortization expense	11	—	23	14	2c	48	(23)	3d	25

Operating income	2,531	2,108	—	80		4,719	(865)		3,854
Interest and debt expense	286	179	—	296	2e, 2f	761	—		761
Interest income	(3)	(7)	—	—		(10)	—		(10)
Other income, net	(14)	—	—	—		(14)	—		(14)

Income from continuing operations before income taxes	2,262	1,936	—	(216)		3,982	(865)		3,117
Provision for income taxes	817	749	—	(84)	2g	1,482	(337)	3f	1,145

Income from continuing operations	1,445	1,187	—	(132)		2,500	(528)		1,972
Income from discontinued operations, net of tax	25	—	—	—		25	—		25

Net income	$1,470	$1,187	$—	$(132)		$2,525	$(528)		$1,997

Earnings per share attributable to RAI shareholders:
Basic	$1.38								$1.40	Note 4
Diluted	$1.37								$1.39	Note 4
Weighted average shares outstanding, in thousands:
Basic	1,066,320								1,431,094	Note 4
Diluted	1,069,940								1,434,714	Note 4

See accompanying notes to unaudited pro forma condensed combined statements of income.

Notes to Unaudited Pro Forma Condensed Combined Statements of Income

Note 1—Basis of Presentation

The accompanying unaudited pro forma statements of income are intended to reflect the impact of the Lorillard merger on RAI’s consolidated financial statements and presents the pro forma consolidated results of operations of RAI after giving effect to the Lorillard merger and divestiture. The accompanying unaudited pro forma financial information for the Lorillard merger is based on the historical financial statements of RAI and Lorillard, and the accompanying unaudited pro forma financial information for the divestiture is based on the historical accounting records of RAI and Lorillard (in each case, with respect to Lorillard, through June 12, 2015, the date of the Lorillard merger).

Merger-related pro forma adjustments are included only to the extent they are directly attributable to the Lorillard merger, factually supportable and expected to have a continuing impact on the results of the combined company. The accompanying unaudited pro forma financial information is presented for illustrative purposes only.

Immediately prior to or immediately after the closing of the Lorillard merger, as the case may be, and pursuant to the asset purchase agreement and the transfer agreement, RAI and Lorillard, directly or indirectly through one or more of their respective subsidiaries or affiliates, divested the transferred assets and certain liabilities to Imperial Sub in the divestiture. Divestiture-related pro forma adjustments are included only to the extent they are directly attributable to the divestiture, factually supportable, and expected to have a continuing impact on the results of the combined company.

The Lorillard merger and the divestiture were actually completed on June 12, 2015.

This unaudited pro forma condensed combined statements of income have been prepared using the acquisition method of accounting for business combinations and are based upon the historical financial statements of RAI and Lorillard, which have been prepared in accordance with Regulation S-X promulgated by the SEC. They are based on certain assumptions and adjustments as discussed in these accompanying notes. The combined condensed consolidated balance sheet (unaudited) as of September 30, 2015, is included in RAI’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, incorporated by reference herein, with the purchase price allocated to certain assets acquired and liabilities assumed based on their fair values as of the acquisition date.

The adjustments in the unaudited pro forma condensed combined statements of income reflect adjustments necessary to account for the Lorillard merger and the divestiture as described herein. Further adjustments will be required pending allocation of the purchase price resulting from the determination of fair value of assets acquired and liabilities assumed. The final determination of the fair market value of the assets acquired and liabilities assumed and the final allocation of the consideration will be finalized when all information is received, but not later than one year from the date of the completion of the Lorillard merger.

The Unaudited Pro Forma Condensed Combined Statement of Income for the nine months ended September 30, 2015 and the year ended December 31, 2014 gives effect to the Lorillard merger and divestiture as if they had occurred on January 1, 2014, the beginning of the earliest period presented.

Other Merger-Related Adjustments

The unaudited pro forma statements of income reflect certain reclassifications of the Lorillard statement of income categories to conform to RAI presentation.

The unaudited pro forma statements of income do not reflect any adjustments to conform Lorillard’s accounting policies to those adopted by RAI, as no such adjustments have been identified that would have a material effect on the unaudited pro forma statements of income.

Further review may identify additional reclassifications, intercompany transactions or differences between the accounting policies of the two companies that, when conformed, could have a material impact on the unaudited pro forma statements of income of the combined company. At this time, RAI is not aware of any reclassifications, intercompany transactions or accounting policy differences that would have a material impact on the unaudited pro forma statements of income that are not reflected in the pro forma adjustments.

Items Not Adjusted in the Unaudited Pro Forma Statements of Income

The unaudited pro forma statements of income do not include any adjustment for actual costs incurred related to or that may result from integration activities.

RAI anticipates that the Lorillard merger and divestiture will result in significant annual cost savings and operating synergies that would be unachievable without having completed the Lorillard transactions. No assurance can be made that RAI will be able to achieve these cost savings and synergies or when they will be realized, and no such cost savings or synergies have been reflected in the unaudited pro forma statements of income.

Note 2—Reclassifications and Merger-Related Pro Forma Adjustments

The unaudited pro forma statements of income reflect the following adjustments related to the Lorillard merger:

(a)	Reclassifications—Certain reclassifications have been made to amounts in the Lorillard statement of income to conform to RAI’s presentation, including reclassifying Lorillard’s federal excise taxes as a reduction in net sales and presenting Lorillard’s amortization expense within the amortization expense caption instead of selling, general and administrative expenses.

(b)	Inventory—Adjustment to reflect Lorillard’s inventories at fair value. Lorillard’s tobacco inventories historically have been stated on a last-in, first-out, referred to as LIFO basis, and the adjustment based on historical Lorillard financial information is to reverse the LIFO impact of $40 million and $19 million for the nine months ended September 30, 2015, and the year ended December 31, 2014, respectively. The pro forma results include a nonrecurring fair value adjustment to finished goods inventories associated with the acquisition of $159 million in the Unaudited Pro Forma Condensed Combined Statement of Income for the nine months ended September 30, 2015.

(c)	Intangible assets amortization—Adjustment to reflect the amortization associated with the preliminary fair value estimates of Lorillard’s identifiable intangible assets that are customer relationships and trademarks and the amortization for the customer relationships and trademarks with finite life. The adjustment to increase amortization expense of $7 million and $14 million for the nine months ended September 30, 2015, and the year ended December 31, 2014, respectively, is reflected in the unaudited pro forma condensed combined statements of income.

(d)	Transaction-related costs—An adjustment to eliminate nonrecurring transaction-related costs of $288 million ($54 million for RAI and $234 million for Lorillard) and $64 million ($38 million for RAI and $26 million for Lorillard) recorded in the Unaudited Pro Forma Condensed Combined Statement of Income for the nine months ended September 30, 2015, and the year ended December 31, 2014, respectively.

(e)

Long-term debt/Interest expense—Adjustments to record the Lorillard debt portfolio at fair value using quoted market values as of June 12, 2015. The pro forma adjustments are a result of the quoted market values of the Lorillard debt portfolio being higher than the face amount of the related debt. The quoted market value of a debt instrument is higher than the face amount of the debt when the market interest rates are lower than the stated interest rate of the debt. In acquisition accounting, this results in an increase in debt and a reduction in interest expense to reflect the lower market interest rate. The difference between the fair value of each borrowing, which was based on market interest rates and values as of June 12, 2015, based on each borrowing’s CUSIP bid price, and the face amount of each borrowing is amortized as a reduction in interest expense utilizing the effective interest method over the remaining term of each borrowing based on its maturity date. For the total debt portfolio, the adjustment is a reduction in interest expense of $33 million and $66 million for the nine months ended September 30, 2015, and the year ended December 31, 2014, respectively, resulting in interest expense that effectively reflects current market interest rates rather than the stated interest rate. Interest expense is further adjusted to reflect the elimination of amortization related to Lorillard’s previously deferred debt issuance costs of $2 million and $4 million for the nine months ended September 30, 2015 and the year ended December 31, 2014, respectively.

(f)	Bond issuance/Interest expense—Pro forma statement of income reflects that the proceeds from RAI’s senior notes issued on June 12, 2015 were used in lieu of any borrowings under the bridge credit facility described below. The adjustment reflects the issuance of the notes offering of $9 billion using a weighted average interest rate of approximately 4.50%.

In September 2014, RAI entered into a bridge credit agreement, referred to as the bridge credit facility, with a syndicate of lenders, providing for a 364-day senior unsecured term loan in the aggregate principal amount of up to $9 billion. The bridge credit facility was available for the purpose of financing a portion of the merger consideration. On June 12, 2015, the bridge credit facility terminated in accordance with its terms.

Given that the June 12, 2015 RAI notes offering was made in lieu of any borrowings under the bridge credit facility, there also was an adjustment to eliminate nonrecurring bridge credit facility financing costs of $48 million and $39 million recorded in the Unaudited Pro Forma Condensed Combined Statement of Income for the nine months ended September 30, 2015, and the year ended December 31, 2014, respectively.

(g)	Income taxes—Adjustment to record the deferred tax impact of acquisition accounting adjustments, primarily related to inventory, intangible assets and long-term debt. The pro forma adjustment to provision for (benefit from) income taxes represents the application of RAI’s estimated statutory tax rate of 39.0% to the pro forma adjustments.

(h)	Pension amortization—Adjustment to remove the amortization of the net actuarial losses and prior service costs for the Lorillard pension and postretirement plans of $13 million ($5 million removed from cost of products sold and $8 million removed from selling, general and administrative expenses) and $11 million ($5 million removed from cost of products sold and $6 million removed from selling, general and administrative expenses) for the nine months ended September 30, 2015, and the year ended December 31, 2014, respectively.

Note 3—The Divestiture

In connection with entry into the merger agreement, on July 15, 2014, RAI entered into the asset purchase agreement with Imperial Sub, and for certain limited purposes, Imperial, pursuant to which, on June 12, 2015, at the satisfaction of the conditions to the closing of the Lorillard merger, Imperial Sub acquired the transferred assets from RAI, indirectly through one or more of its affiliates or subsidiaries, consisting of (1) certain assets owned by RAI subsidiaries, related to the cigarette brands WINSTON, KOOL and SALEM and (2) certain assets currently owned by Lorillard subsidiaries, related to the electronic cigarette brand blu eCIGS (including SKYCIG) and the cigarette brand MAVERICK, as well as Lorillard’s owned and leased real property, including its manufacturing, research and development facilities and headquarters in Greensboro, North Carolina and the tobacco receiving and storage facilities in Danville, Virginia, and the transferred employees, together with certain associated liabilities. Although most of the transferred assets were transferred immediately after the closing of the Lorillard merger by RAI directly or indirectly through its affiliates and subsidiaries, pursuant to the transfer agreement, certain of the Lorillard transferred assets were transferred immediately prior to the closing of the Lorillard merger. The unaudited pro forma statements of income include the effects of the sale of these brands, plus assets and liabilities associated with the transfer agreement.

The purchase price for the transferred assets and certain related liabilities divested in the divestiture was $7.056 billion. The unaudited pro forma statements of income reflect the allocations of revenues and expenses directly attributable to the brands sold to Imperial Sub in the divestiture, as well as certain other allocations deemed reasonable by management to present the unaudited pro forma statements of income. The allocation methodologies developed for the purposes of these pro forma amounts are considered reasonable by management. The costs do not include costs associated with certain shared functions, and accordingly the financial information does not reflect the results of operations as if these brands and assets were stand-alone entities for the periods presented.

The unaudited pro forma statements of income reflect the following adjustments related to the divestiture:

(a)	Net sales—Adjustment to reflect the net sales of the cigarette brands WINSTON, KOOL and SALEM from RAI’s historical financial information and net sales of the cigarette brand MAVERICK and the electronic cigarette brand blu eCIGS from Lorillard’s historical financial information.

(b)	Cost of products sold—Adjustment to reflect the cost of products sold for the divested brands.

(c)	Selling, general and administrative expenses—Adjustment to reflect the estimated costs of these expenses for the divested brands.

(d)	Amortization expense—Adjustment to reflect the elimination of amortization of these trademarks of $5 million and $23 million for the nine months ended September 30, 2015, and the year ended December 31, 2014, respectively.

(e)	Gain on divestiture—Adjustment to reflect the gain on divestiture related to the asset purchase agreement with Imperial Sub.

(f)	Income taxes—The pro forma adjustment to provision for (benefit from) income taxes represents the application of RAI’s estimated statutory tax rate of 39.0% to the pro forma adjustments and the applicable income taxes associated with the gain on divestiture.

Note 4—Earnings per share

On July 27, 2015, RAI announced that its board of directors had declared a two-for-one stock split, in the form of a special 100% stock dividend, to shareholders of record on August 17, 2015. The stock dividend was distributed to shareholders on August 31, 2015. Except as otherwise noted in this prospectus, all share and per share amounts have been adjusted to reflect this stock split. The pro forma combined basic and diluted earnings per share for the nine months ended September 30, 2015, and the year ended December 31, 2014, are calculated as follows, after giving effect to the stock split.

	Pro Forma Nine Months Ended September 30, 2015	Pro Forma Year Ended December 31, 2014
	(dollars in millions except per share data)
Pro forma net income	$1,815	$1,997

Pro forma basic weighted average shares outstanding	1,429,094	1,431,094
Dilutive effect of securities:
RAI restricted stock units	3,430	3,620

Pro forma diluted weighted average shares outstanding, in thousands	1,432,524	1,434,714

Pro forma basic earnings per share	$1.27	$1.40
Pro forma diluted earnings per share	$1.27	$1.39

DESCRIPTION OF MATERIAL INDEBTEDNESS

Revolving Credit Facility

On December 18, 2014, RAI entered into the revolving credit facility with a syndicate of lenders, providing for a five-year $2 billion senior unsecured revolving credit facility, which may be increased to $2.35 billion at the discretion of the lenders upon the request of RAI. The original maturity date of the revolving credit facility was December 18, 2019. Pursuant to the maturity date extension provision of the revolving credit facility, the requisite lenders agreed, in October 2015 and upon RAI’s request, to extend the maturity date of the revolving credit facility by 12 months, to December 18, 2020. Subject to the terms and conditions stated therein, the maturity date of the revolving credit facility may be extended further, upon the request of RAI and with the consent of the requisite lenders, an additional 12 months to December 18, 2021.

Certain of RAI’s subsidiaries, including its material subsidiaries, as such term is defined in the revolving credit facility, have guaranteed, on an unsecured basis, RAI’s obligations under the revolving credit facility.

As of September 30, 2015, there were no outstanding borrowings and $8 million of letters of credit outstanding under the revolving credit facility.

RAI Notes

As of September 30, 2015, the principal amount of RAI’s outstanding notes was $17.2 billion, including the old notes, with maturity dates ranging from 2015 to 2045. RAI, at its option, may redeem any or all of its outstanding notes, in whole or in part at any time, subject to the payment of an applicable premium. RAI’s outstanding notes include $9.0 billion aggregate principal amount of RAI senior notes that were issued on June 12, 2015, to fund part of the cash portion of the merger consideration. Interest on the notes is payable semi-annually.

RAI’s obligations under its existing notes are unsecured and are guaranteed, on an unsecured basis, by the same subsidiaries that guarantee its obligations under the revolving credit facility, and that will guarantee the new notes issued in the Exchange Offers.

At September 30, 2015, RAI had $872 million of current maturities of long-term debt. RAI repaid $450 million of notes on their maturity date of October 30, 2015. See note 12 to the condensed consolidated financial statements (unaudited) included in RAI’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015, for additional information.

Lorillard Tobacco Notes

On June 11, 2015, RAI commenced offers to exchange any and all (to the extent held by eligible holders) of the $3.5 billion aggregate principal amount of the then outstanding Lorillard Tobacco notes for the old notes. RAI completed the private exchange offers on July 15, 2015. Approximately $3.1 billion, representing 89%, of the Lorillard Tobacco notes were exchanged for the old notes.

As of September 30, 2015, the principal amount of the Lorillard Tobacco notes was $377 million, with maturity dates ranging from 2016 to 2041. Such notes represent the unexchanged Lorillard Tobacco notes, originally issued by Lorillard Tobacco, as to which RJR Tobacco became the principal obligor in connection with the closing of the Lorillard Tobacco merger. RAI and RJR are the guarantors of the Lorillard Tobacco notes. Interest on the notes is payable semi-annually.

At September 30, 2015, RJR Tobacco had $86 million of current maturities of long-term debt. See note 12 to the condensed consolidated financial statements (unaudited) included in RAI’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015, for additional information relating to the Lorillard Tobacco notes.

DESCRIPTION OF THE NEW NOTES

General

The new notes will be the direct obligations of RAI and will consist of seven series of debt securities to be issued under the RAI indenture. The following summary highlights selected provisions of the RAI indenture (which includes the guarantees) and the new notes and may not contain all the information that is important to you. For a complete description of the RAI indenture and new notes, you should read carefully all of their provisions. We have previously filed with the SEC a copy of the RAI indenture, as supplemented to date. A copy of the RAI indenture and new notes are also available upon request to the Office of the Secretary, Reynolds American Inc., P.O. Box 2990, Winston-Salem, North Carolina 27102-2990. In addition, this summary is qualified in its entirety by reference to the Trust Indenture Act. The maximum aggregate principal amount of each series of new notes is also set forth in the table below.

The form and terms of each series of new notes will be the same as the form and terms of the corresponding series of old notes, except that the offer and sale of the new notes have been registered under the Securities Act, and the new notes will not have transfer restrictions, registration rights or certain rights to additional interest that the old notes have. The new notes will represent the same debt as the corresponding old notes, and will be issued under the same indenture as the old notes.

References to “debt securities” in this section refer to debt securities issued under the RAI indenture, including the new notes, unless the context requires otherwise.

Up to $3,122,670,000 aggregate principal amount of new notes, consisting of:

1.	Up to $414,793,000 aggregate principal amount of 3.500% Senior Notes due 2016;

2.	Up to $447,092,000 aggregate principal amount of 2.300% Senior Notes due 2017;

3.	Up to $668,689,000 aggregate principal amount of 8.125% Senior Notes due 2019;

4.	Up to $641,462,000 aggregate principal amount of 6.875% Senior Notes due 2020;

5.	Up to $473,689,000 aggregate principal amount of 3.750% Senior Notes due 2023;

6.	Up to $236,748,000 aggregate principal amount of 8.125% Senior Notes due 2040; and

7.	Up to $240,197,000 aggregate principal amount of 7.000% Senior Notes due 2041 are being offered in exchange for the seven corresponding series of old notes with identical interest rate provisions, interest payment dates, and maturity dates.

The RAI indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder and provides that debt securities may be issued thereunder from time to time in one or more additional series. We may “reopen” a previous issue of a series of debt securities and issue additional debt securities of that issue without the consent of the noteholders of the relevant series. The offered new notes and any additional notes of RAI subsequently issued under the RAI indenture will rank equally with each other and RAI’s existing notes and will be treated as a single class for certain purposes under the RAI indenture, including with respect to amendments of the RAI indenture and defaults affecting all series of notes issued under the RAI indenture. The RAI indenture contains covenants that:

•	restrict the ability of RAI and certain of its subsidiaries to:

•	mortgage or pledge certain of their assets to secure indebtedness,

•	engage in sale/leaseback transactions, or

•	consolidate, merge or transfer all or substantially all of their property and assets; and

•	prohibit RJR, at any time in the future that it does not guarantee the obligations of RAI under the new notes, from creating, incurring, issuing, assuming, guaranteeing or otherwise becoming directly or indirectly liable, contingently or otherwise, with respect to any indebtedness to persons other than RAI or any of the guarantors (excluding accounts payable), other than debt securities issued under the RAI indenture, including the new notes offered hereby and the existing notes of RAI, and the revolving credit facility (and any replacements or refinancings thereof).

The RAI indenture does not contain any cross-default or cross-acceleration provisions, and does not limit the ability of RAI or any of its subsidiaries (other than RJR, as described above) to incur additional indebtedness.

Upon a payment default with respect to any series of notes, however, or in other circumstances causing indebtedness under any series of notes to be accelerated, an event of default will exist under the revolving credit facility.

The new notes will be issued in fully registered form, without coupons, only in minimum denominations of $2,000, and integral multiples of $1,000 in excess of $2,000. The new notes are redeemable at the option of RAI as described under “—Optional Redemption.” The new notes will not be subject to any sinking fund.

Maturity and Interest

Each new note matures on the same date as the corresponding tendered old note. Interest on the new notes issued in exchange for old notes will accrue from the last interest payment date on which interest was paid on such old notes or, if no interest has been paid on such old notes, from the last interest payment date on which interest was paid on the Lorillard Tobacco notes for which the old notes were issued in exchange. Notwithstanding the foregoing, if new notes are issued in exchange for old notes between a record date for the payment of interest on such series of old notes and the interest payment date for such series of old notes following such record date, interest on the corresponding series of new notes will begin to accrue from such interest payment date. If your old notes are accepted for exchange, you will be deemed to have waived your right to receive any interest on the old notes accrued since your last interest payment date (other than, in the event that new notes are issued in exchange for old notes between a record date for the payment of interest on such series of old notes and the interest payment date for such series of old notes following such record date, your right as a holder of old notes of such series on such record date to receive an interest payment on such old notes related to such record date). Consequently, holders of old notes whose old notes are accepted for exchange will receive the same interest payments on the new notes that they would have received on the old notes had they not exchanged their old notes in the Exchange Offers.

The interest rates, maturity dates and interest payment dates for the seven series of new notes offered in the Exchange Offers are set forth in the table below. Interest is payable semi-annually, in arrears, on the interest payment dates to the persons in whose names the new notes are registered at the close of business on the preceding interest payment record date, except that interest payable at maturity of the new notes shall be paid to the same persons to whom principal of such new notes is payable. Interest will be computed on the new notes on the basis of a 360-day year of twelve 30-day months.

Interest Rates and Maturity Dates	Interest Payment Dates

3.500% Senior Notes due August 4, 2016	February 4 and August 4

2.300% Senior Notes due August 21, 2017	February 21 and August 21

8.125% Senior Notes due June 23, 2019*	June 23 and December 23

6.875% Senior Notes due May 1, 2020	May 1 and November 1

3.750% Senior Notes due May 20, 2023	May 20 and November 20

8.125% Senior Notes due May 1, 2040	May 1 and November 1

7.000% Senior Notes due August 4, 2041	February 4 and August 4

*	The interest rate on the 2019 new notes is subject to adjustment as described below under “—Interest Rate Adjustment on the 2019 New Notes.”

If an interest payment date (other than the maturity date) falls on a day that is not a business day, the interest payment date shall be postponed to the next succeeding business day. If the maturity date of the new notes falls on a day that is not a business day, we will make the required payment of principal and interest on the immediately succeeding business day, as if it were made on the date the payment was due. Interest will not accrue as a result of any postponed or delayed payment in accordance with this paragraph.

Interest Payment Record Dates

The interest payment record dates for each series of new notes are set forth in the table below:

Series	Interest Payment Record Dates

3.500% Senior Notes due 2016	January 20 and July 20

2.300% Senior Notes due 2017	February 6 and August 6

8.125% Senior Notes due 2019	June 8 and December 8

6.875% Senior Notes due 2020	April 15 and October 15

3.750% Senior Notes due 2023	May 5 and November 5

8.125% Senior Notes due 2040	April 15 and October 15

7.000% Senior Notes due 2041	January 20 and July 20

Interest Rate Adjustment on the 2019 New Notes

The interest rate payable on the 2019 new notes will be subject to adjustments from time to time if either Moody’s or S&P or, in either case, any substitute rating agency thereof downgrades (or subsequently upgrades) the debt rating assigned to the 2019 new notes, in the manner described below.

If the rating from Moody’s (or any substitute rating agency thereof) of the 2019 new notes is decreased to a rating set forth in the immediately following table, the interest rate on the 2019 new notes will increase such that it will equal the interest rate payable on the 2019 new notes on the date of their issuance plus the percentage set forth opposite the ratings from the table below:

Moody’s Rating*	Percentage Points
Ba1	0.25
Ba2	0.50
Ba3	0.75
B1 or below	1.00

*	Including the equivalent ratings of any substitute rating agency.

In addition, if the rating from S&P (or any substitute rating agency thereof) of the 2019 new notes is decreased to a rating set forth in the immediately following table, the interest rate on the 2019 new notes will increase such that it will equal the interest rate payable on the 2019 new notes on the date of their issuance plus the percentage set forth opposite the ratings from the table below:

S&P Rating*	Percentage Points
BB+	0.25
BB	0.50
BB-	0.75
B+ or below	1.00

*	Including the equivalent ratings of any substitute rating agency.

If at any time the interest rate on the 2019 new notes has been adjusted upward and either Moody’s or S&P (or, in either case, a substitute rating agency thereof), as the case may be, subsequently increases its rating of the 2019 new notes to any of the threshold ratings set forth above, the interest rate on the 2019 new notes will be decreased such that the interest rate for the 2019 new notes equals the interest rate payable on the 2019 new notes on the date of their issuance plus the percentages set forth opposite the ratings from the tables above in effect immediately following the increase. If Moody’s (or any substitute rating agency thereof) subsequently increases its rating of the 2019 new notes to Baa3 (or its equivalent, in the case of a substitute rating agency) or higher, and S&P (or any substitute rating agency thereof) increases its rating to BBB- (or its equivalent, in the case of a substitute rating agency) or higher, the interest rate on the 2019 new notes will be decreased to 8.125%. In addition, the interest rate on the 2019 new notes will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by either or both rating agencies) if the 2019 new notes become rated A3 and A- (or the equivalent of either such rating, in the case of a substitute rating agency) or higher by Moody’s and S&P (or, in either case, a substitute rating agency thereof), respectively (or one of these ratings if the 2019 new notes are only rated by one rating agency).

Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, a substitute rating agency thereof), shall be made independent of any and all other adjustments. In no event shall (1) the interest rate for the 2019 new notes be reduced to below 8.125% or (2) the total increase in the interest rate on the 2019 new notes exceed 2.00% above 8.125%.

No adjustments in the interest rate of the 2019 new notes shall be made solely as a result of a rating agency ceasing to provide a rating of the 2019 new notes. If at any time fewer than two rating agencies provide a rating of the 2019 new notes for a reason beyond our control, we will use our commercially reasonable efforts to obtain a rating of the 2019 new notes from a substitute rating agency, to the extent one exists, and if a substitute rating agency exists, for purposes of determining any increase or decrease in the interest rate on the 2019 new notes pursuant to the tables above:

•	such substitute rating agency will be substituted for the last rating agency to provide a rating of the 2019 new notes but which has since ceased to provide such rating,

•	the relative rating scale used by such substitute rating agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by us and, for purposes of determining the applicable ratings included in the applicable table above with respect to such substitute rating agency, such ratings will be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table, and

•	the interest rate on the 2019 new notes will increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on the 2019 new notes on the date of their issuance plus the appropriate percentage, if any, set forth opposite the rating from such substitute rating agency in the applicable table above (taking into account the provisions of the second clause above) (plus any applicable percentage resulting from a decreased rating by the other rating agency).

For so long as only one rating agency provides a rating of the 2019 new notes, any subsequent increase or decrease in the interest rate of the 2019 new notes necessitated by a reduction or increase in the rating by the rating agency providing the rating shall be twice the percentage set forth in the applicable table above. For so long as none of Moody’s, S&P or a substitute rating agency provides a rating of the 2019 new notes for reasons within our control, the interest rate on the 2019 new notes will increase to, or remain at, as the case may be, 2.00% above the interest rate payable on the 2019 new notes on the date of their issuance.

Any interest rate increase or decrease described above will take effect from the first day of the interest period during which a rating change requires an adjustment in the interest rate. If Moody’s or S&P (or, in either case, a substitute rating agency thereof) changes its rating of the 2019 new notes more than once during any particular interest period, the last change by such agency will control for purposes of any interest rate increase or decrease with respect to the 2019 new notes described above relating to such rating agency’s action.

If the interest rate payable on the 2019 new notes is increased as described above, the term “interest,” as used with respect to the 2019 new notes, will be deemed to include any such additional interest unless the context otherwise requires.

The Guarantees

Upon issuance, certain of RAI’s direct and indirect subsidiaries, collectively referred to as the guarantors, will fully, unconditionally and irrevocably guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the new notes on an unsubordinated basis. The entities that will initially guarantee the new notes are RAI’s direct subsidiaries, RAI Services Company, Conwood Holdings, Inc., RJR and Santa Fe Natural Tobacco Company, Inc., and RAI’s indirect subsidiaries, American Snuff Company, LLC, Rosswil LLC, R. J. Reynolds Global Products, Inc., R. J. Reynolds Tobacco Company, Reynolds Finance Company, Reynolds Innovations Inc., R. J. Reynolds Tobacco Co. and Lorillard Licensing Company LLC. These same entities guarantee RAI’s obligations under the revolving credit facility and RAI’s existing notes.

Each subsidiary of RAI that, in the future, guarantees RAI’s obligations under its revolving credit facility, or any replacement or refinancing thereof, will guarantee RAI’s obligations under the new notes. Under the revolving credit facility, only “material subsidiaries” of RAI (within the meaning of the revolving credit facility) are required to become guarantors thereof.

If a guarantor of the new notes ceases to be a guarantor under the revolving credit facility (or any replacements or refinancings thereof), for any reason, such guarantor will be deemed released from all of its obligations under the RAI indenture and its guarantee of the new notes will terminate. Generally, a guarantor will be released from its obligations under such facility if it ceases to be a subsidiary of RAI in a transaction permitted by the facility or if it ceases to be a material subsidiary.

Ranking

The new notes will be the senior unsecured obligations of RAI, and will rank equally in right of payment with RAI’s existing and future senior obligations (except those obligations preferred by operation of law) and senior to any existing and future obligations from time to time of RAI that are, by their terms, expressly subordinated in right of payment to the new notes. The new notes will be structurally subordinated to the obligations of non-guarantor subsidiaries of RAI.

Each of the guarantees related to the new notes will be the senior unsecured obligations of the applicable guarantor, and will rank equally in right of payment with the existing and future senior obligations of such guarantor (except those obligations preferred by operation of law). Each of the guarantees related to the new notes will rank senior to any existing and future subordinated obligations from time to time of such guarantor that are, by their terms, expressly subordinated in right of payment to the guarantee. Each guarantee will be structurally subordinated to all of the obligations of any non-guarantor subsidiaries of the applicable guarantor.

Change of Control Repurchase Event

If a Change of Control Repurchase Event (as defined below) occurs with respect to a series of new notes offered hereby, unless we have exercised our right to redeem the new notes of that series as described below, we will make an offer to each holder of new notes of that series to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000) of that holder’s notes of that series at a repurchase price in cash equal to 101% of the aggregate principal amount of new notes repurchased plus any accrued and unpaid interest on the new notes repurchased to the date of repurchase. Within 30 days following any Change of Control Repurchase Event, we will mail a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute the Change of Control Repurchase Event and offering to repurchase new notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed.

We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the new notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the new notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the new notes by virtue of such conflict.

On the Change of Control Repurchase Event payment date, we will, to the extent lawful:

•	accept for payment all new notes or portions of new notes (in excess of $2,000 and in integral multiples of $1,000) properly tendered pursuant to our offer;

•	deposit with RAI’s paying agent an amount equal to the aggregate repurchase price in respect of all new notes or portions of new notes properly tendered; and

•	deliver or cause to be delivered to the trustee the new notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of new notes being purchased by us.

The paying agent will promptly mail to each holder of new notes properly tendered the repurchase price for the new notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any new notes surrendered; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000.

We will not be required to make an offer to repurchase the new notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us, and such third party purchases all new notes properly tendered and not withdrawn under its offer.

We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we would decide to do so in the future. In addition, a Change of Control could occur with no action on our part. We could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control, but that could increase the amount of debt outstanding at such time or otherwise affect our capital structure or credit ratings.

Certain definitions relevant to Change of Control Repurchase Events are set forth below.

“Below Investment Grade Rating Event” means, with respect to each series of new notes, the new notes of that series are downgraded by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the new notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies) from a rating that is Investment Grade to a rating that is below Investment Grade.

“Change of Control” means the occurrence of any of the following:

•	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of RAI and its subsidiaries taken as a whole to any person other than RAI or one of its wholly owned subsidiaries;

•	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person other than RAI or one of its wholly owned subsidiaries becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of Voting Stock of RAI or other Voting Stock into which RAI’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

•	the consolidation of RAI with, or merger of RAI with or into, any person, or the consolidation of any person with, or merger with or into, RAI, in any such event pursuant to a transaction in which any of RAI’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of RAI’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; and

•	the adoption of a plan relating to RAI’s liquidation or dissolution (other than its liquidation into a holding company newly formed in accordance with the following paragraph, provided that all claims and obligations of RAI are assumed by, and all assets are transferred to such holding company).

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under the second clause above if (1) we become a direct or indirect wholly owned subsidiary of a holding company and (2) (a) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (b) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company. As used in this paragraph and the definition of “Change of Control,” the term “person” has the meaning given thereto in Section 13(d)(3) of the Securities Exchange Act and the term “beneficial owner” has the meaning given thereto in Rules 13d-3 and 13d-5 promulgated under the Securities Exchange Act.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by us pursuant to the second clause of the definition of Rating Agency.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the new notes or fails to make a rating of the new notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Securities Exchange Act, selected by us as a replacement agency for Moody’s or S&P, as the case may be.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The first clause of the definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of RAI and its subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of new notes to require RAI to repurchase its new notes as a result of a sale, transfer, conveyance or other disposition of less than all of the properties or assets of RAI and its subsidiaries, taken as a whole, to another person or group may be uncertain.

Optional Redemption

Series Other Than 2023 New Notes

Each series of new notes (other than the 2023 new notes) are redeemable, in whole at any time or in part from time to time, at any time after their issuance, at the option of RAI, at a redemption price equal to the greater of:

•	100% of the principal amount of new notes being redeemed, and

•	the sum of the present values of the remaining scheduled payments of principal and interest on the new notes being redeemed discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a yield equal to (1) the applicable Treasury Rate (as defined below), plus (2) 10 basis points, plus accrued and unpaid interest on the principal amount of the applicable series of new notes being redeemed to the redemption date.

2023 New Notes

The 2023 new notes are redeemable, in whole at any time or in part from time to time, at any time after their issuance and prior to February 20, 2023, at the option of RAI, at a redemption price equal to the greater of:

•	100% of the principal amount of the 2023 new notes being redeemed, and

•	the sum of the present values of the remaining scheduled payments of principal and interest on the 2023 new notes being redeemed discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a yield equal to (1) the applicable Treasury Rate, plus (2) 10 basis points, plus accrued and unpaid interest on the principal amount of the 2023 new notes being redeemed to the redemption date.

On or after February 20, 2023, the 2023 new notes are redeemable at the option of RAI, at any time or from time to time, either in whole or in part, at a redemption price equal to 100% of the principal amount of the 2023 new notes being redeemed, plus accrued and unpaid interest on the principal amount of the 2023 new notes being redeemed at such redemption date.

Definitions

Certain definitions relevant to determining the Treasury Rate are set forth below.

“Treasury Rate” means, with respect to any redemption date:

•	the yield, under the heading which represents the average for the immediate preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

•

if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the relevant series of new notes to be redeemed (“Remaining Life”) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life.

“Independent Investment Banker” means any of Citigroup Global Markets Inc. or J.P. Morgan Securities LLC, or, if all such firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by RAI.

“Comparable Treasury Price” means:

•	the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations; or

•	if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means:

•	Citigroup Global Markets Inc. or J.P. Morgan Securities LLC, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), RAI will substitute for such firm another Primary Treasury Dealer; and

•	any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with RAI.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

Holders of new notes to be redeemed will receive notice thereof by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. If fewer than all of the new notes of a series are to be redeemed, the trustee will select in accordance with applicable depository procedures, to the extent applicable, not more than 60 days prior to the redemption date, the particular new notes of that series or portions thereof for redemption from the outstanding and not previously called new notes of that series by such method as the trustee under the RAI indenture deems fair and appropriate.

Covenants

The following covenants apply to the new notes.

Restrictions on Liens

The RAI indenture provides that RAI will not, and will not permit any Restricted Subsidiary, as defined below, to:

•

mortgage or pledge as security for any indebtedness any Principal Property, as defined below, of RAI or a Restricted Subsidiary, whether such Principal Property is owned at the date of the RAI indenture or thereafter acquired, unless RAI secures or causes such Restricted Subsidiary to secure the debt securities equally and ratably with all indebtedness secured by such mortgage or pledge, so long as such indebtedness shall be so secured;

•	mortgage or pledge as security for any indebtedness any shares of stock, indebtedness or other obligations of RJR Tobacco, unless RAI pledges or secures or causes such Restricted Subsidiary to pledge or secure (1) such shares of stock, indebtedness or other obligations of RJR Tobacco to RAI equally and ratably with all indebtedness secured by such mortgage or pledge, so long as such indebtedness shall be so secured, and assign RAI’s security interest in such assets to the collateral agent to secure the debt securities equally and ratably with all indebtedness secured by such mortgage or pledge, so long as such indebtedness shall be so secured, or (2) the debt securities equally and ratably with all indebtedness secured with such mortgage or pledge, so long as such indebtedness shall be so secured; or

•	mortgage or pledge as security for any public bonds or notes any shares of stock, indebtedness or other obligations of a subsidiary (other than that of RJR Tobacco) held by or owed to any of RAI or such Restricted Subsidiary, whether such shares of stock, indebtedness or other obligations are owned at the date of the RAI indenture or thereafter acquired, unless RAI secures or causes such Restricted Subsidiary to secure the debt securities equally and ratably with all such public bonds or notes secured by such mortgage or pledge, so long as such public bonds or notes shall be so secured.

These covenants regarding liens do not apply in the case of:

•	the creation of any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a subsidiary or any Principal Property acquired after the date of the RAI indenture (including acquisitions by way of merger or consolidation) by RAI or a Restricted Subsidiary contemporaneously with such acquisition, or within 120 days thereafter, to secure or provide for the payment or financing of any part of the purchase price thereof, or the assumption of any mortgage, pledge or other lien upon any shares of stock, indebtedness or other obligations of a subsidiary or any Principal Property acquired after the date of the RAI indenture existing at the time of such acquisition, or the acquisition of any shares of stock, indebtedness or other obligations of a subsidiary or any Principal Property subject to any mortgage, pledge or other lien without the assumption thereof; provided, that every such mortgage, pledge or lien referred to in this clause shall attach only to the shares of stock, indebtedness or other obligations of a subsidiary or any Principal Property so acquired and fixed improvements thereon;

•	any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a subsidiary or any Principal Property existing at the date of the RAI indenture;

•	any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a subsidiary or any Principal Property in favor of RAI or any Restricted Subsidiary;

•	any mortgage, pledge or other lien on Principal Property being constructed or improved securing loans to finance such construction or improvements;

•	any mortgage, pledge or other lien on shares of stock, indebtedness or other obligations of a subsidiary or any Principal Property incurred in connection with the issuance of tax exempt governmental obligations; and

•	any renewal of or substitution for any mortgage, pledge or other lien permitted by any of the preceding clauses; provided, that in the case of a mortgage, pledge or other lien permitted under the second, third or fifth clauses above, the debt secured is not increased nor the lien extended to any additional assets.

Notwithstanding the foregoing, RAI or any Restricted Subsidiary may create or assume liens in addition to the permitted liens described above, and renew, extend or replace such liens, provided that at the time of such creation, assumption, renewal, extension or replacement, and after giving effect thereto, Exempted Debt, as defined below, does not exceed 10% of Consolidated Net Worth, as defined below.

Restrictions on Sale and Leaseback Transactions

The RAI indenture provides that RAI will not, and will not permit any Restricted Subsidiary to, sell or transfer, directly or indirectly, except to RAI or a Restricted Subsidiary, any Principal Property as an entirety, or any substantial portion thereof, with the intention of taking back a lease of such property, except a lease for a period of three years or less at the end of which it is intended that the use of such property by the lessee will be discontinued; provided, that RAI or any Restricted Subsidiary may sell any such Principal Property and lease it back for a longer period if:

•	RAI or such Restricted Subsidiary would be entitled, pursuant to the provisions of the RAI indenture described above under “—Restrictions on Liens,” to create a mortgage on the property to be leased securing Funded Debt, as defined below, in an amount equal to the Attributable Debt, as defined below, with respect to such sale and leaseback transaction without equally and ratably securing the outstanding debt securities issued under the RAI indenture; or

•	RAI promptly informs the trustee of such transaction, the net proceeds of such transaction are at least equal to the fair value (as determined by resolution of the board of directors of RAI) of such property and RAI causes an amount equal to the net proceeds of the sale to be applied to the retirement, within 120 days after receipt of such proceeds, of Funded Debt incurred or assumed by RAI or a Restricted Subsidiary (including the debt securities);

provided, further, that in lieu of applying all of or any part of such net proceeds to such retirement, RAI may, within 75 days after such sale, deliver or cause to be delivered to the applicable trustee for cancellation either debentures or notes evidencing Funded Debt of RAI (which may include outstanding debt securities) or of a Restricted Subsidiary previously authenticated and delivered by the applicable trustee, and not theretofore tendered for sinking fund purposes or called for a sinking fund or otherwise applied as a credit against an obligation to redeem or retire such notes or debentures. If RAI so delivers debentures or notes to the applicable trustee with an officers’ certificate, the amount of cash which RAI will be required to apply to the retirement of Funded Debt will be reduced by an amount equal to the aggregate of the then applicable optional redemption prices (not including any optional sinking fund redemption prices) of such debentures or notes, or if there are no such redemption prices, the principal amount of such debentures or notes; provided, that in the case of debentures or notes which provide for an amount less than the principal amount thereof to be due and payable upon a declaration of the maturity thereof, such amount of cash shall be reduced by the amount of principal of such debentures or notes that would be due and payable as of the date of such application upon a declaration of acceleration of the maturity thereof pursuant to the terms of the indenture pursuant to which such debentures or notes were issued.

Notwithstanding the foregoing, RAI or any Restricted Subsidiary may enter into sale and leaseback transactions in addition to those permitted in the foregoing paragraph and without any obligation to retire any outstanding debt securities or other Funded Debt, provided that at the time of entering into such sale and leaseback transactions and after giving effect thereto, Exempted Debt does not exceed 10% of Consolidated Net Worth.

Restrictions on Mergers and Sales of Assets

Nothing contained in the RAI indenture will prevent any consolidation or merger of RAI into any other corporation or corporations (whether or not affiliated with RAI), or successive consolidations or mergers to which RAI or its successor will be a party, or will prevent any sale, lease or conveyance of the property of RAI, as an entirety or substantially as an entirety, provided that upon any such consolidation, merger, sale, lease or conveyance to which RAI is a party and in which RAI is not the surviving corporation, the due and punctual performance and observance of all of the covenants and conditions of the RAI indenture to be performed or observed by RAI and the due and punctual payment of the principal of and interest on all of the debt securities and the guarantees, according to their tenor, shall be expressly assumed by supplemental indenture satisfactory in form to the trustee, executed and delivered to the trustee, by the corporation formed by such consolidation, or into which RAI shall have been merged, or which shall have acquired such property.

Unless otherwise provided with respect to a particular series, holders of debt securities are not afforded any protection in the event of a decline in RAI’s credit quality resulting from a change of control transaction, a highly leveraged transaction or other similar transactions involving RAI or any of the Restricted Subsidiaries.

Restrictions on Incurrence of Indebtedness by RJR

The RAI indenture prohibits RJR, at any time it does not guarantee the obligations of RAI under the debt securities, from creating, incurring, issuing, assuming, guaranteeing or otherwise becoming directly or indirectly liable, contingently or otherwise, with respect to any indebtedness to persons other than RAI or any of the guarantors (excluding accounts payable) other than debt securities issued under the RAI indenture, outstanding notes of RJR and the revolving credit facility.

Events of Default

The RAI indenture provides that any of the following events will be events of default with respect to the debt securities of a series, including the new notes:

•	default in payment of any principal of such series when the same shall become due and payable, either at maturity, upon any redemption, by declaration or otherwise;

•	default for 30 days in payment of any interest on the debt securities of such series;

•	default for 90 days after written notice in the observance or performance of any other covenant or agreement in respect of the debt securities of such series;

•	certain events of bankruptcy, insolvency or reorganization;

•	any guarantee ceasing to be in full force and effect (except as contemplated by the terms of the RAI indenture) or any guarantor denying or disaffirming in writing its obligations under the RAI indenture or its guarantee; and

•	at any time as such security is required under the RAI indenture, any security document ceasing to be in full force and effect or ceasing to give the collateral agent the liens or any of the material rights, powers and privileges purported to be created thereby in favor of the collateral agent and such default continuing unremedied for a period of at least 30 days after written notice to RAI by the collateral agent.

The RAI indenture provides that:

•	if an event of default due to the default in payment of principal of, premium, if any, or any interest on, the debt securities of any series or due to the default in the performance, or breach of any other covenant or warranty of RAI applicable to the debt securities of such series but not applicable to other outstanding debt securities issued under the RAI indenture shall have occurred and be continuing, either the trustee or the holders of not less than 25% in principal amount of the debt securities of each series affected by the default issued under the RAI indenture then outstanding (voting as a single class) by notice in writing may then declare the principal of all debt securities of all such affected series and interest accrued thereon to be due and payable immediately; and

•

if an event of default due to a default in the performance of any of the other covenants or agreements in the RAI indenture applicable to all outstanding debt securities or due to certain events of bankruptcy, insolvency and reorganization of RAI or any other event of default provided in a supplemental indenture or board resolution relating to the debt securities shall have occurred and be continuing, either the trustee or the holders of not less than 25% in principal amount of all debt securities issued under the RAI indenture then outstanding (treated as one class) by notice in writing may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of, premium, if any, or any interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

The RAI indenture contains a provision entitling the trustee, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities before proceeding to exercise any right or power under the RAI indenture at the request of such holders. Subject to such provisions in the RAI indenture for the indemnification of the trustee and certain other limitations, the holders of a majority in aggregate principal amount of the debt securities of each affected series then outstanding (with each such series voting as a separate class) may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

The RAI indenture provides that no holder of debt securities may institute any action against RAI under the RAI indenture (except actions for payment of overdue principal or interest) unless such holder previously shall have given to the trustee written notice of default and continuance thereof and unless the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series then outstanding (treated as a single class) shall have requested the trustee to institute such action and shall have offered the trustee indemnity reasonably satisfactory to it, the trustee shall not have instituted such action within 60 days of such request and the trustee shall not have received direction inconsistent with such written request by the holders of a majority in principal amount of the debt securities of each affected series (treated as one class). The RAI indenture contains a covenant that RAI will file quarterly with the trustee a certificate that to the signers’ knowledge no default existed or a certificate specifying any default that existed.

Modification of the RAI Indenture

The RAI indenture provides that RAI, any guarantors (each when authorized by a board resolution) and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under the RAI indenture, including the new notes, to:

•	add security in respect of debt securities;

•	evidence the assumption by a successor corporation of the obligations of RAI and any guarantors;

•	add covenants for the protection of the holders of debt securities or to add events of default;

•	cure any ambiguity or correct any inconsistency in the RAI indenture or to make other changes not materially adverse to the interest of holders of the debt securities;

•	establish the forms or terms of additional series of debt securities;

•	provide for uncertificated debt securities;

•	evidence the acceptance of appointment by a successor trustee;

•	add an additional guarantor; or

•	comply with the Trust Indenture Act.

The RAI indenture also contains provisions permitting RAI, the guarantors (each when authorized by a board resolution) and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series then outstanding and affected (voting as one class), to add any provisions to, or change in any manner or eliminate any of the provisions of, the RAI indenture or modify in any manner the rights of the holders of the debt securities of each series so affected; provided, that RAI and the trustee may not, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the final maturity of any debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on the redemption thereof or change the currency in which the principal thereof, premium, if any (including any amount in respect of original issue discount), or any interest thereon is payable, or reduce the amount of the principal of any original issue discount security payable upon acceleration or provable in bankruptcy, or alter certain provisions of the RAI indenture relating to debt securities issued thereunder not denominated in U.S. dollars or impair the right to institute suit for the enforcement of any payment on any debt security when due or any right of repayment at the option of the holder of a debt security; or

•	reduce the aforesaid percentage in principal amount of debt securities of any series, the consents of the holders of which is required for any such modification.

Satisfaction and Discharge

The RAI indenture will be discharged and will cease to be of further effect as to all outstanding debt securities of any series under the RAI indenture, including the new notes (except for the obligations to register the transfer or exchange of the debt securities of such series and RAI’s rights of optional redemption, if any, to replace mutilated, destroyed, lost or stolen debt securities of such series, rights of holders of debt securities to receive payments of principal thereof, premium, if any, and interest thereon, upon the original stated due dates therefor (but not upon acceleration), to maintain an office or agency in respect of the debt securities of such series and to hold moneys for payment in trust) when:

•	RAI or any guarantor has paid all amounts payable with respect to the debt securities of that series when due;

•	all outstanding debt securities of that series have been delivered to the trustee for cancellation (except mutilated, defaced, destroyed, lost or stolen debt securities which have been replaced or paid); or

•	all outstanding debt securities of that series not delivered to the trustee for cancellation:

•	have become due and payable,

•	will become due and payable at their stated maturity within one year, or

•	are to be called for redemption within one year; and

•	RAI or any guarantor has deposited with the trustee, in trust for such purpose, cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations which through the payment of principal and interest in accordance with their terms will insure the availability of cash, or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent accountants, to pay the principal of, premium, if any, and any interest on the debt securities of such series, and any mandatory sinking fund thereon, on the due date thereof.

Defeasance

The RAI indenture provides with respect to each series of debt securities, including the new notes, that RAI and the guarantors, if any, as applicable, may elect:

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to be released from any and all obligations (except for the obligations to register the transfer or exchange of the debt securities of such series and RAI’s rights of optional redemption, if any, to replace mutilated, destroyed, lost or stolen debt securities of such series, rights of holders of debt securities to receive payments of principal thereof, premium, if any, and interest thereon, upon the original stated due dates therefor (but not upon acceleration), to maintain an office or agency in respect of the debt securities of such series and to hold moneys for payment in trust) with respect to debt securities of any series for which the exact amount of principal and interest due can be determined at the time of the deposit with the trustee as described below, and all the debt securities of such series are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption (the foregoing referred to as one-year defeasance);

•	to defease and be discharged from any and all obligations with respect to the debt securities of such series on the 91st day after the deposit with the trustee as described below (except for the obligations set forth as exceptions in the preceding clause) (the foregoing referred to as legal defeasance); or

•	to be released from their obligations with respect to the debt securities of such series (except for the obligations set forth as exceptions in the first clause and the obligations to compensate and indemnify the trustee, to appoint a successor trustee, to repay certain moneys held by the paying agent and to return certain unclaimed moneys held by the trustee and to comply with the Trust Indenture Act) (the foregoing referred to as covenant defeasance), upon the deposit with the trustee, in trust for such purpose, cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations which through the payment of principal and interest in accordance with their terms will insure the availability of cash, or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent accountants, to pay the principal of, premium, if any, and any interest on the debt securities of such series, and any mandatory sinking fund thereon, on the due date thereof. Such a trust only may (except with respect to one-year defeasance or to the extent the terms of the debt securities of such series otherwise provide) be established, if among other things, RAI has delivered to the trustee an opinion of counsel that the holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion, in the case of legal defeasance, must (except to the extent the terms of the debt securities of the relevant series otherwise provide) refer to and be based upon a ruling of the IRS or a change in applicable federal income tax law occurring after the date of the RAI indenture. If RAI exercises its legal defeasance or covenant defeasance option, the guarantees in effect at such time will terminate.

Same-Day Settlement and Payment

Unless otherwise provided with respect to a particular series, the debt securities, including the new notes, will trade in the same-day funds settlement system of DTC until maturity or until RAI issues the debt securities in definitive form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. RAI and the Trustee can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.

Transfer and Exchange

A holder may transfer or exchange new notes in accordance with the RAI indenture. Upon any transfer or exchange, the registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and RAI may require a holder to pay any taxes required by law or permitted by the RAI indenture, including any transfer tax or other similar governmental charge payable in connection therewith. RAI is not required to transfer or exchange any new note for a period of 15 days prior to a selection of debt securities to be redeemed or to transfer or exchange any new note selected for redemption, except the unredeemed portion of any new note being redeemed in part. The new notes will be issued in registered form and the registered holder of a new note will be treated as the owner of such new note for all purposes.

Book-Entry System; Delivery and Form

The following description of the operations and procedures of DTC, Clearstream Banking, société anonyme, referred to as Clearstream, and Euroclear Bank SA/NV, referred to as Euroclear, is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. RAI takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

New notes of each series will be in book-entry form and will be represented by one or more permanent global certificates in fully registered form without interest coupons, which we refer to as the Global Notes, and will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC, or another nominee designated by DTC (such nominee referred to as a Global Note Holder).

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for new notes in certificated form except in the limited circumstances described below. In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Prospective purchasers are advised that the laws of some jurisdictions require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to such extent.

Investors may elect to hold interests in the Global Notes through either DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear, collectively referred to as the U.S. Depositaries.

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act. DTC holds securities that its participants, referred to herein as the Direct Participants, deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, referred to herein as DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s system is also available to others such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, which we refer to as Indirect Participants. The DTC rules applicable to its Direct and Indirect Participants are on file with the SEC.

Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, referred to as Clearstream Participants, and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream Participants are recognized financial institutions around the world, including securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the dealer managers for the private exchange offers. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the new notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear advises that it was created in 1968 to hold securities for its participants, referred to herein as Euroclear Participants, and to clear and settle transactions between Euroclear Participants and between Euroclear Participants and participants of certain other securities intermediaries through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV, referred to as the Euroclear operator. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the dealer managers for the private exchange offers. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear System, and applicable Belgian law, collectively referred to as the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no records of or relationship with persons holding through Euroclear Participants.

Distributions with respect to the new notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

As long as DTC or its nominee is the registered owner of the Global Notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the Global Notes and all notes represented by the Global Notes for all purposes under the new notes and the RAI indenture, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. Except in the limited circumstances referred to below, owners of beneficial interests in the Global Notes:

•	will not be entitled to have the new notes represented by the Global Notes registered in their names; and

•	will not be considered to be owners or “Holders” of the Global Notes or any new notes represented by the Global Notes for any purpose under the new notes or the RAI indenture.

All payments on the new notes represented by the Global Notes and all transfers and deliveries of related new notes will be made to the depositary or its nominee, as the case may be, as the holder of the securities.

Ownership of beneficial interests in the Global Notes will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in the Global Notes will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in the Global Notes may be subject to various policies and procedures adopted by DTC from time to time. Neither the trustee nor we will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in the Global Notes, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s records relating to these beneficial ownership interests.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

If DTC notifies us that it is unwilling or unable to continue to act, and a successor clearing agency is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the Global Note that had been held by the depository. In addition, RAI at any time and in its sole discretion may decide not to have the new notes represented by one or more Global Notes. Any new notes issued in definitive form in exchange for the Global Notes will be registered in the name or names that the depository gives to the trustee or other relevant agent of theirs or ours. It is expected that the depository’s instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the Global Note that had been held by the depository.

Global Clearance and Settlement Procedures

Initial settlement for the new notes will be made in immediately available funds. Secondary market trading between Direct Participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of new notes received in Clearstream or Euroclear as a result of a transaction with a Direct Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in the new notes settled during the processing will be reported to the relevant Euroclear Participant or Clearstream Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of the new notes by or through a Clearstream Participant or a Euroclear Participant to a Direct Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of beneficial interests in the Global Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

Governing Law

The RAI indenture, the new notes and the related guarantees will be governed by the laws of the State of New York.

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the RAI indenture. The trustee or its affiliates participate in RAI’s revolving credit facility and serve as transfer agent for RAI’s common stock. From time to time, RAI or its subsidiaries may enter into other relationships with the trustee or its affiliates.

Certain Definitions

Set forth below are certain of the defined terms used in the RAI indenture.

“Attributable Debt” means, when used in connection with a sale and leaseback transaction, at any date as of which the amount thereof is to be determined, the product of:

•	the net proceeds from such sale and leaseback transaction, multiplied by

•	a fraction, the numerator of which is the number of full years of the term of the lease relating to the property involved in such sale and leaseback transaction (without regard to any options to renew or extend such term) remaining at the date of the making of such computation, and the denominator of which is the number of full years of the term of such lease measured from the first day of such term.

“Consolidated Net Worth” means, at any date of determination, the consolidated shareholders’ equity of RAI, as set forth on the then most recently available consolidated balance sheet of RAI and its consolidated Subsidiaries.

“Exempted Debt” means the sum, without duplication, of the following items outstanding as of the date Exempted Debt is being determined:

•	indebtedness of RAI and the Restricted Subsidiaries incurred after the date of the RAI indenture and secured by liens created, assumed or otherwise incurred or permitted to exist pursuant to the RAI indenture described above under “—Covenants—Restrictions on Liens;” and

•	Attributable Debt of RAI and the Restricted Subsidiaries in respect of all sale and leaseback transactions with regard to any Principal Property entered into pursuant to the RAI indenture described above under “—Covenants—Restrictions on Sale and Leaseback Transactions.”

“Funded Debt” means all indebtedness for money borrowed, including purchase money indebtedness, having a maturity of more than one year from the date of its creation or having a maturity of less than one year but by its terms being renewable or extendible, at the option of the obligor in respect thereof, beyond one year from its creation.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

•	to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

•	entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means land, land improvements, buildings and associated factory and laboratory equipment owned or leased pursuant to a capital lease and used by RAI or a Restricted Subsidiary primarily for processing, producing, packaging or storing its products, raw materials, inventories, or other materials and supplies and located within the United States and having an acquisition cost plus capitalized improvements in excess of 2% of Consolidated Net Worth, as of the date of such determination, but not including any such property financed through the issuance of tax exempt governmental obligations, or any such property that has been determined by resolution of the board of directors of RAI not to be of material importance to the respective businesses conducted by RAI or such Restricted Subsidiary effective as of the date such resolution is adopted; provided, that “Principal Property” shall not include any property owned by Santa Fe Natural Tobacco Company, Inc.

“Restricted Subsidiary” means:

•	any Subsidiary (other than Santa Fe Natural Tobacco Company, Inc. and its subsidiaries) organized and existing under the laws of the United States and the principal business of which is carried on within the United States, which owns or is a lessee pursuant to a capital lease of any Principal Property, and in which the investment of RAI and all of its Subsidiaries exceeds 5% of Consolidated Net Worth as of the date of such determination other than:

•	each Subsidiary the major part of whose business consists of finance, banking, credit, leasing, insurance, financial services or other similar operations, or any combination thereof;

•	each Subsidiary formed or acquired after the date of the RAI indenture for the purpose of acquiring the business or assets of another person and which does not acquire all or any substantial part of the business or assets of RAI or any Restricted Subsidiary; and

•	RJR and Conwood Holdings, Inc.

However, the board of directors of RAI may declare any such Subsidiary to be a Restricted Subsidiary.

“Subsidiary” means any corporation of which at least a majority of all outstanding stock having by the terms thereof ordinary voting power in the election of directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation has or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by RAI, or by one or more Subsidiaries of RAI or by RAI and one or more Subsidiaries.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax considerations relating to the exchange of old notes for new notes, and of the ownership and disposition of the new notes by holders that have held the old notes, and that will hold the new notes, as capital assets generally for investment purposes. This summary does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, and applicable tax regulations, rulings, and judicial decisions, all as in effect on the date hereof. These authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. RAI has not sought any ruling from the Internal Revenue Service, or IRS, or an opinion of counsel with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any foreign, state, or local jurisdiction. In addition, this discussion does not address tax considerations applicable to a holder’s particular circumstances or to holders that may be subject to special tax rules, including, without limitation:

•	holders subject to the alternative minimum tax;

•	banks;

•	tax-exempt organizations;

•	insurance companies;

•	dealers in securities or currencies;

•	traders in securities or commodities or dealers in commodities that elect to use a mark-to-market method of accounting;

•	financial institutions;

•	holders whose “functional currency” is not the U.S. dollar; or

•	persons that will hold the new notes as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction.

If a partnership holds new notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our new notes, you should consult your tax advisor.

This summary of material U.S. federal income tax considerations is for general information only. You are urged to consult your tax advisor with respect to the application of U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

Exchange Offers

The exchange of an old note for a new note pursuant to the Exchange Offers will not be taxable to the exchanging holder for U.S. federal income tax purposes. As a result, an exchanging holder:

•	will not recognize any gain or loss on the exchange;

•	will have a holding period for the new note that includes the holding period for the old note exchanged; and

•	will have an adjusted tax basis in the new note immediately after the exchange equal to its adjusted tax basis in the old note exchanged immediately prior to the exchange.

The Exchange Offers are not expected to result in any U.S. federal income tax consequences to a non-exchanging holder.

Ownership and Disposition of New Notes

Consequences to U.S. Holders

The following is a summary of the U.S. federal tax consequences that will apply to the ownership and disposition of the new notes by you if you are a U.S. Holder of the notes. Certain consequences to “non-U.S. Holders” of the notes are described under “—Consequences to Non-U.S. Holders” below. “U.S. Holder” means a beneficial owner of a note that is:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision of the United States; or

•	a trust (1) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) that has a valid election in effect under applicable regulations to be treated as a U.S. person.

Payment of Interest. Stated interest on the new notes will generally be taxable to you as ordinary income at the time it is paid or at the time it accrues in accordance with your method of accounting for U.S. federal income tax purposes.

Market Discount and Premium. Subject to a statutory de minimis exception, if the issue price of a new note at the time of the exchange is less than its stated principal amount, the new note will have original issue discount for U.S. federal income tax purposes. The issue price of the new notes generally will be their fair market value, provided that the old notes or the new notes are treated as “publicly traded” within the meaning of the applicable Treasury regulations. Original issue discount generally must be included in your gross income on a constant yield basis, in advance of the receipt of cash attributable to the discount. Any amount included in income as original issue discount will increase your tax basis in the new note. If your tax basis in a new note is greater than the issue price of the new note, you generally will be considered to have acquisition premium, which will reduce the amount of original issue discount required to be included in income. If your tax basis in a new note is greater than the principal amount of the new note, you generally will be considered to have bond premium, and will not be required to include any original issue discount in income. You may elect to amortize the bond premium against interest payable on the new note and any bond premium in excess of the original issue discount and interest may be deductible over the term of the new notes. Any amount of amortized bond premium will decrease your tax basis in the new note, so that some or all of the market discount on the old notes may be required to be included on a current basis as original issue discount on the new notes.

Subject to a de minimis exception, if you hold old notes that were acquired (other than at original issue) at a discount from the principal amount of such old notes (i.e., a “market discount”), and did not elect to include such market discount in income on a current basis, any accrued market discount on the old notes generally will carry over to the new notes. If the new notes are issued with original issue discount, then the new notes will be treated as having market discount only to the extent that the issue price of the new notes exceeds your tax basis in the new notes.

Sale, Exchange or Disposition of New Notes. You generally will recognize gain or loss upon the sale, exchange, redemption, retirement or other taxable disposition of a new note equal to the difference between the amount realized upon the sale, exchange, redemption, retirement or other taxable disposition (less an amount attributable to any accrued stated interest not previously included in income, which will be taxable as interest income) and your adjusted tax basis in the new note. Your adjusted tax basis in a new note will generally equal the amount you paid for the new note, increased by any original issue discount and/or market discount previously included in gross income and reduced by any amortizable bond premium previously deducted by you in respect of the new note. Any gain or loss recognized on a disposition of the new note will be capital gain or loss and will be long-term capital gain or loss if your holding period for the new note is more than one year. The ability to deduct capital losses is subject to limitation under U.S. federal income tax laws.

Medicare Surtax. Certain individuals, estates and trusts must pay a 3.8% surtax, commonly referred to as the Medicare tax, on “net investment income,” which includes, among other things, interest and proceeds of sale in respect of securities like the new notes, subject to certain exceptions. Holders should consult with their own tax advisors regarding the effect, if any, of the Medicare tax on their ownership and disposition of the new notes.

Information Reporting and Backup Withholding. In general, information reporting requirements will apply to certain payments of principal and interest on the new notes and the proceeds of sale of a new note unless you are an exempt recipient (such as a corporation). A backup withholding tax at the rate of 28% will apply to such payments if you fail to provide your taxpayer identification number or certification of exempt status or have been notified by the IRS that you are subject to backup withholding.

Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS.

Consequences to Non-U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to you if you are a non-U.S. Holder of new notes. The term “non-U.S. Holder” means a beneficial owner of a note that is not a U.S. Holder. Special rules may apply to certain non-U.S. Holders such as “controlled foreign corporations” and “passive foreign investment companies.” Such entities should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Payment of Interest. The U.S. federal withholding tax will not apply to any payment to you of interest on a new note because of the “portfolio interest exemption” provided that:

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote;

•	you are not a controlled foreign corporation that is related to us through stock ownership; and

•	you provide to RAI your name and address, and certify, under penalties of perjury, that you are the beneficial owner of the new notes and that you are not a U.S. person (which certification may be made on an IRS Form W-8BEN or W-8BEN-E or applicable substitute form); or a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its business and holds the new note on your behalf certifies, under penalties of perjury, that it has received IRS Form W-8BEN or W-8BEN-E from you or from another qualifying financial institution intermediary, and provides a copy of the IRS Form W-8BEN or Form W-8BEN-E.

If you hold your new notes through certain foreign intermediaries or certain foreign partnerships, such foreign intermediaries or partnerships must also satisfy the certification requirements of applicable regulations.

If you are engaged in a trade or business in the United States and interest on a new note is effectively connected with the conduct of that trade or business, you will be exempt from withholding tax if you provide us with a properly executed IRS Form W-8ECI, but you will be required to pay U.S. federal income tax on that interest on a net income basis in the same manner as if you were a U.S. person as defined under the Internal Revenue Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States. For this purpose, interest will be included in the earnings and profits of such foreign corporation.

In the event any additional interest we may be required to pay on the old notes under the circumstances described in “The Exchange Offers—Purpose and Effect of the Exchange Offers” and “—Shelf Registration” is treated as interest, the tax treatment of such payments should be the same as other interest payments received by you.

Sale, Exchange or Disposition of Notes. Any gain realized upon the sale, exchange or other disposition of a new note (except with respect to accrued and unpaid interest, which would be taxable as described above) generally will not be subject to U.S. federal income tax unless:

•	subject to an applicable tax treaty providing otherwise, that gain is effectively connected with your conduct of a trade or business in the United States; or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

A holder described in the first bullet point above will be required to pay U.S. federal income tax on the net gain derived from the sale, and if such holder is a foreign corporation, it may also be required to pay a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty. A holder described in the second bullet point above will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the holder is not considered a resident of the United States.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments on the new notes. Unless the non-U.S. Holder complies with certification procedures to establish that it is not a U.S person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition and the non-U.S. Holder may be subject to United States backup withholding tax on payments on the notes or on the proceeds from a sale or other disposition of the new notes. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against the non-U.S. Holder’s U.S. federal income tax liability and may entitle the non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

Non-U.S. holders should consult their tax advisors concerning the information reporting and backup withholding rules applicable to any particular non-U.S. holder’s situation, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available.

FATCA Withholding Tax

Under the Foreign Account Tax Compliance Act, generally referred to as FATCA, and administrative guidance, unless an exception applies, withholding taxes may be imposed on certain types of payments made to “foreign financial institutions” (as specifically defined in the Code) and certain other non-United States entities (including financial intermediaries). A 30% withholding tax is imposed on “withholdable payments” to a foreign financial institution or to a foreign non-financial entity, unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner, or (3) the foreign entity otherwise is excepted under FATCA. For these purposes, the term “withholdable payment” includes any interest paid with respect to a note and, with respect to gross proceeds paid on or after January 1, 2017, the gross proceeds from a disposition of a new note.

Different rules than those described above may apply to non-U.S. holders resident in jurisdictions that have entered into inter-governmental agreements with the United States regarding FATCA.

If withholding is required under FATCA on a payment related to the new notes investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available).

Non-U.S. holders of the new notes offered hereby should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

RAI will not pay any additional amounts with respect to any withholding tax.

PLAN OF DISTRIBUTION

Each broker-dealer that receives new notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed, for a period ending upon the earlier of (1) 180 days after the completion of the Exchange Offers and (2) the first day after the completion of the Exchange Offers when participating broker-dealers no longer have a prospectus delivery obligation, to amend or supplement this prospectus as may be required, at the request of any such broker-dealer, and have authorized them to deliver such prospectus in connection with any such resale, subject to certain limitations.

We will not receive any proceeds from any sale of new notes by any broker-dealer. New notes received by broker-dealers for their own account pursuant to the Exchange Offers may be sold from time to time in one or more transactions in the following manners:

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the new notes; or

•	through a combination of such methods of resale.

The sales may be at any of the following prices:

•	market prices prevailing at the time of resale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes.

Any broker-dealer that resells new notes that were received by it for its own account pursuant to the Exchange Offers as a result of market-making or other trading activities and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act. Any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging or performing its obligation to deliver a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. The letter of transmittal also states that any holder participating in the Exchange Offers will represent that it has no arrangements or understanding with any person to participate with the distribution of the new notes within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the Exchange Offers other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the old notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

We have not entered into any arrangements or understandings with any person to distribute the new notes to be received in the Exchange Offers.

There is no existing market for the new notes, and there can be no assurance as to the liquidity of any market that may develop for the new notes, the ability of the holders of the new notes to sell their new notes or the price at which holders would be able to sell their new notes. We do not presently intend to apply for listing of the new notes on any securities exchange.

This prospectus does not constitute an offer to purchase or a solicitation of an offer to sell any of the new notes in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The enforceability of the new notes and related guarantees offered hereby is being passed upon for RAI by Kilpatrick Townsend & Stockton LLP, Atlanta, GA. Matters of New Mexico law are being passed upon for RAI by Betzer, Roybal & Eisenberg P.C., Albuquerque, NM.

EXPERTS

The consolidated financial statements of RAI and subsidiaries as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2014, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements and the related financial statement schedule of Lorillard as of December 31, 2014 and 2013, and for each of the three years in the period ended December 31, 2014, incorporated in this prospectus by reference from RAI’s Current Report on Form 8-K dated June 9, 2015, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and the related financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

RAI is subject to the informational requirements of the Securities Exchange Act, and, in accordance with the requirements thereof, files reports, proxy statements and other information with the SEC. You may read or obtain copies of this information at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain the documents that RAI files electronically from the SEC’s web site at http://www.sec.gov.

RAI and its subsidiary guarantors under the RAI indenture have filed with the SEC a registration statement on Form S-4, of which this prospectus forms a part, under the Securities Act in connection with their offering of the securities covered by this prospectus. This prospectus does not contain all of the information in the registration statement. You will find additional information about RAI, the other registrants and the securities covered hereby in the registration statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement. You may read and copy the registration statement, including its exhibits, at the SEC’s Public Reference Room or at the SEC’s web site as described above.

RAI’s SEC filings are also available at its web site at http://www.reynoldsamerican.com. Information with respect to RAI may also be obtained by writing or calling the Office of the Secretary, P.O. Box 2990, Winston-Salem, North Carolina 27102-2990; telephone number (336) 741-5162.

INCORPORATION BY REFERENCE

The SEC allows RAI to “incorporate by reference” into this prospectus information that RAI (SEC file number 1-32258) files with the SEC, which means that important information can be disclosed to you by referring you to those documents and those documents will be considered part of this prospectus. The information incorporated by reference is an important part of this prospectus. Certain information that is subsequently filed with the SEC will automatically update and supersede information in this prospectus and in earlier filings with the SEC. The information and documents listed below, which RAI has filed with the SEC are incorporated by reference into this prospectus:

•	RAI’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 10, 2015;

•	RAI’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the SEC on April 20, 2015;

•	RAI’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, filed with the SEC on August 6, 2015;

•	RAI’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, filed with the SEC on October 27, 2015; and

•	RAI’s Current Reports on Form 8-K, filed with the SEC on January 20, 2015, January 28, 2015, February 6, 2015, May 7, 2015, May 27, 2015, May 28, 2015, June 5, 2015, June 8, 2015, June 9, 2015, June 11, 2015, June 12, 2015, June 25, 2015, June 29, 2015, July 13, 2015, July 15, 2015, July 28, 2015, July 29, 2015, September 2, 2015, September 14, 2015, September 29, 2015, October 20, 2015 and October 26, 2015.

In addition, all documents filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the Exchange Offers shall be deemed to be incorporated by reference in this prospectus and made a part of this prospectus from the respective dates of filing;

provided, however, RAI is not incorporating any information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K unless specifically stated otherwise.

Each person to whom a copy of this prospectus is delivered, upon the oral or written request of such person, will be provided, without charge, a copy of any or all of the documents that are incorporated by reference herein, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. Requests should be directed to the Office of the Secretary, P.O. Box 2990, Winston-Salem, North Carolina 27102-2990; telephone number (336) 741-5162.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

North Carolina Corporations

The following registrants are corporations incorporated under the laws of the State of North Carolina: RAI; R. J. Reynolds Tobacco Company; Reynolds Innovations Inc.; and RAI Services Company.

Section 55-8-51 of the North Carolina Business Corporation Act, referred to as the NCBCA, authorizes a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) the director conducted himself or herself in good faith; and (2) the director reasonably believed (i) in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in the corporation’s best interests; and (ii) in all other cases, that his or her conduct was at least not opposed to the corporation’s best interests; and (3) in the case of any criminal proceeding, the director had no reasonable cause to believe his or her conduct was unlawful.

Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was made a party because he was or is a director or officer of the corporation against reasonable expenses actually incurred by the director or officer in connection with the proceeding. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in Sections 55-8-54 and 55-8-56 of the NCBCA.

Section 55-8-57 of the NCBCA permits a corporation, in its articles of incorporation or bylaws or by contract or resolution, to indemnify, or agree to indemnify, its directors, officers, employees or agents against liability and expenses (including attorneys’ fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation.

Section 55-8-57 of the NCBCA also authorizes a corporation to purchase and maintain insurance on behalf of an individual who was or is a director, officer, employee or agent of the corporation against certain liabilities incurred by such a person, whether or not the corporation is otherwise authorized by the NCBCA to indemnify that person.

Section 55-2-02 of the NCBCA enables a corporation in its articles of incorporation to eliminate or limit, with certain exceptions, the personal liability of directors for monetary damages for breach of their duties as directors. No such provision is effective to eliminate or limit a director’s liability for: (1) acts or omissions that the director at the time of the breach knew or believed to be clearly in conflict with the best interests of the corporation; (2) improper distributions as described in Section 55-8-33 of the NCBCA; (3) any transaction from which the director derived an improper personal benefit; or (4) acts or omissions occurring prior to the date the exculpatory provision became effective.

The articles of incorporation of RAI provide that RAI will indemnify, to the fullest extent permitted by the NCBCA, any person who was or is a director or officer of RAI who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, because such person was or is a director or officer of RAI or, while a director or officer of RAI, was or is serving at the request of RAI as a director, officer, partner, trustee, employee or agent of any other enterprise, plan or trust. RAI’s articles of incorporation also provide that RAI shall pay expenses incurred in connection with any such action, suit or proceeding in advance provided the director or officer agrees in writing to repay such amount if such person is ultimately determined not entitled to be indemnified against such expenses. The indemnification rights pursuant to RAI’s articles of incorporation are not exclusive.

RAI has entered into separate indemnification agreements with its directors and executive officers. Pursuant to these agreements, RAI will generally indemnify, defend and hold harmless an indemnitee to the fullest extent permitted or required by the laws of North Carolina in effect on July 30, 2004, or as such laws may thereafter be amended to increase the scope of permitted indemnification, against all losses based upon, arising out of or resulting from any actual, alleged or suspected act or failure to act by an indemnitee in his or her capacity as a current or former, director, officer, employee or agent of RAI or as a director, officer, employee, member, manager, trustee or agent of any other entity or enterprise as to which an indemnitee is or was serving at the request of RAI, or in respect of any action or failure to act by an indemnitee in any business or other activity of RAI.

An indemnitee generally is not entitled to indemnification pursuant to the agreements to the extent that any loss is determined to have resulted from the indemnitee’s knowing misconduct from which he or she derived a direct improper personal benefit. In the event an indemnitee is not wholly successful on the merits in a proceeding, the indemnitee generally only is entitled to indemnification if it is determined that at the time of the indemnitee’s conduct, the indemnitee did not know or believe such conduct to be clearly in conflict with the best interests of RAI.

The agreements entitle an indemnitee to obtain advances of expenses from RAI, subject to conditions such as the indemnitee undertaking to repay RAI any advances he or she is not ultimately entitled to.

The agreements also generally require RAI to use commercially reasonably efforts to maintain, for as long as an indemnitee is a director or officer of RAI and through the sixth anniversary of the indemnitee terminating such status, directors’ and officers’ liability insurance covering the indemnitee that is at least substantially comparable in scope and amount to that provided by RAI’s directors’ and officers’ coverage in effect at the time of execution of the indemnitee’s agreement.

RAI’s articles of incorporation provide that, to the fullest extent permitted by the NCBCA, no person who is serving or who has served as a director of the corporation shall be personally liable to the corporation or any of its shareholders for monetary damages for breach of duty as a director.

RAI’s articles of incorporation also provide that neither British American Tobacco p.l.c., referred to as BAT, or any of its subsidiaries or affiliates nor any director of RAI who is affiliated with, or employed by, BAT or any of its subsidiaries or affiliates shall have any obligation, duty or responsibility to present any transaction, relationship, arrangement or other opportunity not primarily relating to the United States to RAI, its board of directors or any RAI officer or employee. The articles further state that RAI renounces any expectancy or interest of RAI in, or in being offered an opportunity to participate in, any such business opportunity, and BAT and its subsidiaries and affiliates are entitled to act upon any such business opportunity and will not be liable to RAI or any of its shareholders for taking any such action or not presenting such business opportunity to RAI.

The provisions in the articles of incorporation of R. J. Reynolds Tobacco Company and RAI Services Company with respect to indemnification of officers and directors and elimination of personal liability of directors (other than with respect to the provisions in RAI’s articles concerning BAT and business opportunities) are identical to those contained in RAI’s articles of incorporation.

The articles of incorporation of Reynolds Innovations Inc. provide that the corporation will, to the fullest extent permitted by the NCBCA, indemnify all persons it shall have the power to indemnify under the provisions of the NCBCA from and against any and all expenses and liabilities covered by such provisions. The articles of incorporation of Reynolds Innovations Inc. also provide for the elimination of the personal liability of directors to the fullest extent permitted by the NCBCA.

North Carolina Limited Liability Company

Lorillard Licensing Company LLC, referred to as Lorillard Licensing, is a limited liability company formed in the State of North Carolina.

Section 57D-3-31 of the North Carolina Limited Liability Company Act provides that, with certain exceptions, (1) a limited liability company shall indemnify a person who is wholly successful on the merits or otherwise in the defense of any proceeding to which the person was a party because the person is or was a member, a manager, or other company official if the person also is or was an interest owner at the time to which the claim relates, acting within the person’s scope of authority as a manager, member, or other company official against expenses incurred by the person in connection with the proceeding and (2) a limited liability company shall reimburse a person who is or was a member for any payment made and indemnify the person for any obligation, including any judgment, settlement, penalty, fine, or other cost, incurred or borne in the authorized conduct of the company’s business or preservation of the company’s business or property, whether acting in the capacity of a manager, member, or other company official, if, in making the payment or incurring the obligation, the person complied with the duties and standards of conduct (i) under Section 57D-3-21 of the North Carolina Limited Liability Company Act, as modified or eliminated by the operating agreement, or (ii) otherwise imposed by the North Carolina Limited Liability Company Act or other applicable law. Section 57D-3-21 of the North Carolina Limited Liability Company Act provides that each manager shall discharge that person’s duties (1) in good faith, (2) with the care an ordinary prudent person in a like position would exercise under similar circumstances, and (3) subject to the operating agreement, in a manner the manager believes to be in the best interests of the limited liability company. A manager is not liable to the limited liability company for any act or omission as a manager if the manager acts in compliance with Section 57D-3-21 of the North Carolina Limited Liability Company Act.

The operating agreement of Lorillard Licensing provides that its managers shall not be liable for the obligations of Lorillard Licensing, and the duties prescribed by Section 57D-3-21 of the North Carolina Limited Liability Company Act are eliminated. The operating agreement further provides that, Lorillard Licensing shall indemnify, defend and hold the managers harmless from, against, and in respect of any obligation, including any expenses incurred or borne in the conduct of Lorillard Licensing’s business or preservation of Lorillard Licensing’s business or property, if in making the payment or incurring the obligation, such manager did not know at the time of the act or omission that the act or omission was clearly in conflict with the best interests of Lorillard Licensing, and such manager did not derive an improper personal benefit. In addition, Lorillard Licensing shall indemnify any manager who is wholly successful on the merits or otherwise in the defense of any proceeding to which the person is a party because the person is or was a manager if the person also is or was acting within the person’s scope of authority as a manager against expenses incurred by such manager in connection with the proceeding.

Delaware Corporations

The following registrants are corporations incorporated in the State of Delaware: R.J. Reynolds Tobacco Holdings, Inc., referred to as RJR; Conwood Holdings, Inc., referred to as Conwood Holdings; R. J. Reynolds Tobacco Co., referred to as RJR Tobacco Co.; R. J. Reynolds Global Products, Inc., referred to as GPI; and Reynolds Finance Company.

Section 145 of the Delaware General Corporation Law, referred to as the DGCL, provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The DGCL further authorizes a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for payments of unlawful dividends or unlawful stock repurchases or redemptions or for any transaction from which the director derived an improper personal benefit.

The certificate of incorporation of RJR provides that RJR will indemnify, to the fullest extent permitted by the DGCL, any person who was or is a director or officer of RJR (including the heirs, executors or administrators of such person) who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding (including an action, suit or proceeding by or in the right of RJR), whether civil, criminal, administrative or investigative, because such person was or is a director or officer of RJR or, while a director or officer of RJR, was serving at the request of RJR as a director, officer, partner, trustee, employee or agent of any other enterprise. RJR’s certificate of incorporation also provides that RJR shall pay expenses incurred in connection with any such action, suit or proceeding in advance provided the director or officer agrees in writing to repay such amount if such person is ultimately determined not entitled to be indemnified against such expenses. RJR’s certificate of incorporation further provides that, to the fullest extent permitted by the DGCL, no person who is serving or who has served as a director of the corporation shall be personally liable to the corporation or any of its shareholders for monetary damages for breach of duty as a director.

The certificate of incorporation of Conwood Holdings provides that Conwood Holdings will indemnify, to the fullest extent permitted under the DGCL or any other applicable laws, any person who is or was or has agreed to become a director or officer of the corporation, or each person who is or was serving or who has agreed to serve at the request of the board of directors of the corporation as an officer of the corporation or as an employee or agent of the corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise (including the heirs, executors, administrators or estate of such person). The certificate of incorporation of Conwood Holdings also provides that Conwood Holdings may enter into one or more agreements with any person to provide for indemnification greater or different than that provided in its certificate of incorporation.

The certificate of incorporation of GPI provides that GPI shall indemnify its directors and officers to the fullest extent permitted by law. The certificate further provides that GPI’s directors shall incur no personal liability to GPI or its stockholders for monetary damages for any breach of fiduciary duty as a director; provided, however, that GPI’s directors continue to be subject to liability for any breach of their duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for liability under Section 174 of the DGCL (payment of dividends) and for transactions from which the director derived an improper personal benefit. In addition, the personal liability of directors shall further be limited or eliminated to the fullest extent permitted by any future amendments to Delaware law.

GPI’s bylaws provide that GPI shall indemnify any director, officer, other employee or agent, who was or is a party to, or is threatened to be made a party to or who is called as a witness in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of GPI by reason of the fact that such person is or was serving at the request of a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, unless the act or the failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. GPI shall pay expenses incurred by an officer, director or other employee or agent, in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by GPI. The indemnification and advancement of expenses provided by the bylaws are not exclusive of other rights. Effective immediately upon any modification of the DGCL which expands or enlarges the power or obligation of Delaware corporations to indemnify, or advance expenses to, directors, officers, employees and other agents of the corporation, GPI’s bylaws are deemed to have been amended for the benefit of its directors, officers, employees and other agents.

The certificate of incorporation of Reynolds Finance Company provides for the indemnification of the corporation’s directors and officers to the fullest extent permitted by law and eliminates the personal liability of its directors to the corporation or its stockholders for any breach of fiduciary duty as a director other than any breach of the duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, for acts or omissions arising under Section 174 of the DGCL (payment of dividends) or for any transaction from which the directors derived an improper personal benefit.

The bylaws of Reynolds Finance Company provide that its officers and directors shall be indemnified against any reasonable expense and any liability paid or incurred in connection with any actual or threatened claim, action, suit or proceeding, whether brought by or in the right of the corporation or otherwise, by reason of serving or having served as an officer or director of the corporation or an officer, director, employee, fiduciary or other representative of another entity at the request of Reynolds Finance Company, so long as such indemnification does not contravene the DGCL or other applicable law and provided such officer or director acted in good faith and in a manner reasonably believed was in or not opposed to the best interest of the corporation and with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. The bylaws of Reynolds Finance Company also provide that the indemnification provided for therein shall include the right to have expenses incurred by such person in connection with an action paid in advance of a final disposition of such action, subject to subsequent determination of the right to be so indemnified.

Delaware Limited Liability Companies

The following registrants are limited liability companies formed in the State of Delaware: American Snuff Company, LLC, referred to as American Snuff Co.; and Rosswil LLC, referred to as Rosswil.

Section 18-108 of the Delaware Limited Liability Company Act grants a Delaware limited liability company the power, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreement of American Snuff Co. provides that it will, to the full extent permitted by the Delaware Limited Liability Company Act or other applicable law, indemnify any of its managers, officers or members for any loss, damage or claim incurred by such person in good faith on behalf of American Snuff Co. and in a manner reasonably believed to be within the scope of the authority conferred on such person under the entity’s limited liability company agreement, other than for any loss, damage or claim incurred by such person by reason of gross negligence or willful misconduct. The limited liability company agreement further provides that none of such persons shall be liable to American Snuff Co. or its members for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such person in good faith on behalf of American Snuff Co. and in a manner reasonably believed to be within the scope of the authority conferred on such person, other than for any such loss, damage or claim incurred by reason of such person’s gross negligence or willful misconduct. The limited liability company agreement further provides that, to the fullest extent permitted by law, expenses incurred by managers, officers or members in defending any action, demand, claim, suit or proceeding shall be advanced upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified.

The limited liability company agreement of Rosswil provides that no manager shall have any liability to Rosswil or any member for monetary damages for breach of fiduciary duty as a manager other than for any breach of such manager’s duty of loyalty to the entity or its members, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transactions from which such manager derived an improper personal benefit. The agreement also provides that Rosswil will, except as discussed below, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of Rosswil because such a person is or was a member, manager or officer, or is or was serving at the request of Rosswil as a manager, director, officer or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Rosswil, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. No indemnification shall be made in respect of any claim, issue or matter as to which a member, manager or officer shall have been adjudged to be liable to the entity unless and to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The limited liability company agreement of Rosswil also provides that expenses (including attorneys’ fees) incurred by a member, manager or officer shall be paid by Rosswil in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified.

New Mexico Corporation

Santa Fe Natural Tobacco Company, Inc., referred to as SFNTC, is a corporation incorporated under the laws of the State of New Mexico.

Section 53-11-4.1 of the New Mexico Business Corporation Act, referred to as the NMBCA, empowers a corporation to indemnify any officer or director against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, if the person acted in good faith and the person reasonably believed that, in the case of conduct in the person’s official capacity with the corporation, the person’s conduct was in the best interests of the corporation and in all other cases, that the person’s conduct was at least not opposed to its best interests, and with respect to a criminal proceeding, had no reasonable cause to believe the person’s conduct was unlawful; except that if the proceeding was by or in the right of the corporation, indemnification may be made only against such reasonable expenses and shall not be made in respect of any proceeding in which the person shall have been adjudged to be liable to the corporation. A director or officer shall not be indemnified under this section in respect of any proceeding charging improper personal benefit to such person, whether or not involving action in the person’s official capacity, in which the person shall have been adjudged to be liable on the basis that personal benefit was improperly received by such person. This section empowers a corporation to maintain insurance or furnish similar protection, including, but not limited to, providing a trust fund, a letter of credit, or self-insurance on behalf of any officer or director against any liability asserted against and incurred by the person in such capacity whether or not the corporation would have the power to indemnify the person against such liability under the provisions of this section. Reasonable expenses incurred by a director or officer who is a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of such proceeding if such person furnishes the corporation a written affirmation of his good faith belief that the person has met the standard of conduct necessary for indemnification by the corporation as authorized in this section; such person furnishes the corporation a written undertaking to repay such amount if it shall ultimately be determined that the person has not met such standards of conduct; and a determination is made that the facts then known to those making the determination would not preclude indemnification under this section. The indemnification authorized by Section 53-11-4.1 is not exclusive of any other rights to which an officer or director may be entitled under the articles of incorporation, the bylaws, an agreement, a resolution of shareholders or directors or otherwise.

The restated articles of incorporation of SFNTC provide for the indemnification of each of the corporation’s directors, officers and/or employees or any former director, officer and/or employee, or any person who has served at the request of the corporation as a director or officer of another corporation in which the corporation owns shares of stock or of which it is a creditor, and the personal representative of any such persons, against costs and expenses actually and necessarily incurred by such person in connection with the defense of any action or proceeding in which such person is made a party by reason of being or having been a director, officer and/or employee, except in relation to matters as to which such person is adjudged in such action or proceeding to be liable for actual fraud in the performance of his or her duties. The right to indemnification also includes the right to be paid immediately the costs and expenses of any such action or proceeding upon the incurrence of any such cost or expense. If such director, officer and/or employee or former director, officer and/or employee is adjudged in any action or proceeding to be liable of actual fraud in the performance of his or her duties, such person shall be liable to repay the corporation for any such costs or expenses incurred and paid by the corporation.

The bylaws of SFNTC provide that SFNTC shall indemnify its past, present and future directors and officers (and their executors, administrators or other legal representatives) and hold them harmless to the fullest extent of SFNTC’s power to do so under the NMBCA and applicable law, from and against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the extent that any such director or officer is made a party to such proceeding by reason of the fact that the person is or was a director or officer of SFNTC (or served at the request of SFNTC as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other incorporated or unincorporated enterprise, including service with respect to employee benefit plans or trusts), except in relation to matters as to which any such officer or director shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of his or her duties. The bylaws of SFNTC further provide that SFNTC shall indemnify its past, present and future directors and officers (and their executors, administrators or other legal representatives) from and against all reasonable expense incurred by any such person in defending claims made or suits or proceedings brought against him or her as a director or officer. SFNTC shall pay and reimburse such expenses incurred by any such director or officer in advance of the final disposition of such proceeding if such person furnishes SFNTC a written affirmation of such person’s good faith belief that the person has met the standard of conduct necessary for indemnification by SFNTC; such person furnishes SFNTC a written undertaking to repay such amount if it shall ultimately be determined that the person has not met such standards of conduct; and a determination is made, if required by the NMBCA, that the facts then known to those making the determination would not preclude indemnification.

Directors’ and Officers’ Insurance

Under insurance policies maintained by RAI, the directors and officers of RAI and the other registrants are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers, including liabilities under the Securities Act of 1933, as amended. These insurance policies are designed to make payments on behalf of RAI and the other registrants to their directors and officers pursuant to the indemnification provisions described above as well as with respect to non-indemnifiable claims. These insurance policies maintained by RAI satisfy its obligations under its indemnification agreements with directors and officers.

The merger agreement also requires RAI to maintain for six years following the Lorillard merger directors’ and officers’ liability insurance with respect to facts, events, acts or omissions that occurred prior to the Lorillard merger on terms and conditions not less favorable to the insured persons than the directors’ and officers’ liability insurance coverage maintained by Lorillard at the time the merger agreement was executed and at an annual cost not to exceed 250% of Lorillard’s 2013 aggregate annual premium for such insurance policy.

Item 21. Exhibits and Financial Statement Schedules

(a)	Exhibits.

Exhibit No.	Description of Document

4.1	Rule 144A Form of Reynolds American Inc. old 3.500% Senior Notes due 2016 (incorporated by reference to Exhibit 4.1 to Reynolds American Inc.’s Form 8-K dated July 15, 2015).

4.2	Regulation S Form of Reynolds American Inc. old 3.500% Senior Notes due 2016 (incorporated by reference to Exhibit 4.2 to Reynolds American Inc.’s Form 8-K dated July 15, 2015).

4.3	Rule 144A Form of Reynolds American Inc. old 2.300% Senior Notes due 2017 (incorporated by reference to Exhibit 4.3 to Reynolds American Inc.’s Form 8-K dated July 15, 2015).

4.4	Regulation S Form of Reynolds American Inc. old 2.300% Senior Notes due 2017 (incorporated by reference to Exhibit 4.4 to Reynolds American Inc.’s Form 8-K dated July 15, 2015).

4.5	Rule 144A Form of Reynolds American Inc. old 8.125% Senior Notes due 2019 (incorporated by reference to Exhibit 4.5 to Reynolds American Inc.’s Form 8-K dated July 15, 2015).

4.6	Regulation S Form of Reynolds American Inc. old 8.125% Senior Notes due 2019 (incorporated by reference to Exhibit 4.6 to Reynolds American Inc.’s Form 8-K dated July 15, 2015).

4.7	Rule 144A Form of Reynolds American Inc. old 6.875% Senior Notes due 2020 (incorporated by reference to Exhibit 4.7 to Reynolds American Inc.’s Form 8-K dated July 15, 2015).

4.8	Regulation S Form of Reynolds American Inc. old 6.875% Senior Notes due 2020 (incorporated by reference to Exhibit 4.8 to Reynolds American Inc.’s Form 8-K dated July 15, 2015).

4.9	Rule 144A Form of Reynolds American Inc. old 3.750% Senior Notes due 2023 (incorporated by reference to Exhibit 4.9 to Reynolds American Inc.’s Form 8-K dated July 15, 2015).

4.10	Regulation S Form of Reynolds American Inc. old 3.750% Senior Notes due 2023 (incorporated by reference to Exhibit 4.10 to Reynolds American Inc.’s Form 8-K dated July 15, 2015).

Exhibit No.	Description of Document

4.11	Rule 144A Form of Reynolds American Inc. old 8.125% Senior Notes due 2040 (incorporated by reference to Exhibit 4.11 to Reynolds American Inc.’s Form 8-K dated July 15, 2015).

4.12	Regulation S Form of Reynolds American Inc. old 8.125% Senior Notes due 2040 (incorporated by reference to Exhibit 4.12 to Reynolds American Inc.’s Form 8-K dated July 15, 2015).

4.13	Rule 144A Form of Reynolds American Inc. old 7.000% Senior Notes due 2041 (incorporated by reference to Exhibit 4.13 to Reynolds American Inc.’s Form 8-K dated July 15, 2015).

4.14	Regulation S Form of Reynolds American Inc. old 7.000% Senior Notes due 2041 (incorporated by reference to Exhibit 4.14 to Reynolds American Inc.’s Form 8-K dated July 15, 2015).

4.15	Form of Reynolds American Inc. new 3.500% Senior Notes due 2016, 2.300% Senior Notes due 2017, 8.125% Senior Notes due 2019, 6.875% Senior Notes due 2020, 3.750% Senior Notes due 2023, 8.125% Senior Notes due 2040, and 7.000% Senior Notes due 2041.

4.16	Indenture, dated May 31, 2006, among Reynolds American Inc. and certain of its subsidiaries as guarantors and The Bank of New York Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to Reynolds American Inc.’s Form 8-K dated May 31, 2006).

4.17	First Supplemental Indenture, dated September 30, 2006, to Indenture, dated May 31, 2006, among Reynolds American Inc. and certain of its subsidiaries as guarantors, and The Bank of New York Trust Company, N.A., as successor to The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to Reynolds American Inc.’s Form 8-K dated September 30, 2006).

4.18	Second Supplemental Indenture, dated February 6, 2009, to Indenture, dated May 31, 2006, as supplemented by the First Supplemental Indenture, dated September 30, 2006, among Reynolds American Inc. and certain of its subsidiaries, as guarantors, and The Bank of New York Mellon Trust Company, N.A., f/k/a The Bank of New York Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.21 to Reynolds American Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed February 23, 2009).

4.19	Third Supplemental Indenture, dated September 17, 2013, to Indenture, dated May 31, 2006, by and among Reynolds American Inc., as issuer, and certain of its subsidiaries as guarantors, and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.3 to Reynolds American Inc.’s Form 8-K, dated September 12, 2013).

4.20	Fourth Supplemental Indenture, dated September 2, 2015, to Indenture dated May 31, 2006, among Reynolds American Inc. and certain of its subsidiaries as guarantors and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to Reynolds American Inc.’s Form 8-K, dated August 31, 2015).

5.1	Opinion of Kilpatrick Townsend & Stockton LLP.

5.2	Opinion of Betzer, Roybal & Eisenberg P.C.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Kilpatrick Townsend & Stockton LLP (included in Exhibit 5.1).

23.2	Consent of Betzer, Roybal & Eisenberg, P.C. (included in Exhibit 5.2).

23.3	Consent of KPMG LLP.

23.4	Consent of Deloitte & Touche LLP.

24.2	Powers of Attorney of the Registrants (contained on the signature pages).

Exhibit No.	Description of Document

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee under Reynolds American Inc.’s Indenture dated May 31, 2006.

99.1	Form of Letter of Transmittal.

99.2	Form of Notice of Guaranteed Delivery.

99.3	Form of Notice to Investors.

99.4	Form of Notice to Broker Dealers.

Item 22. Undertakings.

(a)	The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end or the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report of Reynolds American Inc. pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on November 4, 2015.

REYNOLDS AMERICAN INC.

By:	/s/ Susan M. Cameron
Name:	Susan M. Cameron
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints McDara P. Folan, III, Robert A. Emken, Jr. and Constantine E. Tsipis, and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of November 4, 2015.

Signature	Title

/s/ Susan M. Cameron Susan M. Cameron	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Andrew D. Gilchrist Andrew D. Gilchrist	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Frederick W. Smothers Frederick W. Smothers	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Thomas C. Wajnert Thomas C. Wajnert	Chairman of the Board and Director

/s/ John P. Daly John P. Daly	Director

Signature	Title

/s/ Martin D. Feinstein Martin D. Feinstein	Director

/s/ Luc Jobin Luc Jobin	Director

/s/ Murray S. Kessler Murray S. Kessler	Director

/s/ Holly Keller Koeppel Holly Keller Koeppel	Director

/s/ Robert Lerwill Robert Lerwill	Director

/s/ Nana Mensah Nana Mensah	Director

/s/ Lionel L. Nowell III Lionel L. Nowell III	Director

/s/ Ricardo Oberlander Ricardo Oberlander	Director

/s/ Ronald S. Rolfe Ronald S. Rolfe	Director

/s/ Richard E. Thornburgh Richard E. Thornburgh	Director

/s/ John J. Zillmer John J. Zillmer	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on November 4, 2015.

R. J. REYNOLDS TOBACCO COMPANY

By:	/s/ Debra A. Crew
Name:	Debra A. Crew
Title:	President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints McDara P. Folan, III, Robert A. Emken, Jr. and Constantine E. Tsipis, and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of November 4, 2015.

Signature	Title

/s/ Debra A. Crew Debra A. Crew	President, Chief Operating Officer and Director (Principal Executive Officer)

/s/ Mark A. Peters Mark A. Peters	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)

/s/ Daniel J. Herko Daniel J. Herko	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on November 4, 2015.

R. J. REYNOLDS TOBACCO CO.

By:	/s/ McDara P. Folan, III
Name:	McDara P. Folan, III
Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints McDara P. Folan, III, Robert A. Emken, Jr. and Constantine E. Tsipis, and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of November 4, 2015.

Signature	Title

/s/ McDara P. Folan, III McDara P. Folan, III	President and Director (Principal Executive Officer)

/s/ Daniel A. Fawley Daniel A. Fawley	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on November 4, 2015.

REYNOLDS FINANCE COMPANY

By:	/s/ Caroline M. Price
Name:	Caroline M. Price
Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints McDara P. Folan, III, Robert A. Emken, Jr. and Constantine E. Tsipis, and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of November 4, 2015.

Signature	Title

/s/ Caroline M. Price Caroline M. Price	President and Director (Principal Executive Officer)

/s/ Dale L. Orrell Dale L. Orrell	Treasurer and Director (Principal Financial Officer)

/s/ Barbara J. Aldridge Barbara J. Aldridge	Vice President and Director (Principal Accounting Officer)

/s/ Donald J. Puglisi Donald J. Puglisi	Director

/s/ Gordon W. Stewart Gordon W. Stewart	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on November 4, 2015.

REYNOLDS INNOVATIONS INC.

By:	/s/ David A. Shirlen
Name:	David A. Shirlen
Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints McDara P. Folan, III, Robert A. Emken, Jr. and Constantine E. Tsipis, and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of November 4, 2015.

Signature	Title

/s/ David A. Shirlen David A. Shirlen	President and Director (Principal Executive Officer)

/s/ Daniel A. Fawley Daniel A. Fawley	Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ McDara P. Folan, III McDara P. Folan, III	Director

/s/ William M. Bryner William M. Bryner	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oxford, State of North Carolina, on November 4, 2015.

SANTA FE NATURAL TOBACCO COMPANY, INC.

By:	/s/ Michael A. Little
Name:	Michael A. Little
Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints McDara P. Folan, III, Robert A. Emken, Jr. and Constantine E. Tsipis, and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of November 4, 2015.

Signature	Title

/s/ Michael A. Little Michael A. Little	President and Director (Principal Executive Officer)

/s/ Daniel A. Fawley Daniel A. Fawley	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ Robert A. Emken, Jr. Robert A. Emken, Jr.	Director

/s/ Brent M. Sabo Brent M. Sabo	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on November 4, 2015.

ROSSWIL LLC

By:	/s/ McDara P. Folan, III
Name:	McDara P. Folan, III
Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints McDara P. Folan, III, Robert A. Emken, Jr. and Constantine E. Tsipis, and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of November 4, 2015.

Signature	Title

/s/ McDara P. Folan, III McDara P. Folan, III	President and Manager (Principal Executive Officer)

/s/ Daniel A. Fawley Daniel A. Fawley	Vice President, Treasurer and Manager (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on November 4, 2015.

AMERICAN SNUFF COMPANY, LLC

By:	/s/ Randall M. Spach
Name:	Randall M. Spach
Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints McDara P. Folan, III, Robert A. Emken, Jr. and Constantine E. Tsipis, and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of November 4, 2015.

Signature	Title

/s/ Randall M. Spach Randall M. Spach	President and Manager (Principal Executive Officer)

/s/ Daniel A. Fawley Daniel A. Fawley	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ Daniel A. Range Daniel A. Range	Manager

/s/ William Paul Scott William Paul Scott	Manager

/s/ David T. Turfler David T. Turfler	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on November 4, 2015.

CONWOOD HOLDINGS, INC.

By:	/s/ McDara P. Folan, III
Name:	McDara P. Folan, III
Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints McDara P. Folan, III, Robert A. Emken, Jr. and Constantine E. Tsipis, and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of November 4, 2015.

Signature	Title

/s/ McDara P. Folan, III McDara P. Folan, III	President and Director (Principal Executive Officer)

/s/ Daniel A. Fawley Daniel A. Fawley	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on November 4, 2015.

R.J. REYNOLDS TOBACCO HOLDINGS, INC.

By:	/s/ Andrew D. Gilchrist
Name:	Andrew D. Gilchrist
Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints McDara P. Folan, III, Robert A. Emken, Jr. and Constantine E. Tsipis, and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of November 4, 2015.

Signature	Title

/s/ Andrew D. Gilchrist Andrew D. Gilchrist	President (Principal Executive Officer)

/s/ Daniel A. Fawley Daniel A. Fawley	Senior Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

/s/ McDara P. Folan, III McDara P. Folan, III	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on November 4, 2015.

R. J. REYNOLDS GLOBAL PRODUCTS, INC.

By:	/s/ Debra A. Crew
Name:	Debra A. Crew
Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints McDara P. Folan, III, Robert A. Emken, Jr. and Constantine E. Tsipis, and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of November 4, 2015.

Signature	Title

/s/ Debra A. Crew Debra A. Crew	President and Director (Principal Executive Officer)

/s/ Daniel A. Fawley Daniel A. Fawley	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

/s/ McDara P. Folan, III McDara P. Folan, III	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on November 4, 2015.

RAI SERVICES COMPANY

By:	/s/ Susan M. Cameron
Name:	Susan M. Cameron
Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints McDara P. Folan, III, Robert A. Emken, Jr. and Constantine E. Tsipis, and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of November 4, 2015.

Signature	Title

/s/ Susan M. Cameron Susan M. Cameron	President (Principal Executive Officer)

/s/ Andrew D. Gilchrist Andrew D. Gilchrist	Executive Vice President, Chief Financial Officer, Chief Information Officer and Director (Principal Financial Officer)

/s/ Daniel A. Fawley Daniel A. Fawley	Senior Vice President and Treasurer (Principal Accounting Officer)

/s/ Lisa J. Caldwell Lisa J. Caldwell	Director

/s/ Martin L. Holton III Martin L. Holton III	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on November 4, 2015.

LORILLARD LICENSING COMPANY LLC

By:	/s/ David A. Shirlen
Name:	David A. Shirlen
Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints McDara P. Folan, III, Robert A. Emken, Jr. and Constantine E. Tsipis, and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of November 4, 2015.

Signature	Title

/s/ David A. Shirlen David A. Shirlen	President and Manager (Principal Executive Officer)

/s/ Daniel A. Fawley Daniel A. Fawley	Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ William M. Bryner William M. Bryner	Manager

/s/ McDara P. Folan, III McDara P. Folan, III	Manager

EXHIBIT INDEX

Exhibit No.	Description of Document

4.1	Rule 144A Form of Reynolds American Inc. old 3.500% Senior Notes due 2016 (incorporated by reference to Exhibit 4.1 to Reynolds American Inc.’s Form 8-K dated July 15, 2015).

4.2	Regulation S Form of Reynolds American Inc. old 3.500% Senior Notes due 2016 (incorporated by reference to Exhibit 4.2 to Reynolds American Inc.’s Form 8-K dated July 15, 2015).

4.3	Rule 144A Form of Reynolds American Inc. old 2.300% Senior Notes due 2017 (incorporated by reference to Exhibit 4.3 to Reynolds American Inc.’s Form 8-K dated July 15, 2015).

4.4	Regulation S Form of Reynolds American Inc. old 2.300% Senior Notes due 2017 (incorporated by reference to Exhibit 4.4 to Reynolds American Inc.’s Form 8-K dated July 15, 2015).

4.5	Rule 144A Form of Reynolds American Inc. old 8.125% Senior Notes due 2019 (incorporated by reference to Exhibit 4.5 to Reynolds American Inc.’s Form 8-K dated July 15, 2015).

4.6	Regulation S Form of Reynolds American Inc. old 8.125% Senior Notes due 2019 (incorporated by reference to Exhibit 4.6 to Reynolds American Inc.’s Form 8-K dated July 15, 2015).

4.7	Rule 144A Form of Reynolds American Inc. old 6.875% Senior Notes due 2020 (incorporated by reference to Exhibit 4.7 to Reynolds American Inc.’s Form 8-K dated July 15, 2015).

4.8	Regulation S Form of Reynolds American Inc. old 6.875% Senior Notes due 2020 (incorporated by reference to Exhibit 4.8 to Reynolds American Inc.’s Form 8-K dated July 15, 2015).

4.9	Rule 144A Form of Reynolds American Inc. old 3.750% Senior Notes due 2023 (incorporated by reference to Exhibit 4.9 to Reynolds American Inc.’s Form 8-K dated July 15, 2015).

4.10	Regulation S Form of Reynolds American Inc. old 3.750% Senior Notes due 2023 (incorporated by reference to Exhibit 4.10 to Reynolds American Inc.’s Form 8-K dated July 15, 2015).

4.11	Rule 144A Form of Reynolds American Inc. old 8.125% Senior Notes due 2040 (incorporated by reference to Exhibit 4.11 to Reynolds American Inc.’s Form 8-K dated July 15, 2015).

4.12	Regulation S Form of Reynolds American Inc. old 8.125% Senior Notes due 2040 (incorporated by reference to Exhibit 4.12 to Reynolds American Inc.’s Form 8-K dated July 15, 2015).

4.13	Rule 144A Form of Reynolds American Inc. old 7.000% Senior Notes due 2041 (incorporated by reference to Exhibit 4.13 to Reynolds American Inc.’s Form 8-K dated July 15, 2015).

4.14	Regulation S Form of Reynolds American Inc. old 7.000% Senior Notes due 2041 (incorporated by reference to Exhibit 4.14 to Reynolds American Inc.’s Form 8-K dated July 15, 2015).

4.15	Form of Reynolds American Inc. new 3.500% Senior Notes due 2016, 2.300% Senior Notes due 2017, 8.125% Senior Notes due 2019, 6.875% Senior Notes due 2020, 3.750% Senior Notes due 2023, 8.125% Senior Notes due 2040, and 7.000% Senior Notes due 2041.

4.16	Indenture, dated May 31, 2006, among Reynolds American Inc. and certain of its subsidiaries as guarantors and The Bank of New York Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to Reynolds American Inc.’s Form 8-K dated May 31, 2006).

4.17	First Supplemental Indenture, dated September 30, 2006, to Indenture, dated May 31, 2006, among Reynolds American Inc. and certain of its subsidiaries as guarantors, and The Bank of New York Trust Company, N.A., as successor to The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to Reynolds American Inc.’s Form 8-K dated September 30, 2006).

Exhibit No.	Description of Document

4.18	Second Supplemental Indenture, dated February 6, 2009, to Indenture, dated May 31, 2006, as supplemented by the First Supplemental Indenture, dated September 30, 2006, among Reynolds American Inc. and certain of its subsidiaries, as guarantors, and The Bank of New York Mellon Trust Company, N.A., f/k/a The Bank of New York Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.21 to Reynolds American Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed February 23, 2009).

4.19	Third Supplemental Indenture, dated September 17, 2013, to Indenture, dated May 31, 2006, by and among Reynolds American Inc., as issuer, and certain of its subsidiaries as guarantors, and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.3 to Reynolds American Inc.’s Form 8-K, dated September 12, 2013).

4.20	Fourth Supplemental Indenture, dated September 2, 2015, to Indenture dated May 31, 2006, among Reynolds American Inc. and certain of its subsidiaries as guarantors and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to Reynolds American Inc.’s Form 8-K, dated August 31, 2015).

5.1	Opinion of Kilpatrick Townsend & Stockton LLP.

5.2	Opinion of Betzer, Roybal & Eisenberg P.C.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Kilpatrick Townsend & Stockton LLP (included in Exhibit 5.1).

23.2	Consent of Betzer, Roybal & Eisenberg, P.C. (included in Exhibit 5.2).

23.3	Consent of KPMG LLP.

23.4	Consent of Deloitte & Touche LLP.

24.2	Powers of Attorney of the Registrants (contained on the signature pages).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee under Reynolds American Inc.’s Indenture dated May 31, 2006.

99.1	Form of Letter of Transmittal.

99.2	Form of Notice of Guaranteed Delivery.

99.3	Form of Notice to Investors.

99.4	Form of Notice to Broker Dealers.